Filed pursuant to Rule 424(h)
Registration Statement No. 333-275606

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. These securities may not be sold without delivery of a final prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION — DATED SEPTEMBER 30, 2026

$1,015,780,000 Automobile Receivables Backed Notes

GM Financial Consumer Automobile Receivables Trust 2026-4

Issuing Entity (CIK No. 0002147611)

AFS SenSub Corp.

Depositor (CIK No. 0001347185)

Sponsor and Servicer (CIK No. 0001002761)

We suggest that you read the section entitled “Risk Factors” on page 19 of this prospectus and consider the factors in that section before making a decision to invest in the notes.

The notes are automobile loan asset-backed securities which represent obligations of the issuing entity and are not interests in or obligations of any other person or entity.

Neither the notes nor the automobile loan contracts will be insured or guaranteed by any governmental agency or instrumentality.

You should retain this prospectus for future reference.

The issuing entity will issue -

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seven classes of notes that are offered by this prospectus; and

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all or a portion of one or more of the other classes of notes may be retained by the depositor or its affiliates.

The notes -

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are backed by a pledge of assets of the issuing entity. The assets of the issuing entity securing the notes will include a pool of automobile loan contracts secured by new and used automobiles, light duty trucks and utility vehicles;

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receive monthly distributions on the sixteenth day of each month, or, if not a business day, then on the next business day, beginning on November 16, 2026; and

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currently have no trading market.

Credit enhancement for the notes offered by this prospectus will consist of -

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excess cashflow collected on the pool of automobile loan contracts;

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overcollateralization resulting from the excess of the adjusted pool balance over the aggregate principal amount of the notes;

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a yield supplement overcollateralization amount intended to compensate for the low annual percentage rates on some of the automobile loan contracts;

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the subordination of each class of notes to those classes senior to it; and

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a reserve account that can be used to cover payments of timely interest, parity principal payments and ultimate principal on the notes.

		Principal Amount	Interest Rate	Final Scheduled Distribution Date	Price to Public(1)	Underwriting Discounts	Proceeds to Seller(2)
Class A-1 Notes		$ 198,000,000	__%	October 18, 2027	________%	____%	________%

Class A-2-A Notes(3)			__%	October 16, 2029	________%	____%	________%

Class A-2-B Notes(3)	}	$ 355,610,000	30-day average SOFR + ___%(4)(5)	October 16, 2029	________%	____%	________%

Class A-3 Notes		$ 355,610,000	__%	November 17, 2031	________%	____%	________%

Class A-4 Notes		$ 74,180,000	__%	June 16, 2032	________%	____%	________%

Class B Notes		$ 16,710,000	__%	August 16, 2032	________%	____%	________%

Class C Notes		$ 15,670,000	__%	April 17, 2034	________%	____%	________%

		$ 1,015,780,000			$_________	$_______	$________

(1)	Plus accrued interest, if any, from October 14, 2026.
(2)	Before deducting expenses, estimated to be $1,000,000.
(3)

The allocation of the aggregate initial principal amount of the Class A-2 Notes between the Class A-2-A Notes and the Class A-2-B Notes will be determined on or before the date of pricing. The issuing entity expects that the initial principal amount of the Class A-2-B Notes will not exceed $266,700,000.

(4)

The Class A-2-B Notes will accrue interest at a floating rate initially based on 30-day average SOFR. For more information on how 30-day average SOFR is determined, see “Description of the Notes—Determination of SOFR”.

(5)	If the sum of 30-day average SOFR +__% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners
Deutsche Bank Securities	J.P. Morgan	MUFG	SMBC Nikko	TD Securities

Co-Managers for the Class A Notes
BNP PARIBAS	Credit Agricole Securities	Great Pacific Securities	SOCIETE GENERALE

Prospectus dated October __, 2026.

This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover of this prospectus.

Until ninety (90) days after the date of this prospectus, all dealers that buy, sell or trade the notes may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice about the Information Presented in this Prospectus

•	You should rely only on information provided or referenced in this prospectus. We have not authorized anyone to provide you with different information.

•

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page provides the pages on which these captions are located.

Where You Can Find More Information

The depositor, AFS SenSub Corp., as registrant, filed with the Securities and Exchange Commission, or the “Commission”, or the “SEC”, under the Commission file number 333-275606, a registration statement under the Securities Act of 1933, as amended, or the “Securities Act”, with respect to the notes offered pursuant to this prospectus. This prospectus, which forms a part of the registration statement, omits certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

As long as the issuing entity is required to report under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, the issuing entity will file, or the servicer or the depositor will file for the issuing entity, annual reports on Form 10-K and distribution reports on Form 10-D, monthly asset-level data files and related documents on Form ABS-EE, any current reports on Form 8-K, and amendments to those reports with the Commission under the file number 333-275606-11. A copy of any reports may be obtained by any noteholder by request to the servicer.

The depositor engaged a third party to assist in certain components of the review of the automobile loan contracts that is described under “Depositor Review of Automobile Loan Contracts.” The report produced by that third party is a “third-party due diligence report” pursuant to Rule 15Ga-2 of the Exchange Act, and the findings and conclusions of that report were therefore filed with the Commission on Form ABS-15G on September 25, 2026 under file number 333-275606.

A number of items are incorporated by reference into this prospectus. See “Incorporation by Reference” for a description of incorporation by reference.

The Commission maintains a website containing reports, proxy materials, information statements and other information regarding issuers that file electronically with the Commission. The address is http://www.sec.gov.

You may request a free copy of any of the filings incorporated by reference into this prospectus by writing or calling: GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000. You may obtain more information about GM Financial at https://www.gmfinancial.com. The information about GM Financial’s website in the immediately preceding sentence and its content is not incorporated by reference into this prospectus.

Notice to Investors: United Kingdom

PROHIBITION ON SALES TO U.K. RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY U.K. RETAIL INVESTOR IN THE UNITED KINGDOM (“U.K.”). FOR THESE PURPOSES: (1) THE EXPRESSION “U.K. RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF U.K. DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018, AS AMENDED (THE “EUWA”), AND AS AMENDED; OR (II) NOT A QUALIFIED INVESTOR (“U.K. QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024, AS AMENDED (THE “POATRS”); AND (2) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED NOTES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED NOTES.

CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK, AS AMENDED (THE “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE U.K.’S FINANCIAL CONDUCT AUTHORITY, AS AMENDED (THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO U.K. RETAIL INVESTORS IN THE U.K. HAS BEEN PREPARED; AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY U.K. RETAIL INVESTOR IN THE U.K. MAY BE UNLAWFUL UNDER THE DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER U.K. OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE U.K. WILL BE MADE ONLY TO U.K. QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF NOTES IN THE U.K. MAY ONLY DO SO WITH RESPECT TO U.K. QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE U.K. OTHER THAN TO U.K. QUALIFIED INVESTORS.

OTHER U.K. REGULATORY RESTRICTIONS

WITHIN THE U.K., THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS (I) HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), (II) FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER, OR (III) TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE U.K., THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE U.K., ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES,

INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE U.K. OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”).

POTENTIAL INVESTORS IN THE U.K. ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE U.K. REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE NOTES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME.

Notice to Investors: European Economic Area

PROHIBITION ON SALES TO E.U. RETAIL INVESTORS

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY E.U. RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES: (1) THE EXPRESSION “E.U. RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“E.U. QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS AMENDED (THE “E.U. PROSPECTUS REGULATION”); AND (2) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED NOTES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED NOTES.

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS AMENDED (THE “E.U. PRIIPS REGULATION”) FOR OFFERING, SELLING OR DISTRIBUTING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO E.U. RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE NOTES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY E.U. RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE E.U. PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE E.U. PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF NOTES IN THE EEA WILL BE MADE ONLY TO E.U. QUALIFIED INVESTORS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER OF NOTES IN THE EEA MAY ONLY DO SO WITH RESPECT TO E.U. QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE EEA OTHER THAN TO E.U. QUALIFIED INVESTORS.

Forward-Looking Statements

Any projections, expectations and estimates in this prospectus are not historical in nature but are forward-looking statements based on information and assumptions the sponsor and the depositor consider reasonable. Forward-looking statements are about circumstances and events that have not yet taken place, so they are uncertain and may vary materially from actual events. Neither the sponsor nor the depositor is obligated to update or revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus.

Summary of Risk Factors

The following is only a limited summary of the risks related to this transaction. You should carefully read and consider the risk factors set forth under “Risk Factors,” as well as all other information contained in this prospectus.

•

High unemployment, lack of available credit and the occurrence of other significant global or regional events that impact consumer confidence and disposable income, including a financial crisis, economic downturn or recession, a public health crisis, epidemic or pandemic, a natural disaster or geopolitical conflict, war or other military conflict, are likely to lead to increased delinquencies, defaults, repossessions and losses on the automobile loan contracts and could result in losses on the notes.

•

There are only limited assets supporting the notes. If there are losses on the notes, the subordinate classes of notes are more sensitive to losses than more senior classes of notes. Noteholders will not have recourse against the sponsor or any other party for losses on the notes.

•

A variety of factors can affect the rate at which your notes amortize, including the rate at which obligors prepay their automobile loan contracts, repurchases by the sponsor or the depositor for breaches of representations or warranties, repurchases by the servicer for breaches of certain servicing covenants, acceleration of the notes upon the occurrence of an event of default or exercise by the servicer or the depositor of its right to redeem the notes, which could cause repayment of principal on the notes at a different rate than you expect.

•	There may not be a secondary market for the notes and you may not be able to sell your notes even though you may want to sell.

•	SOFR is a relatively new reference rate which could have an adverse impact on the Floating Rate Notes.

•

Even though the Class A-2-B Notes are floating-rate notes, the issuing entity will not enter into any interest rate hedges to mitigate the interest rate risk. An increase in SOFR (or any alternative benchmark rate adopted by the sponsor) will increase the amount due as interest payments on the Floating Rate Notes without any corresponding increase in the interest due on the automobile loan contracts which may cause you to experience delays or reductions in the payments on your notes.

•	There are risks associated with the characteristics and performance of the automobile loan contracts. Adverse events in geographic areas where there is a high concentration of automobile loan contracts may increase the losses and delinquencies on automobile loan contracts in those areas, which may cause losses on the notes.

•

Any adverse change in the value of a specific vehicle model, including due to a vehicle recall by the manufacturer, could increase the delinquency or loss experience of related automobile loan contracts and could cause losses on the notes, especially if there is a high concentration of the specific vehicle model in the pool of automobile loan contracts.

•	Losses and delinquencies on the automobile loan contracts in the pool may differ from the sponsor’s historical loss and delinquency levels.

•	An insolvency of the sponsor, the depositor or the issuing entity may cause payments on the notes to be reduced or delayed.

•

The sponsor, in its capacity as servicer, will commingle collections with the sponsor’s general corporate funds. If a bankruptcy proceeding is commenced with respect to the servicer, the trust collateral agent may not have a perfected security interest in those collections and they may be unavailable to noteholders.

•

Federal and state laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loan contracts. As a result, you may experience delays in receiving payments and suffer losses on your notes.

•

The sponsor is subject to a wide variety of laws and regulations, including supervision by the Consumer Financial Protection Bureau, and various legal and regulatory proceedings and governmental investigations in the ordinary course of the sponsor’s business. An adverse outcome in one or more proceedings or investigations could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm.

•

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

•

The effects of climate change and the ongoing efforts to mitigate its impact, including through climate change-related legislation and regulation, may have a negative effect on the issuing entity and may cause losses on the notes.

Summary of Transaction Parties (1)

Flow of Funds(1)

Summary of Prospectus

•

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, carefully read this entire prospectus.

•

This summary provides an overview of certain calculations, cashflows and other information to aid your understanding and is qualified by the full description of these calculations, cashflows and other information in this prospectus.

•

There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” beginning on page 19 of this prospectus and consider the risk factors described in that section before making a decision to invest in the notes.

The Issuing Entity

GM Financial Consumer Automobile Receivables Trust 2026-4, or the “issuing entity”, is a Delaware statutory trust. The issuing entity will issue the notes and be liable for their payment. The issuing entity’s principal asset will be a pool of automobile loan contracts secured by new and used automobiles, light duty trucks and utility vehicles.

The Depositor

AFS SenSub Corp., or the “depositor”, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of GM Financial. The depositor will sell the pool of automobile loan contracts to the issuing entity.

The Sponsor and the Servicer

AmeriCredit Financial Services, Inc. d/b/a GM Financial, or another GM Financial Brand, “GM Financial”, or the “sponsor”, or the “servicer”, is a Delaware corporation. GM Financial services under the “GM Financial” brand and may service under other GM affiliate brand names. GM Financial’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and its telephone number is (817) 302-7000.

The sponsor either purchased the automobile loan contracts without recourse from automobile dealers or directly originated the automobile loan contracts with consumers. The sponsor will sell the automobile loan contracts to the depositor and, in its capacity as servicer, will service the automobile loan contracts on behalf of the issuing entity.

The Trustee and Trust Collateral Agent

The Bank of New York Mellon, or the “trustee”, or the “trust collateral agent” is a New York banking corporation. The trustee will serve as trustee and trust collateral agent pursuant to the indenture and as trust collateral agent pursuant to the sale and servicing agreement.

The Owner Trustee

Wilmington Trust Company, or the “owner trustee”, is a Delaware trust company. Wilmington Trust Company will serve as owner trustee not in its individual capacity but solely as owner trustee of the issuing entity, pursuant to the trust agreement.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, or the “asset representations reviewer”, is a Delaware limited liability company. Clayton Fixed Income Services LLC will serve as asset representations reviewer pursuant to the asset representations review agreement.

Cutoff Date

September 1, 2026. The issuing entity will receive amounts collected on the automobile loan contracts after this date.

Closing Date

On or about October 14, 2026.

Description of the Securities

The issuing entity will issue the asset-backed notes pursuant to the indenture. The notes are designated as the “Class A-1 Notes”, the “Class A-2-A Notes”, the “Class A-2-B Notes”, the “Class A-3 Notes”, the “Class A-4 Notes”, the “Class B Notes” and the “Class C Notes”. The Class A-2-B Notes are sometimes referred to as the “Floating Rate Notes.” The Class A-2-A Notes and the Class A-2-B Notes, collectively, are sometimes referred to as the “Class A-2 Notes” and constitute a single class having equal rights to payments of principal and interest, which will be made on a pro rata basis based on the outstanding principal amounts of the Class A-2-A Notes and Class A-2-B Notes, respectively. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes are the “Class A Notes”. A residual certificate representing the residual interest in the issuing entity will also be issued pursuant to the trust agreement, but the residual certificate will initially be retained by the depositor or an affiliate and is not being offered pursuant to this prospectus.

The Class A Notes, the Class B Notes and the Class C Notes are being offered by this prospectus and are sometimes referred to as the “publicly offered notes,” the “notes” or the “offered notes”.

All or a portion of one or more of the other classes of notes may be retained by the depositor or its affiliates. For more information, see “Risk Factors—Risks Related to the Characteristics of the Notes—Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.”

Each class of notes will have the initial principal amount, interest rate and final scheduled distribution date listed in the following table:

Publicly Offered Notes

Class		Initial Principal Amount	Interest Rate	Final Scheduled Distribution Date
A-1		$ 198,000,000%		October 18, 2027
A-2-A(1)			%	October 16, 2029
A-2-B(1)	}	$ 355,610,000	30-day average SOFR + %(2)(3)	October 16, 2029
A-3		$ 355,610,000%		November 17, 2031
A-4		$ 74,180,000%		June 16, 2032
B		$ 16,710,000%		August 16, 2032
C		$ 15,670,000%		April 17, 2034

(1) The allocation of the aggregate initial principal amount of the Class A-2 Notes between the Class A-2-A Notes and the Class A-2-B Notes will be determined on or before the date of pricing. The issuing entity expects that the initial principal amount of the Class A-2-B Notes will not exceed $266,700,000.

(2) The Class A-2-B Notes will accrue interest at a floating rate initially based on 30-day average SOFR. For more information on how 30-day average SOFR is determined, see “Description of the Notes—Determination of SOFR.”

(3) If the sum of 30-day average SOFR + % is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

Interest on each class of notes will accrue during each interest period at the applicable interest rate.

With respect to the Floating Rate Notes, interest will accrue at a floating rate initially based on 30-day average SOFR, as described further under “Description of the Notes—Determination of SOFR.”

The SOFR determination date for each interest period will be the second SOFR business day prior to the date on which such interest period begins. For more information regarding the calculation of 30-day average SOFR see “Description of the Notes—Determination of SOFR.”

The publicly offered notes will initially be issued in book-entry form only and will be issued in minimum denominations of $1,000 and integral multiples of $1,000 (except for one note of each class which may be issued in a denomination other than an integral multiple of $1,000).

The notes will not be listed on any securities exchange.

You may hold your publicly offered notes through The Depository Trust Company in the United States or through Clearstream Banking, société anonyme in Europe.

The notes will be secured solely by the pool of automobile loan contracts and the other assets of the issuing entity which are described under “—The Trust Property.”

Distribution Dates

•	For as long as the sponsor is the servicer, the distribution date will be the sixteenth day of each month, subject to the business day rule set forth below, commencing on November 16, 2026. If the sponsor is no longer acting as servicer, the distribution date may be a different day of the month, subject to the business day rule set forth below.

•	Business day rule:

If any distribution date is not a business day, then the distribution due on that date will be made on the next business day.

•	Record dates:

The record date for each distribution date is the close of business on the business day immediately preceding that distribution date. The record date is the date as of which the trust collateral agent will fix the identity of noteholders. Noteholders whose identities are fixed on a record date will receive payments on the related distribution date.

•	Collection periods:

The collection period for each distribution date is the calendar month immediately preceding the calendar month in which that distribution date occurs or, for the first distribution date, the period after the cutoff date through and including October 31, 2026. Amounts received on the trust property during each collection period will be used to make the payments described below under “—Payments” on the related distribution date.

Payments

As further described under the section of this prospectus entitled “Description of the Transaction Documents — Distributions — Distribution Date Payments,” the servicer will instruct the trust collateral agent to make distributions from available funds on each distribution date in the following order of priority (except in those circumstances when the priority of payments set forth under “—Events of Default” is applicable):

1.

to the servicer, the servicing fee for the related collection period, any supplemental servicing fees for the related collection period, any reimbursements for mistaken deposits and other related amounts and certain other amounts due on the automobile loan contracts that the servicer is entitled to retain; and to the sponsor, amounts deposited into the collection account but not related to interest, principal or extension fees due on the automobile loan contracts;

2.

on a pro rata basis, to the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), in each case subject to a maximum specified annual limit;

3.	to pay interest due on the Class A Notes;

4.

to the noteholders, which amount will be paid out as described under “—Principal”, the “first priority principal distribution amount” which is an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes (before giving effect to any principal payments made on such distribution date) over (b) the pool balance, as of the last day of the related collection period, minus the yield supplement overcollateralization amount for such distribution date (which amount is referred to in this prospectus as the

“adjusted pool balance”); provided, that, for the final scheduled distribution date of any class of Class A Notes, the first priority principal distribution amount will not be less than the amount necessary to reduce the outstanding principal amount of such class of Class A Notes to zero;

5.	to pay interest due on the Class B Notes;

6.

to the noteholders, which amount will be paid out as described under “—Principal”, the “second priority principal distribution amount” which is an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and Class B Notes (before giving effect to any principal payments made on such distribution date) over (ii) the adjusted pool balance for such distribution date, minus (b) the first priority principal distribution amount for such distribution date; provided, that, for the final scheduled distribution date of the Class B Notes, the second priority principal distribution amount will not be less than the amount necessary to reduce the outstanding principal amount of the Class B Notes to zero;

7.	to pay interest due on the Class C Notes;

8.

to the noteholders, which amount will be paid out as described under “—Principal”, the “third priority principal distribution amount” which is an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes, Class B Notes and Class C Notes (before giving effect to any principal payments made on such distribution date) over (ii) the adjusted pool balance for such distribution date, minus (b) the sum of the first priority principal distribution amount and second priority principal distribution amount for such distribution date; provided, that, for the final scheduled distribution date of the Class C Notes, the third priority principal distribution amount will not be less than the amount necessary to reduce the outstanding principal amount of the Class C Notes to zero;

9.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the specified reserve account amount;

10.	to pay principal to achieve the target amount of overcollateralization, which amount will be paid out as described under “—Principal”;

11.

on a pro rata basis, to pay each of the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer any fees, expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in the sale and servicing agreement; and

12.	to pay all remaining amounts to the certificateholder.

Sale of Automobile Loan Contracts

In certain circumstances the servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sponsor, the depositor or the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. Furthermore, in no event may more than 20% of the initial number of automobile loan contracts in the pool be sold by the issuing entity in this manner.

Interest

Interest on the notes will be payable on each distribution date. The interest period relating to each distribution date will be the period from and including the most recent distribution date on which interest has been paid—or, in the case of the first distribution date, from and including the closing date—to but excluding the related distribution date. Interest on the notes of each class will accrue at the interest rate for that class during each interest period. Interest payable on the Class A Notes will be paid pari passu to the holders of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on an “actual/360” basis. Interest on the other classes of notes will be calculated on a “30/360” basis.

Principal

The classes of notes are “sequential pay” classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 6, 8 and 10 of “—Payments” above will be aggregated and will be paid out in the following order of priority (except in those circumstances when the priority of payments set forth below in “—Events of Default” is applicable):

1.	to the Class A-1 Notes, until they are paid off;

2.	to the Class A-2 Notes pro rata between the Class A-2-A Notes and the Class A-2-B Notes, based on their respective outstanding principal amounts, until they are paid off;

3.	to the Class A-3 Notes, until they are paid off;

4.	to the Class A-4 Notes, until they are paid off;

5.	to the Class B Notes, until they are paid off; and

6.	to the Class C Notes, until they are paid off.

Because the notes are “sequential pay,” if, due to losses, insufficient liquidation proceeds or otherwise, the trust property proves to be inadequate to repay the principal on all of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes. In that case, losses would be borne in reverse order of payment priority (i.e. beginning with the most junior class then outstanding).

The outstanding principal amount of any class of notes, if not previously paid, will be payable on the final scheduled distribution date for that class of notes.

The Trust Property

The issuing entity’s assets will principally include:

•	a pool consisting of automobile loan contracts, which are secured by new and used automobiles, light duty trucks and utility vehicles;

•	collections on the automobile loan contracts received after the cutoff date;

•	the security interests in the financed vehicles securing the automobile loan contracts;

•	the automobile loan contract files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	an assignment of the proceeds received from dealers under agreements between the sponsor and the dealers;

•	amounts held in the collection account, the note distribution account and the reserve account;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The Automobile Loan Contract Pool

•	The automobile loan contracts consist of motor vehicle retail installment sale contracts originated by dealers for assignment to the sponsor and automobile loan contracts originated directly by the sponsor. All of the automobile loan contracts were originated in accordance with the sponsor’s credit policies.

•	The automobile loan contracts consist of simple interest automobile loan contracts, which provide for equal monthly payments.

•	Upon discovery of a breach by the depositor of certain of the representations and warranties with respect to the automobile loan contracts under the sale and servicing agreement, the depositor shall have the obligation to repurchase from the issuing entity any automobile loan contract in which the interests of the noteholders are materially and adversely affected by the breach by no later than the end of the second calendar month after the calendar month in which the breach was first discovered, unless the breach has been cured by that time.

•	Upon either (i) the discovery of a breach by the sponsor of certain of the representations and warranties with respect to the automobile loan contracts under the purchase agreement in which the interests of the noteholders are materially and adversely affected by the breach, or (ii) any other event which requires the repurchase of an automobile loan contract by the depositor under the sale and servicing agreement, the sponsor shall have the obligation to repurchase from the issuing entity any related automobile loan contract affected by the breach by no later than the end of the second calendar month after the calendar month in which the breach was first discovered, unless the breach has been cured by that time.

•	Upon discovery of a breach by the servicer of certain covenants with respect to its servicing of the automobile loan contracts under the sale and servicing agreement, the sponsor shall purchase from the issuing entity the automobile loan contracts affected by such breach if the interests of the noteholders are materially and adversely affected by such breach.

Servicing Fee

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

•	For so long as the sponsor is the servicer:

–	A servicing fee, generally equal to (1) one-twelfth (or in the case of the first distribution date, a fraction equal to the number of days from and including September 2, 2026 through and including October 31, 2026, over 360) times (2) 1.00% times (3) the aggregate principal balance of the automobile loan contracts (but excluding any automobile loan contract that, prior to the end of the last day of the related collection period, related to a liquidated or repurchased vehicle) as of the opening of business on the first day of the related collection period (or in the case of the first distribution date, as of the opening of business on September 2, 2026); and

–

A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the automobile loan contracts during the related collection period (but excluding any fees or expenses related to extensions).

•	If any entity other than the sponsor becomes the servicer, the servicing fee may be adjusted as agreed upon by the majority noteholders of the most senior class outstanding and the successor servicer as set forth in the sale and servicing agreement.

Pool Information

•	The statistical information in this prospectus is based on the automobile loan contracts as of September 1, 2026, or the “cutoff date”.

•	As of the cutoff date, the automobile loan contracts in the pool had:

–	an aggregate principal balance of $1,073,320,282.82;

–	a weighted average annual percentage rate of 6.95%;

–	a weighted average original term to maturity of approximately 72 months;

–	a weighted average remaining term to maturity of approximately 60 months;

–	an individual original term to maturity of not less than 12 months and not more than 84 months;

–	an individual remaining term to maturity of not less than 3 months and not more than 83 months; and

–	a weighted average credit bureau score of 773.

•	Additional statistical information about the automobile loan contracts is provided under “The Automobile Loan Contracts.”

Credit Enhancement

Credit enhancement for the notes will consist of excess cashflow, overcollateralization, the yield supplement overcollateralization amount, subordination and a reserve account.

If available funds together with amounts available under any credit enhancement are insufficient to make required payments of principal on the notes, it is possible that certain earlier maturing classes of Class A Notes will be paid in full and that the losses will be fully borne in reverse order of payment priority (i.e. starting with the most junior class of notes then outstanding) and losses may be incurred by the later maturing classes of Class A Notes. In addition, the Class B Notes and the Class C Notes will only receive principal payments after each class of notes senior to that class of notes has been paid in full, exposing those noteholders to losses.

Excess Cashflow

It is anticipated that in certain instances more interest will be paid by the obligors on the automobile loan contracts each month than the amount that is necessary to pay both the interest earned on the notes each month and all of the issuing entity’s monthly fees and expenses, resulting in excess cashflow. Any excess cashflow that is generated in a particular month will be available to build and/or maintain the reserve account at its required level and to make additional principal payments on the notes to maintain a target amount of overcollateralization. See “Description of the Transaction Documents—Credit Enhancement—Application of Excess Cashflow” in this prospectus for more information regarding the application of excess cashflow.

Overcollateralization

Overcollateralization refers to the amount by which the adjusted pool balance exceeds the aggregate principal amount of the notes. The adjusted pool balance with respect to a distribution date is equal to the pool balance as of the end of the related collection period or, in the case of the first distribution date, as of the cutoff date, minus the yield supplement overcollateralization amount with respect to that distribution date or, in the case of the first distribution date, with respect to the cutoff date. On the closing date, the initial amount of overcollateralization will be approximately 2.75% of the adjusted pool balance of the automobile loan contracts as of the cutoff date.

On each distribution date, any excess cashflow that is not used to fund the reserve account to its required level will be available to be paid to the noteholders to reduce the principal amount of the notes in order to maintain the target amount of overcollateralization.

The target amount of overcollateralization on any distribution date will equal 2.75% of the adjusted pool balance of the automobile loan contracts as of the cutoff date. See “Description of the Transaction Documents—Credit Enhancement—Overcollateralization” for more information regarding overcollateralization.

Yield Supplement Overcollateralization Amount

The yield supplement overcollateralization amount is the aggregate amount by which the principal balance as of the last day of the related collection period or the cutoff date, as applicable, of each automobile loan contract with an annual percentage rate as stated in the related contract of less than 7.40%, with respect to the cutoff date and any distribution date on or prior to the date on which the Class A-2-B Notes are paid in full, or less than 6.40% with respect to any distribution date after the date on which the Class A-2-B Notes are paid in full (referred to herein as the “Required Rate”), other than any defaulted automobile loan contract, exceeds the present value (calculated using a discount rate equal to the Required Rate as of such date) of each scheduled payment on such automobile loan contract, calculated as if the annual percentage rate stated in the related contract was equal to the Required Rate on such distribution date or the cutoff date, as applicable, assuming each such scheduled payment is made on the last day of each month and each month has 30 days. If no Class A-2-B Notes are issued on the closing date, the Required Rate will step down from 7.40% to 6.40% on the first distribution date and remain at this level for each distribution date thereafter. See “Description of the Transaction Documents—Credit Enhancement— Yield Supplement Overcollateralization Amount” for more information regarding the yield supplement overcollateralization amount.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. To the extent that the trust property does not generate enough cashflow in a particular month to satisfy the issuing entity’s obligations on the related distribution date, any shortfalls or losses will be absorbed as follows:

•	first, by the holders of the Class C Notes, to the extent amounts are due to them;

•	second, by the holders of the Class B Notes, to the extent amounts are due to them; and

•	third, by the holders of the Class A Notes, to the extent amounts are due to them, in reverse order of payment priority (except as described under “—Events of Default”).

Reserve Account

On the closing date, an amount determined by the sponsor prior to the closing date, provided, that such amount is not less than 0.25% of the adjusted pool balance of the automobile loan contracts as of the cutoff date will be deposited into the reserve account. On each distribution date, any excess cashflow will be deposited into the reserve account to maintain the amount on deposit at an amount determined by the sponsor prior to the closing date, provided, that such amount is not less than 0.25% of the adjusted pool balance of the automobile loan contracts as of the cutoff date or as otherwise set forth in the sale and servicing agreement; provided, further, that the amount on deposit in the reserve account will not exceed the aggregate outstanding principal amount of the notes after giving effect to the payments described in clauses 1 through 8 under “—Payments” above.

If, on any distribution date, collections on the automobile loan contracts are insufficient to cover the payments of certain fees and expenses of the issuing entity, interest on the notes and certain required principal payments on the notes, then amounts on deposit in the reserve account will be withdrawn and used to pay such shortfalls in the order of priority described under “—Payments” above.

For a more detailed description of the reserve account, including the possibility that changes may be made to the amount required to be held therein, you should read “Description of the Transaction Documents—Credit Enhancement—Reserve Account.”

Book-Entry Notes

The issuing entity will issue the notes as global securities registered in the name of Cede & Co. as nominee of The Depository Trust Company. The noteholders will not receive definitive securities representing their interests except in limited circumstances described under “Description of the Notes — Book-Entry Registration” in this prospectus.

Optional Redemption

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or the depositor exercises its “clean-up call” option to purchase the automobile loan contract pool. The servicer or the depositor may exercise this option by depositing to the collection account a redemption price that is at least equal to the unpaid principal amount of the notes of each class then outstanding, plus accrued and unpaid interest thereon, which amount will then be used to redeem all of the outstanding notes.

Events of Default

The following are events of default under the indenture:

•	default in the payment of any interest on any note of the controlling class when it becomes due and payable, and such default continues for five business days;

•	default in the payment of the principal of any note on its final scheduled distribution date;

•	certain breaches of representations, warranties and covenants by the issuing entity (subject to any applicable cure period); and

•	certain events of bankruptcy relating to the issuing entity (subject to any applicable cure period).

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first three bullet points above was caused by a force majeure event (as certified to in an officer’s certificate of the issuing entity), then the applicable cure periods described in those bullet points will be extended by an additional 10 days; provided, that if there is no cure period, then such cure period will be 10 days.

If an event of default has occurred and is continuing, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. If an event of default has occurred and is continuing and the notes are accelerated, the trust collateral agent may be directed to sell the trust property, or any portion of the trust property, at one or more private or public sales. Any such liquidation of the trust property may occur only subject to certain provisions that are set forth under “Description of the Notes— Events of Default.”

Any amounts that are collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following an acceleration of the notes or (iii) upon a full or partial liquidation of the trust assets, will not be distributed in accordance with the priorities set forth under “—Payments” but will instead be distributed in accordance with the following priorities:

1.

to the servicer, the owner trustee, the trustee, the trust collateral agent and the asset representations reviewer, certain amounts due and owing to such entities, pursuant to the priorities in clauses 1 and 2, and without regard to any caps set forth in clause 2, under “— Payments,” above;

2.	to the Class A noteholders, for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority;

3.

to the Class A noteholders, for amounts due and unpaid on the Class A Notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes, ratably, without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal, until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal, until the Class C Notes are paid off; and

8.	to pay all remaining amounts to the certificateholder.

Federal Income Tax Consequences

Katten Muchin Rosenman LLP, tax counsel to the depositor, is of the opinion that, for U.S. federal income tax purposes, assuming compliance with the terms of the transaction documents (i) the notes will be characterized as indebtedness to the extent such notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes and (ii) the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a publicly offered note, you agree to treat the note as indebtedness for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP has prepared the discussion under “Material U.S. Federal Income Tax Consequences” and is of the opinion that such discussion, as it relates to U.S. federal income tax matters and to the extent that it constitutes matters of law or legal conclusions with respect thereto, accurately states all material U.S. federal income tax consequences of the purchase, ownership and disposition of the publicly offered notes to their original purchaser.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus, the publicly offered notes may be acquired or held by, on behalf of or with assets of, certain pension, profit-sharing and other employee benefit plans. Fiduciaries of such plans should consult with counsel before investing in the notes.

Legal Investment

The Class A-1 Notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended, or the “1940 Act”. A money market fund should consult its legal advisors regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and its financial advisors regarding whether an investment in the Class A-1 Notes satisfies its investment policies and objectives.

Static Pool Information

Static pool information about prime automobile loan contracts previously securitized by GM Financial is contained in Annex A to this prospectus.

1940 Act Registration

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the 1940 Act, contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity has been structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined under “Volcker Rule Considerations”).

Ratings of the Notes

The sponsor has engaged two nationally recognized statistical rating organizations (each an “NRSRO”) to assign credit ratings to the publicly offered notes. The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the publicly offered notes according to their terms.

Each engaged NRSRO rating the publicly offered notes will monitor the ratings using its normal surveillance procedures. Each engaged NRSRO may change or withdraw an assigned rating at any time. Any rating action taken by one engaged NRSRO may not necessarily be taken by another engaged NRSRO. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the publicly offered notes. See “Ratings” in this prospectus for more information regarding the ratings assigned to the publicly offered notes.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act, or “Regulation RR”, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the automobile loan contracts as of the closing date. The sponsor intends to satisfy this credit risk retention requirement by the depositor retaining an “eligible horizontal residual interest” consisting of the residual certificate. Should retention of the “eligible horizontal residual interest” fail to satisfy the sponsor’s risk retention obligations under Regulation RR as determined by the sponsor at or prior to the time of pricing, the depositor would also expect to retain an “eligible vertical interest” in the form of a percentage in each class of notes in an amount necessary for the sum of the fair value of the “eligible horizontal residual interest” and the amount of the “eligible vertical interest” to at least equal the required risk retention amount. See “Credit Risk Retention” for more information regarding the manner in which the sponsor intends to satisfy the risk retention regulations.

Registration Under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor met the registrant requirements set forth in paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed.

Risk Factors

You should consider the following factors in connection with the purchase of the notes:

Risks Related to the Characteristics of the Notes

We cannot predict the rate at which the notes will amortize.	Your notes may amortize more quickly than expected for a variety of reasons. First, obligors may prepay their automobile loan contracts since the automobile loan contracts are prepayable at any time without penalty. Additionally, prepayments can occur as a result of, among other things, (i) obligor default, resulting in the repossession and sale of the financed vehicle, or (ii) damage to the vehicle or death or disability of the obligor, resulting in payments to the issuing entity under applicable insurance policies. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions or various manufacturer incentive programs. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing the automobile loan contracts without the servicer’s consent may also influence the rate of prepayments.

Second, under certain circumstances, the depositor, the sponsor and the servicer are obligated to purchase automobile loan contracts from the issuing entity as a result of certain breaches of representations, warranties and/or covenants. As a result of such a repurchase, the affected automobile loan contracts would be repurchased from the issuing entity, the outstanding principal balance of the affected automobile loan contracts would be paid to the issuing entity and those repurchase amounts would be available to make payments on your notes.

Third, the notes contain an overcollateralization feature that could result in additional principal payments to noteholders, which would cause faster amortization of the notes than of the automobile loan contract pool.

Fourth, the servicer has the right to direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to an unaffiliated third party at a certain minimum sale price as set forth in the sale and servicing agreement. However, no more than 20% of the initial number of automobile loan contracts in the automobile loan contract pool may be sold in this manner.

Finally, the servicer or the depositor has the right to purchase the automobile loan contracts remaining in the automobile loan contract pool when the outstanding principal balance of the automobile loan contract pool is 10% or less of the aggregate principal balance of the automobile loan contract pool as of the cutoff date. If this right is exercised by the servicer or the depositor, you may be paid principal on the notes earlier than you expected.

In any of these cases, you may be repaid principal on the notes at a different rate than you expect and you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

You may suffer a loss if the final maturity date of the notes is accelerated.	If an event of default occurs under the indenture and the maturity dates of the outstanding notes are accelerated, the trustee may direct (or if directed by holders of a majority of the outstanding principal balance of the most senior class of notes then outstanding, will direct) the trust collateral agent to sell the automobile loan contracts and the proceeds from such a sale would be used to repay the outstanding notes in advance of their final scheduled distribution dates. The proceeds from such a sale of the automobile loan contracts may be insufficient to pay the aggregate principal amount of the outstanding notes and accrued interest on those notes in full. If this occurs, you may suffer a loss due to such an acceleration.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes upon the occurrence of an event of default under the indenture and certain other matters. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

Because the Class B Notes and the Class C Notes are subordinated to the Class A Notes, payments on those classes are more sensitive to losses on the automobile loan contracts.	Certain notes are subordinated, which means that (i) principal paid on those classes as part of monthly distributions or, following certain events of default, upon acceleration of the notes or upon liquidation of the trust property, will be made only once payments of principal have been made in full to all classes of notes senior to those classes and (ii) interest paid on those classes as part of monthly distributions or, following certain events of default, upon acceleration of the notes or upon liquidation of the trust property, will be made only once payments of interest have been made in full to all classes of notes senior to those classes. The Class A Notes have the highest priority of payment, followed in descending order of priority of payment by the Class B Notes and the Class C Notes. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any distribution date or following acceleration of the notes, delays in payment or losses will be suffered by the most junior outstanding class or classes even as payment is made in full to more senior classes.

Principal may be paid on certain classes of notes before interest is paid on other classes.	If on any distribution date the outstanding principal amount of the notes exceeds the adjusted pool balance, a payment of principal, to the extent available, will be made to the holders of the most senior outstanding class or classes of notes to eliminate that undercollateralization. Furthermore, if any class of notes has an outstanding principal amount on its final scheduled distribution date, a payment of principal, to the extent available, will be made to the holders of that class of notes on that distribution date to reduce the outstanding principal amount thereof to zero. Certain of these principal payments will be made before interest payments are made on certain subordinated classes of notes on that distribution date. As a result, there may not be enough cash available to pay interest on certain subordinated classes of notes on that distribution date.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, may adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has engaged two NRSROs, and will pay them a fee to assign ratings on the publicly offered notes.

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each engaged NRSRO’s assessment of the future performance of the pool of automobile loan contracts, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the automobile loan contract pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the pool of automobile loan contracts, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

We note that a NRSRO may have a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the engaged NRSRO for their ratings services. The sponsor has not engaged any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under effective SEC rules, information provided by or on behalf of the sponsor to an engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to all NRSROs in order to make it possible for non-engaged NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. NRSROs, including the engaged NRSROs, have different methodologies, criteria, models and requirements. If any non-engaged NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the engaged NRSROs, which may adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-engaged NRSROs any information provided to any engaged NRSRO for the purpose of assigning or monitoring the ratings on the notes, an engaged NRSRO could withdraw its ratings on the notes, which may adversely affect the market value of your notes and/or limit your ability to resell your notes.

Potential investors in the notes are urged to make their own evaluation of the notes, including the credit enhancement on the notes and the likely repayment of the notes, and not to rely solely on the ratings on the notes.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes.	Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

You may not be able to sell your notes, and may have to hold your notes to maturity even though you may want to sell.

A secondary market for your notes may not be available. If it is available, it may not provide you with liquidity of investment or continue for the life of your notes. The underwriters may establish a secondary market in the notes, although no underwriter will be obligated to do so. In addition, the underwriters and other broker-dealers may also be unwilling or unable to publish quotations for the notes or otherwise facilitate trading of the notes due to regulatory developments or otherwise. The notes are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

No party to the securitization transaction described in this prospectus will undertake, or intends, to retain a material net economic interest in such securitization, or to take any other action, or refrain from taking any action, with regard to such transaction, in a manner prescribed or contemplated by any risk retention or due diligence rules in effect at any time in the EEA or the U.K., and any retention pursuant to Regulation RR has not been structured with the objective of enabling or facilitating compliance by any noteholder or any other person with any applicable requirement of such rules. See “Legal Investment—E.U. and U.K. Securitization Requirements” for more information.

Noteholders have no recourse against the sponsor for losses.	The depositor, the issuing entity and the noteholders will have no recourse against the sponsor other than for (i) breaches of certain representations and warranties with respect to the automobile loan contracts and (ii) certain breaches of the sponsor’s obligations, in its capacity as servicer, under the transaction documents. The notes represent obligations solely of the issuing entity. The notes are not guaranteed, in whole or in part, by the sponsor, the servicer, the trustee, the trust collateral agent or any other party. Consequently, if payments on the automobile loan contracts and the credit enhancement are insufficient to pay the notes in full, you will have no right to obtain payment from the sponsor or any other party.

The notes are asset-backed debt and the issuing entity has only limited assets.	The sole sources for repayment of the notes are payments on the trust property (which will principally consist of payments on the automobile loan contracts) and amounts (if any) on deposit in the cash accounts held by the trust collateral agent. You may suffer a loss if these amounts are insufficient to pay amounts due on the notes.

SOFR is a relatively new reference rate, which could have an adverse effect on the Floating Rate Notes.	The Floating Rate Notes will accrue interest based on 30-day average SOFR. SOFR is published by the Federal Reserve Bank of New York, or the “FRBNY”, and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The FRBNY notes on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Because SOFR is published by the FRBNY based on data received from other sources and depends on interrelated economic, financial and political considerations, we have no control over its determination, calculation or publication. We cannot assure you that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on the Floating Rate Notes and the trading prices of the Floating Rate Notes.

As an overnight rate, SOFR may be subject to increased volatility relative to other interest rate benchmarks. Additionally, if 30-day average SOFR is not published on any SOFR determination date (including as a result of SOFR having been discontinued), the Floating Rate Notes will bear interest at a rate based on 30-day average SOFR for the first preceding SOFR determination date for which such rate was published on the FRBNY’s website under “30-day average (%).” This rate will remain in effect until (i) the next succeeding SOFR determination date on which 30-day average SOFR can be calculated, if any, or (ii) the sponsor adopts an alternative benchmark rate that aligns with the current market practice for other similar asset-backed floating rate notes. As such, this rate may not reflect then-current market conditions, or the rate that would apply to investments where interest is set for a longer term. In addition, any alternative benchmark rate adopted by the sponsor as described above, absent manifest error, will be conclusive and binding on the noteholders and will be made in the sponsor’s sole discretion and will become effective without the consent of any other person (including any noteholder). The holders of notes will not have any right to approve or disapprove such election by the sponsor and will be deemed to have waived and released any and all claims against any transaction party relating to any such election by the sponsor. See “Description of the Notes — Determination of SOFR” for more information on how 30-day average SOFR will be determined.

Because SOFR is a relatively new rate, the Floating Rate Notes may not have an established trading market when issued, and an established trading market may never develop or may not be liquid. The secondary market for, and the market value of, the Floating Rate Notes will be affected by a number of factors, including the manner in which SOFR is determined, calculated and published, the development of SOFR-based market conventions, broad acceptance of SOFR in the capital markets, the anticipated and actual level and direction of interest rates, the variable rate of interest payable on the Floating Rate Notes, potential volatility of SOFR, the time remaining to the maturity of the Floating Rate Notes, the principal balance of the Floating Rate Notes and the availability of comparable instruments. Investors in the Floating Rate Notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The FRBNY began publishing SOFR in April 2018. Although the FRBNY has also published historical indicative SOFR going back to 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. Investors in the Floating Rate Notes should therefore not rely on any historical changes or historical or recent trends in SOFR as an indicator of the future performance of SOFR during the term of the Floating Rate Notes. Historical interest rates are not necessarily indicative of future interest rates and actual interest rates may be lower than anticipated.

You may suffer a loss due to the floating interest rate on the Floating Rate Notes if the applicable benchmark rate rises because the issuing entity will not enter into interest rate hedges.	The pool of automobile loan contracts provides for level monthly payments and all classes of notes, except the Floating Rate Notes, will bear interest at a fixed rate. The Floating Rate Notes will bear interest at a floating rate initially based on 30-day average SOFR plus a spread. Even though the issuing entity will issue the Floating Rate Notes, it will not enter into any interest rate hedges or other derivatives contracts to mitigate this interest rate risk.

The issuing entity will make payments on the Floating Rate Notes out of amounts received on the pool of automobile loan contracts and not solely from any subset of collections that are dedicated to the Floating Rate Notes. Therefore, an increase in 30-day average SOFR (or any alternative benchmark rate adopted by the sponsor) would increase the amount due as interest payments on the Floating Rate Notes without any corresponding increase in the amount of interest due on the automobile loan contracts or any additional source of funds that provide a source of payment for those increased interest payments.

If the floating rate payable by the issuing entity on the Floating Rate Notes increases to the point at which the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amounts received on the pool of automobile loan contracts, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make these payments, you may experience delays or reductions in the interest and principal payments on your notes.

Negative benchmark rates will reduce the rate of interest on the Class A-2-B Notes.	The interest rate on the Class A-2-B Notes initially will be 30-day average SOFR plus a spread. Decreases in SOFR (or any alternative benchmark adopted by the sponsor) will decrease the interest rate and the amount of interest payable on the Class A-2-B Notes. If the sum of 30-day average SOFR (or the alternative benchmark adopted by the sponsor) plus the applicable spread set forth on the cover page of this prospectus is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

We cannot predict the allocation of the aggregate principal amount of the Class A-2 Notes.	The allocation of the aggregate principal amount of the Class A-2 Notes between the Class A-2-A Notes and the Class A-2-B Notes may not be determined until the day of pricing. A higher allocation to the Floating Rate Notes will correspondingly increase the issuing entity’s exposure to increases in the interest rate payable on the Floating Rate Notes.

Because the aggregate amount of Class A-2 Notes is fixed as set forth on the cover of this prospectus, the division of the aggregate initial principal amount of the Class A-2 Notes between the Class A-2-A Notes and the Class A-2-B Notes may result in only one of such classes being issued, or one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.

Risks Related to the Characteristics and Performance of the Automobile Loan Contracts and the related Financed Vehicles

Geographic concentrations of automobile loan contracts may increase concentration risks.	Adverse economic conditions or other factors, including natural disasters and public health emergencies, affecting any state or region could increase the delinquency or loan loss experience of the automobile loan contracts originated in that state or region. As of the cutoff date, obligors with respect to 17.42%, 8.19% and 7.14% of the automobile loan contracts, based on the automobile loan contracts’ principal balance as of the cutoff date, were located in the states of Texas, California and Florida, respectively. No other state accounts for more than 5.00% of the aggregate principal balance of the pool of automobile loan contracts as of the cutoff date.

Concentrations of automobile loan contracts to particular vehicle models may increase concentration risks.	As of the cutoff date, the Silverado, Sierra, Equinox and Traverse vehicle models represent 23.91%, 16.83%, 7.49% and 5.61%, respectively, of the aggregate principal balance of the pool of automobile loan contracts as of the cutoff date. No other vehicle model accounts for more than 5.00% of the aggregate principal balance of the pool of automobile loan contracts as of the cutoff date. Any adverse change in the value of a specific vehicle model could increase the delinquency or loan loss experience of a related automobile loan contract. If this occurs, you may incur a loss on your investment if the reduced proceeds are insufficient to pay amounts due on the notes.

Interests of other persons in the automobile loan contracts or the related financed vehicles could reduce funds available to pay the notes.

If another person acquires an interest in an automobile loan contract or a related financed vehicle that is superior to the issuing entity’s interest, the collections on that automobile loan contract or the proceeds from the sale of that financed vehicle may not be available which could reduce or delay the funds available to make payments on your notes. If the issuing entity does not have a perfected security interest in an automobile loan contract or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted automobile loan contract may be adversely affected. Another person could acquire an interest in an automobile loan contract or a financed vehicle that is superior to the issuing entity’s interest if:

•

the issuing entity does not have a perfected security interest in the automobile loan contract or the financed vehicle because GM Financial’s security interest in the automobile loan contract or in the financed vehicle was not properly perfected,

•

the issuing entity does not have a perfected security interest in the financed vehicle in some states because the servicer will not amend the certificate of title to identify the issuing entity as the new secured party,

•

the issuing entity’s security interest in the automobile loan contract or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuing entity’s security interest or a financed vehicle is confiscated by a government agency, or

•

the issuing entity does not have a perfected security interest in the automobile loan contract because GM Financial did not maintain physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract.

See “Material Legal Aspects of the Automobile Loan Contracts—Security Interests in the Financed Vehicles” for more information about the security interests in the automobile loan contracts and financed vehicles.

Losses and delinquencies on the automobile loan contracts may differ from the sponsor’s historical portfolio or prior securitization pool loss and delinquency levels.	The delinquency and loss levels of the automobile loan contracts owned by the issuing entity may not correspond to the historical levels the sponsor experienced on its automobile loan contract portfolio or in prior securitized pools of similar assets. There is a risk that delinquencies and losses could increase significantly for various reasons, including changes in local, regional or national economies.

Defaulted automobile loan contracts may result in a delay in payments to noteholders and a loss of your investment.	In the event that the servicer must repossess and dispose of financed vehicles to recover scheduled payments due on defaulted automobile loan contracts, the issuing entity may not realize the full amount due on an automobile loan contract, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the issuing entity to realize the full amount due on an automobile loan contract include whether endorsements or amendments to certificates of title relating to the financed vehicles had been filed or such certificates have been delivered to the trustee or trust collateral agent; whether financing statements to perfect the security interest in the automobile loan contracts had been filed; depreciation, obsolescence, damage or loss of any financed vehicle; a market deterioration for recoveries from repossessed financed vehicles; and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the notes.

Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses.	None of the sponsor, the depositor, the issuing entity, the trustee, the trust collateral agent or any other party will amend or reissue the certificates of title to the financed vehicles to note their sale to the issuing entity or the grant of a security interest in the vehicles to the trust collateral agent by the issuing entity. Because the certificates of title will not be amended or reissued, the issuing entity may not have a perfected security interest in the financed vehicles securing the automobile loan contracts originated in some states. In the event that an automobile loan contract originated in any such state goes into default, you may experience delays in receiving payments and losses on your investment in the notes.

Risks Related to Certain Transaction Parties and Their Obligations Under the Transaction Documents

Vehicle recalls may result in losses on your notes.	General Motors Company, or “GM”, may from time to time issue recalls that affect vehicle models included in the pool of automobile loan contracts to be transferred to the issuing entity. Recalls of the financed vehicles may result in increased delinquencies and loan loss experience of the related automobile loan contracts. The demand for vehicles subject to a recall may decrease and the amount of proceeds received upon the liquidation or other disposition of financed vehicles may decrease. As a result, there may be significant increases in the inventory of used motor vehicles subject to a recall which may also depress the prices at which repossessed vehicles may be sold, or may delay the timing of those sales in the used car market. If the price at which the related financed vehicle may be sold declines, you may incur a loss on your investment if the reduced proceeds are insufficient to pay amounts due on the notes.

Insolvency of the sponsor may cause your payments to be reduced or delayed.

In some circumstances, a bankruptcy of the sponsor may reduce payments to you. The sponsor has structured this transaction such that, in the event the sponsor were to become bankrupt, the automobile loan contracts sold to the issuing entity are not expected to be treated as property of the sponsor’s bankruptcy estate.

The creation of the depositor as a special-purpose subsidiary of the sponsor (the formation documents for which restrict the nature of its businesses and its ability to commence a voluntary bankruptcy case or proceeding) and the transfer of the automobile loan contracts to the depositor are intended to guard the sold automobile loan contracts against bankruptcy of the sponsor. The depositor, in turn, will transfer the automobile loan contracts to the issuing entity and the issuing entity is also a special-purpose entity, the formation documents for which restrict the nature of its business and its ability to commence a voluntary bankruptcy case or proceeding. The depositor and the issuing entity are both required by their formative documents to be operated in such a manner as to minimize the risk that they would be consolidated with the sponsor in the event of the sponsor’s bankruptcy.

The sponsor believes that its transfer of the automobile loan contracts to the depositor is structured so that it should be treated as an absolute and unconditional assignment and transfer under bankruptcy law and that the automobile loan contracts should not, in the event that the sponsor were to become bankrupt, become property of the sponsor’s bankruptcy estate. Furthermore, the sponsor believes that it, the depositor and the issuing entity are, and will be, operated in a manner that minimizes the likelihood that the assets of the depositor or the issuing entity would be consolidated with those of the sponsor in the event of the sponsor’s bankruptcy.

However, in the event of an insolvency of the sponsor, a court or bankruptcy trustee could attempt to:

•

recharacterize the transfer of the automobile loan contracts by the sponsor to the depositor and/or by the depositor to the issuing entity as a borrowing by the sponsor from the depositor, the issuing entity or the noteholders, secured by a pledge of the automobile loan contracts; or

•

consolidate the assets of the depositor and/or the issuing entity with those of the sponsor.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the notes and liquidate the automobile loan contracts, in which case you may only be entitled to the outstanding principal amount and interest on the notes at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either attempt were successful, an event of default would occur with respect to the notes, the notes would be accelerated and the trustee’s or the trust collateral agent’s recovery on your behalf could be limited to the then-current value of the automobile loan contracts. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the notes.

Insolvency of the entity that is holding the automobile loan contracts may cause your payments to be reduced or delayed.

Any insolvency by the sponsor, the servicer, or any other party while in possession of the automobile loan contracts may result in competing claims to ownership or security interests in the automobile loan contracts which could result in delays in payments on the notes or losses to noteholders.

In addition, if the sponsor, the servicer, or any other party that is in possession of the automobile loan contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loan contracts with priority over the trust collateral agent’s interest. This could result in losses to noteholders.

Commingling of collections with the sponsor’s corporate funds may result in reduced or delayed payments to you.

While the sponsor is the servicer, cash collections on the automobile loan contracts will be remitted directly to the sponsor and held by the sponsor prior to deposit in the collection account as required by the transaction documents. These cash collections may be commingled with the sponsor’s corporate funds prior to their deposit to the collection account.

If bankruptcy proceedings are commenced with respect to the sponsor while it is acting as servicer, the issuing entity or the trust collateral agent may not have a perfected security interest in those collections and any funds then held by the servicer may be unavailable to noteholders.

Transfer of servicing may delay payments to you.	The transaction documents contain provisions that could result in the termination of the sponsor’s servicing rights. If the sponsor were to cease servicing the automobile loan contracts, delays in processing payments on the automobile loan contracts and information regarding automobile loan contract payments could occur. This could delay payments to you. Furthermore, the transaction documents require that the terminated servicer pay the reasonable costs and expenses of transferring servicing to a successor servicer. If the terminated servicer were unable or unwilling to pay such costs and expenses, the transition of servicing responsibilities could be disrupted, which could further delay payments to you. There is no guarantee that a replacement servicer would be able to service the automobile loan contracts with the same capability and degree of skill as the sponsor. See “Description of the Transaction Documents—Servicer Termination Event” for more information about servicer termination events and servicing transfers.

Inability of the sponsor or the servicer to reacquire automobile loan contracts which breach a representation or warranty may cause your payments to be reduced or delayed.	The transaction documents require the sponsor to reacquire automobile loan contracts from the trust property if certain representations and warranties concerning the automobile loan contracts have been breached and require the servicer to purchase automobile loan contracts from the trust property if certain servicing covenants are breached, in each case, to the extent the interests of the noteholders are materially and adversely affected by such breach. If the sponsor or the servicer is unable to reacquire the automobile loan contracts, no other party is obligated to perform or satisfy these obligations, and you may experience delays in receiving payments and suffer losses on your investment in the notes as a result.

Risks Related to the General Economic Environment

A significant global or regional event may impact the financial markets and adversely affect the market value of your notes and/or limit your ability to resell your notes.	The occurrence of a global or regional event, such as a financial crisis, economic downturn or recession, a public health crisis, epidemic or pandemic, a cyber-attack or ransomware attack, a natural disaster or a geopolitical conflict, war or other military conflict, could result in economic volatility and global financial market disruptions, which could result in losses on your notes and/or limit your ability to resell your notes.

During periods of economic downturn, losses may increase and loans used to finance vehicles may incur greater losses.

Periods of economic slowdown or recession may adversely affect the performance and market value of your notes. High unemployment and lack of available credit are likely to lead to increased delinquencies, defaults, repossessions and losses on automobile loan contracts. Such periods of slowdown or recession may also be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which could weaken collateral coverage and increase the amount of a loss in the event of a default. Also, any increases in the inventory of used automobiles during a period of economic slowdown or recession will typically depress the prices at which repossessed automobiles may be sold.

Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increased inflation and other factors can impact consumer confidence and disposable income. These conditions increased loss frequency, decreased consumer demand for automobiles and weakened collateral values on certain types of vehicles during economic slowdowns or recessions in the past and may have similar effects in any future period of economic slowdown or recession. See “Yield and Prepayment Considerations—Delinquency and Loan Loss Information,” and the tables entitled “Delinquency Experience” and “Loan Loss Experience” thereunder for delinquency, default, loan loss and repossession information regarding the automobile loan contracts originated and serviced by the sponsor. There can be no assurance that the historical delinquency, default, loan loss and repossession experience will be representative of future performance in various economic environments. Investors should expect increased delinquencies and losses on the automobile loan contracts securing the notes and payments on the notes could be adversely affected. If the actual rate and amount of losses exceed your expectations, the yield to maturity on your notes may be lower than anticipated.

The U.S. government has introduced new tariffs applicable to the automotive industry. Such tariffs, and similar tariffs imposed by other governments, could have a material adverse effect on GM’s financial condition and results of operations.	The U.S. government has introduced new tariffs, including some tariffs related to the automotive industry. Import tariffs charged by other countries where GM does business may also change. Based on the ultimate scope, nature and duration of any implemented tariffs, GM may take various mitigating actions, such as making changes to its U.S. production plan and reducing or pausing imports. Tariffs could also cause supply chain disruptions globally, potentially resulting in increased production costs, the inability to receive certain critical parts, increased vehicle prices, reduced incentives, and/or lost vehicle production volumes. Any extended reduction of GM’s production or sale of vehicles could have an adverse effect on GM’s business.

Further, we cannot predict the effect any implemented tariffs may have on the U.S. economy. An increase in inflation or a decrease in economic growth could impact the financial health of obligors and lead to higher delinquencies and defaults.

Risks Related to Legal and Regulatory Matters that Impact the Transaction

The regulatory environment in which the consumer finance industry operates could have a material adverse effect on the sponsor’s business and operating results.	The sponsor is subject to a wide variety of laws and regulations in the jurisdictions where it operates, including supervision and licensing by numerous governmental entities. These laws and regulations can create significant constraints on the sponsor’s operations and result in significant costs related to compliance. Failure to comply with these laws and regulations could impair the ability of the sponsor to continue operating and result in substantial civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses, and damage to reputation, brand and valued customer relationships.

The sponsor, depositor, or issuing entity could be materially and adversely affected by significant legal and regulatory proceedings.	The sponsor is subject to various legal and regulatory proceedings and governmental investigations in the ordinary course of the sponsor’s business. As an assignee of the automobile loan contracts, the issuing entity could become subject to litigation or governmental proceedings (including by state attorney generals or other governmental authorities such as the Consumer Financial Protection Bureau) as a result of, among other things, violations by the servicer of consumer protection laws. An adverse outcome in one or more of these proceedings or investigations could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm. For a further discussion of these matters, refer to “Legal Proceedings—The Sponsor and the Servicer.”

Automobile loan contracts that do not comply with consumer financial protection laws could result in delays in payments or losses on your notes.	If an automobile loan contract does not comply with U.S. federal and state consumer financial protection laws, the servicer may be prevented from or delayed in collecting on the automobile loan contract. Also, some of these laws may provide that the assignee of a consumer contract (such as the issuing entity) is liable to the obligor for any failure of the contract to comply with these laws. This could result in delays in payment or losses on your notes. For more details about consumer financial protection laws relating to the automobile loan contracts, see “Material Legal Aspects of the Automobile Loan Contracts—Consumer Protection Laws.”

Federal and state laws may limit the collection of payments on the automobile loan contracts and repossession of the vehicles.	Federal and state laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loan contracts. As a result, you may experience delays in receiving payments and suffer losses on your notes.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Servicemembers Civil Relief Act and similar state legislation in most states, a lender may not charge an obligor who enters military service after the origination of the automobile loan contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer’s ability to collect full amounts of interest on some of the automobile loan contracts. In addition, this legislation imposes limitations that would impair the servicer’s ability to repossess an affected financed vehicle during the obligor’s period of active duty status. Thus, in the event that these automobile loan contracts go into default, there may be delays in receiving payments and you could suffer losses on your investment in the notes.

Recent changes to U.S. federal tax laws may result in a delay in payments to noteholders and a loss of your investment.

P.L. 119-21, otherwise known as the “One Big Beautiful Bill Act of 2025,” permanently extended current corporate and individual tax rates, and made various additional changes to U.S. federal tax law, some of which expire at the end of 2028. The Act includes a deduction for interest paid by certain taxpayers on debt used to purchase (or refinance the purchase of) an “applicable passenger vehicle” assembled in the United States starting in 2025, which is limited to taxpayers with income below certain thresholds and expires at the end of 2028.

The sponsor cannot predict the long-term impact of any of the recent changes to U.S. federal tax law on the future performance of the pool. The changes could result in prepayment rates or default rates that differ materially from the rates assumed in the prepayment model used in this prospectus and result in delayed payments or losses on your notes.

Climate related events and climate change risks may cause losses on your notes.

The effects of climate change and the ongoing efforts to mitigate its impact, including through climate change-related legislation and regulation, may have a negative effect on the issuing entity.

Significant physical effects of climate change, such as extreme weather and natural disasters, may affect the obligors. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on the related automobile loan contracts. Dealerships and physical auctions that facilitate the disposition of the financed vehicles after repossession are also subject to disruption as a result of extreme weather and natural disasters, which could result in an inability to sell repossessed vehicles, or a temporary or permanent decline in the market value of those vehicles. In addition, extreme weather and natural disasters may have effects on the automobile finance industry or economy due to the interdependence of market actors. If such extreme weather or a natural disaster were to occur in a geographic region in which a large number of obligors are located, these risks would be exacerbated. See “—Risks Related to the Characteristics and Performance of the Automobile Loan Contracts and the related Financed Vehicles —Geographic concentrations of automobile loan contracts may increase concentration risks.”

Changes to laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the automobile industry in particular as a result of efforts to mitigate the factors contributing to climate change, as well as constraints related to lending on greenhouse gas-emitting products) could have an adverse impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Any of these effects, or their confluence, could adversely affect the performance of the automobile loan contracts, or the market value of the vehicles securing the automobile loan contracts, which could result in losses or affect the timing of payments on your notes.

Use of Proceeds

The depositor will use the proceeds from offering the notes to:

•	pay the sponsor the purchase price for the automobile loan contracts; and

•	fund the initial deposit to the reserve account, on behalf of the issuing entity.

The depositor or its affiliates may use the net proceeds from the issuance of the notes to pay their debt, including “warehouse” debt secured by some or all of the automobile loan contracts prior to their sale to the issuing entity. This “warehouse” debt may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters or their affiliates. No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

The Sponsor and the Servicer

The sponsor and servicer for the notes will be AmeriCredit Financial Services, Inc. d/b/a GM Financial, or “GM Financial”. GM Financial services under the “GM Financial” brand and may service under other GM affiliate brand names. GM Financial was incorporated in Delaware on July 22, 1992. GM Financial’s principal offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000.

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 21, 2010, AmeriCredit Corp. became a wholly-owned subsidiary of General Motors Holdings LLC. General Motors Holdings LLC is in turn a wholly-owned subsidiary of General Motors Company, or “GM”. AmeriCredit Corp. was subsequently renamed General Motors Financial Company, Inc., or “General Motors Financial”. GM Financial continues to be a wholly-owned subsidiary and the primary operating subsidiary of General Motors Financial.

All of the automobile loan contracts to be sold to the issuing entity on the closing date were originated in accordance with the sponsor’s underwriting criteria. The sponsor purchases automobile loan contracts that are originated and assigned to it by automobile dealers and, at times, originates automobile loan contracts directly with consumers.

The sponsor services all automobile loan contracts that it purchases or originates, though some servicing functions are performed by affiliates of the sponsor, according to the sponsor’s servicing policies as described below. As of June 30, 2026, the sponsor serviced a portfolio in North America of approximately 2.51 million automobile loan contracts with an aggregate outstanding balance of approximately $69 billion. See “The Sponsor’s Automobile Financing Program” for more information regarding the sponsor’s business and “The Sponsor’s Securitization Program” for information regarding the sponsor’s securitization program.

The sponsor will sell and assign the pool of automobile loan contracts to the depositor pursuant to a purchase agreement. If it is discovered that the sponsor has breached certain representations or warranties under the purchase agreement with respect to an automobile loan contract, the sponsor will be obligated to repurchase the affected automobile loan contract from the depositor to the extent the interests of the noteholders therein are materially and adversely affected by such breach. See “Depositor Review of Automobile Loan Contracts—Repurchase Obligations” for more information regarding the representations and warranties that the sponsor will make regarding the automobile loan contracts and its repurchase obligations under the purchase agreement.

The transaction documents for prior pools of automobile loan contracts that were securitized by the sponsor under any automobile loan securitization program contain covenants requiring the repurchase of automobile loan contracts for the breach of a related representation or warranty. During the three-year period ended June 30, 2026, none of the sponsor or the depositor, or the trust collateral agent or the owner trustee for any of those prior securitizations, received a demand to repurchase any automobile loan contracts underlying a securitization sponsored by the sponsor, and there was no activity with respect to any demand made prior to such period. The sponsor, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for automobile loan contracts that were the subject of a demand to repurchase on SEC Form ABS-15G. The sponsor furnished its most recent Form ABS-15G pursuant to Rule 15Ga-1 of the Exchange Act with the SEC on February 2, 2026. The sponsor’s CIK number is 0001002761.

Under the sale and servicing agreement, the sponsor will service the automobile loan contracts and will be compensated for acting as the servicer. The servicer’s activities consist primarily of collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payment of an installment, maintaining the security interests in the financed vehicles and arranging for the repossession of the financed vehicles, liquidation of collateral and pursuit of deficiencies when necessary. See “The Sponsor’s Automobile Financing Program—Automobile Loan Contract Servicing” for more information regarding the sponsor’s general servicing procedures. See “Description of the Transaction Documents—Servicing Compensation” for more information regarding the servicer’s duties under the sale and servicing agreement.

In its capacity as servicer, the sponsor will be responsible for holding (or, with respect to any electronic copies of automobile loan contracts that evidence chattel paper, maintaining in electronic form) the automobile loan contracts and the related automobile loan contract files on behalf of the trust collateral agent. The sponsor will ensure that the automobile loan contracts and the related automobile loan contract files are clearly identified as being separate from other records. See “Material Legal Aspects of the Automobile Loan Contracts—Security Interests in the Financed Vehicles— Perfection” for more information regarding the sponsor’s custodial duties with respect to the automobile loan contracts and the related automobile loan contract files.

As long as the sponsor is the servicer, the certificates of title of the financed vehicles will not be amended or reissued to note the sale of the automobile loan contracts by the sponsor to the depositor or the sale of the automobile loan contracts by the depositor to the issuing entity or the grant of a security interest in the related financed vehicles to the trust collateral agent by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles originated in some states. See “Material Legal Aspects of the Automobile Loan Contracts” for more information regarding the certificates of title relating to the automobile loan contracts.

General Motors Financial of Canada, Ltd., or “GMF of Canada”, is a wholly-owned subsidiary of the sponsor that operates a servicing center in Peterborough, Ontario. GMF of Canada was incorporated in the province of Ontario on May 25, 1998. GMF of Canada has been servicing automobile loan contracts since 2001 through its wholly-owned subsidiary, AmeriCredit Service Center Ltd., which merged with GMF of Canada on December 31, 2003. GMF of Canada utilizes the sponsor’s standardized servicing policies and procedures and operates on the same single, unified and interconnected software platform that the sponsor’s other servicing centers utilize, all of which are described under “The Sponsor’s Automobile Financing Program—Automobile Loan Contract Servicing.” GMF of Canada is managed by the same executive officers of the sponsor that oversee the rest of the sponsor’s operations, including servicing through its other servicing centers. GMF of Canada is operated as a separate legal entity from the sponsor due solely to the location of its servicing center in a foreign jurisdiction, despite being operated identically to the sponsor’s other servicing centers and not as a stand-alone entity (other than as is required for regulatory and corporate governance purposes).

GMF of Canada will service a portion of the automobile loan contracts on behalf of the issuing entity. GMF of Canada will service these automobile loan contracts pursuant to the Amended and Restated Servicing Agreement between GMF of Canada, as successor by merger to AmeriCredit Service Center Ltd., and the sponsor, as amended as of January 1, 2006, in accordance with the sale and servicing agreement and in accordance with the sponsor’s customary servicing policies and procedures, using the degree of skill and attention that the sponsor exercises with respect to all comparable automobile loan contracts that it services for itself or others. No delegation or sub-contracting by the sponsor of its duties under the sale and servicing agreement to GMF of Canada shall relieve the sponsor of its responsibility with respect to such duties.

The sponsor will be the initial servicer, but as described under “Description of the Transaction Documents—Servicer Termination Event,” there are circumstances where the sponsor may be removed as servicer. Information regarding the manner in which the sponsor may be removed as servicer following the occurrence of a servicer termination event and the manner in which a successor servicer may be appointed is described under “Description of the Transaction Documents—Rights Upon Servicer Termination Event.”

The Depositor

AFS SenSub Corp., the sponsor’s wholly-owned subsidiary, is a Nevada corporation, incorporated in October 2000. The depositor’s address is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102; telephone (817) 302-7000. The depositor met the registrant requirements set forth in paragraph I.A. of the General Instructions to Form SF-3 at the time the registration statement was filed.

The depositor is a special-purpose entity that was formed for the limited purpose of purchasing automobile loan contracts from the sponsor and transferring the automobile loan contracts to third parties and any activities incidental to or necessary for this purpose.

The depositor will purchase the pool of automobile loan contracts from the sponsor pursuant to a purchase agreement and will sell the automobile loan contracts to the issuing entity pursuant to the sale and servicing agreement. If it is discovered that the depositor has breached certain representations or warranties under the sale and servicing agreement with respect to an automobile loan contract, the depositor will be required to repurchase the affected automobile loan contract from the issuing entity if the interests of the noteholders therein are materially and adversely affected by the breach. In this case, the sponsor will be obligated to repurchase the affected automobile loan contract from the depositor pursuant to the purchase agreement. See “Depositor Review of Automobile Loan Contracts—Repurchase Obligations” for more information regarding the representations and warranties that the depositor will make regarding the automobile loan contracts and its repurchase obligations under the sale and servicing agreement.

The sponsor and the depositor have structured this transaction so that the bankruptcy of the sponsor is not expected to result in the consolidation of the depositor’s assets and liabilities with those of the sponsor. On the closing date, the depositor will receive a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor’s assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the depositor’s assets with those of the sponsor, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the automobile loan contracts and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction is structured to produce sufficient cashflows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. Despite the fact that the chief executive officer will make these certifications, this does not reduce or eliminate the risks of investing in the notes.

The Issuing Entity

GM Financial Consumer Automobile Receivables Trust 2026-4, the issuing entity, is a Delaware statutory trust formed under a trust agreement to consummate the transactions described in this prospectus. The issuing entity’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed under “The Owner Trustee.”

The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1.00 as the initial capitalization of the trust. In addition, the depositor will pay organizational expenses of the issuing entity as they may arise.

The issuing entity will not engage in any activities other than:

•	acquiring, holding and managing the automobile loan contracts and its other assets and proceeds from its assets;

•	selling automobile loan contracts from time to time, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the residual certificate (which represents the residual interest in the issuing entity);

•	making payments on the notes and the residual certificate;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these activities.

Modifications to the trust agreement, including to the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice by the depositor to the engaged NRSROs and with the consent of, in certain cases, the holder of the residual certificate and holders of a majority of the then-outstanding principal amount of the notes, and in all cases, subject to the limitations set forth in the trust agreement.

The depositor will use the proceeds from the initial sale of the notes to purchase the automobile loan contracts from the sponsor and to fund the initial deposit to the reserve account. In addition to the automobile loan contracts, the issuing entity will own the trust property, described in “The Trust Property.”

The sale of the automobile loan contracts by the depositor to the issuing entity will be treated as a financing rather than as a sale for accounting purposes. The depositor will represent and warrant that the trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the automobile loan contracts by reason of the indenture and the filing of a UCC-1 financing statement by the issuing entity in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent. The issuing entity will be required to maintain such perfected security interest.

The issuing entity may not, without the prior written consent of the owner trustee: (a) institute any proceedings to be adjudicated as bankrupt or insolvent; (b) consent to the institution of bankruptcy or insolvency proceedings against it; (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it; (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property; (e) make any assignment for the benefit of the issuing entity’s creditors; (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing (any of the foregoing, a “bankruptcy action”). In considering whether to give or withhold written consent to any of these actions by the issuing entity, the owner trustee, with the consent of the certificateholder, shall consider the interests of the noteholders in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The owner trustee will have no duty to give written consent to any of these actions by the issuing entity if the owner trustee has not been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent.

The owner trustee (as such and in its individual capacity) will not be personally liable to any person on account of the owner trustee’s good faith reliance on the provisions of the trust agreement regarding a bankruptcy action or in connection with the owner trustee’s giving prior written consent to a bankruptcy action by the issuing entity in accordance with the trust agreement, or withholding such consent, in good faith, and neither the issuing entity nor any certificateholder will have any claim for breach of fiduciary duty or otherwise against the owner trustee (as such and in its individual capacity) for giving or withholding its consent to any such bankruptcy action. No certificateholder of the issuing entity has the power to commence any bankruptcy actions on behalf of the issuing entity or to direct the owner trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor or the sponsor is not expected to result in the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor. On the closing date, the issuing entity will receive a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity’s assets and liabilities with those of the depositor or the sponsor, as applicable. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

The residual certificate (which represents the residual interest in the issuing entity) will be issued pursuant to the trust agreement and will initially be held by the depositor, the entity that formed the issuing entity. The residual certificate is intended to constitute an “eligible horizontal residual interest” under Regulation RR of the Exchange Act because it is an interest in the issuing entity (i) with respect to which on any distribution date on which the issuing entity has insufficient funds to satisfy its obligation to pay all contractual interest or principal due, any resulting shortfall will reduce amounts payable to the residual certificate prior to any reduction in the amounts payable to any class of notes and (ii) that has the most subordinated claim to payments of both principal and interest by the issuing entity.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of the Automobile Loan Contracts	$1,073,320,282.82
Minimum Specified Reserve Account Amount	$2,611,260.31

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$198,000,000
Class A-2 Notes	$355,610,000
Class A-3 Notes	$355,610,000
Class A-4 Notes	$74,180,000
Class B Notes	$16,710,000
Class C Notes	$15,670,000

Total	$1,015,780,000

The issuing entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust Company, or “WTC”, also referred to herein as the owner trustee, is a Delaware non-depository trust company originally incorporated in 1901. On July 1, 2011, WTC filed an amended charter which changed its status from a Delaware banking corporation to a Delaware non-depository trust company. WTC’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTC is an affiliate of Wilmington Trust, National Association, or “WTNA”, and both WTC and WTNA are subsidiaries of M&T Bank Corporation. Since 1998, WTC has served as owner trustee in numerous asset-backed securities transactions involving automobile loan contracts.

The owner trustee has provided the above information for purposes of complying with Regulation AB. Other than the paragraph above and except as described under “Legal Proceedings,” WTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Pursuant to the trust agreement, the owner trustee will perform limited administrative functions of the issuing entity including the execution and delivery of the Transaction Documents and any related certificate or other document to which the issuing entity is a party. The issuing entity will authorize and direct the trustee to authenticate and deliver the notes and the owner trustee will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the Transaction Documents.

The depositor will indemnify and hold harmless the owner trustee and its officers, directors, successors, assigns, agents and servants against any and all loss, liability or expense incurred by the owner trustee in connection with the performance of its duties under the Transaction Documents or any action, suit or proceeding arising or threatened under the Transaction Documents, except that the depositor shall not be liable for or required to indemnify the owner trustee from any loss, liability or expense that results from the owner trustee’s willful misconduct or gross negligence. The owner trustee is obligated to perform only those duties that are specifically assigned to it in the trust agreement. The owner trustee will not be liable for any action taken at the direction of the servicer or the certificateholder in accordance with the Transaction Documents. The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee unless the owner trustee shall be furnished with indemnification satisfactory to the owner trustee. The owner trustee is not liable for any error of judgment except in the case of willful misconduct or gross negligence.

WTC will be the owner trustee initially, but there are certain conditions under which the owner trustee may be removed or may resign, in which case a successor owner trustee will be appointed. See “Description of the Transaction Documents—Replacement of Owner Trustee” for information regarding the owner trustee’s removal, resignation and replacement.

The Trustee and Trust Collateral Agent

The Bank of New York Mellon will be the trustee (in such capacity, the “trustee”) under the indenture and the trust collateral agent (in such capacity, the “trust collateral agent”) under the indenture. The Bank of New York Mellon is a New York banking corporation. Its corporate trust office is located at (a) solely for the purposes of the transfer, surrender, exchange or presentation for final payment of the notes, 500 Ross Street, Suite 625, Pittsburgh, Pennsylvania 15262, Attention: Transfer Unit – GMCAR 2026-4, and (b) for all other purposes, 240 Greenwich Street, New York, New York 10286, Attn: Corporate Trust Administration – GMCAR 2026-4. The Bank of New York Mellon acts as trustee through its Global Corporate Trust Division in the Securities Services line of business. The Global Corporate Trust Division offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from offices across the U.S. and around the world. Asset classes for which The

Bank of New York Mellon serves as trustee include residential mortgages, credit cards, auto loans, equipment loans and leases, trade receivables, commercial leases and franchise loans. The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with The Bank of New York Mellon and its affiliates. The fees, expenses and indemnities of the trustee and trust collateral agent will be paid by the servicer under the sale and servicing agreement and to the extent not paid thereunder, will be paid by the issuing entity in accordance with the priority of payments set forth under “Description of the Transaction Documents —Distributions — Distribution Date Payments”.

The issuing entity will cause the servicer to indemnify the trustee, the trust collateral agent and their respective officers, directors, employees and agents against any and all loss, liability or expense (including reasonable and documented attorneys’ fees and expenses, and court costs) incurred by each of them in connection with the acceptance or the administration of the issuing entity and the performance of its duties under the Transaction Documents (including any expenses and costs (including reasonable attorneys’ fees and expenses and court costs) incurred in connection with any action or suit brought by the trustee or trust collateral agent to enforce any indemnification or other obligation of the issuing entity or servicer). Neither the issuing entity nor the depositor will be required to indemnify against any loss, liability or expense incurred by the trustee or trust collateral agent through the trustee’s or the trust collateral agent’s own willful misconduct, negligence or bad faith. The trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and the sale and servicing agreement. The trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The trustee is not liable for any error of judgment made by it in good faith. The trustee will not be liable with respect to any action it takes or omits to take pursuant to directions from the noteholders in accordance with the indenture. See “Description of the Notes” for more information regarding the trustee’s duties under the indenture and the trust collateral agent’s duties under the sale and servicing agreement.

The Bank of New York Mellon will be the trustee and trust collateral agent initially, but there are certain conditions under which the trustee and trust collateral agent may be removed or may resign, in which case a successor trustee and trust collateral agent will be appointed. See “Description of the Transaction Documents—Replacement of Trustee” for information regarding the trustee’s and the trust collateral agent’s removal, resignation and replacement.

The Asset Representations Reviewer

Clayton Fixed Income Services LLC, “Clayton”, a Delaware limited liability company, will act as the “asset representations reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment loans and leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is an “eligible asset representations reviewer”, meaning that (i) it is not affiliated with the sponsor, the depositor, the servicer, the trustee, the owner trustee, the trust collateral agent or any of their affiliates, and (ii) neither it nor any of its affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the automobile loan contracts. The asset representations reviewer is not responsible for reviewing the automobile loan contracts for compliance with the representations under the Transaction Documents, except in connection with a review under the asset representations review agreement, or for determining whether noncompliance with any representation is a breach of the Transaction Documents.

The asset representations reviewer’s main duties will be:

•	reviewing certain automobile loan contracts following receipt of a review notice from the trustee, and

•	providing a report on the results of the review to the issuing entity, the servicer and the trustee.

See “Description of the Transaction Documents—Asset Representations Review Triggers and Procedures—Asset Representations Review Procedures” for a description of the nature of the review to be performed by the asset representations reviewer.

The asset representations reviewer will not be liable for any action, omission or error in judgment unless it is due to willful misconduct, bad faith or negligence by the asset representations reviewer. The asset representations reviewer will not be liable for any errors in any review materials relied on by it to perform a review or for the noncompliance or breach of any representation made about the automobile loan contracts.

The issuing entity will, or will cause the servicer to, indemnify the asset representations reviewer for liabilities and damages resulting from the asset representations reviewer’s performance of its duties under the asset representations review agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the asset representations reviewer or as a result of any breach of representations made by the asset representations reviewer in the asset representations review agreement.

The issuing entity will pay the upfront and annual fees and review fees of the asset representations reviewer and pay any indemnities due to the asset representations reviewer, to the extent those amounts are not paid or reimbursed by the servicer. The issuing entity will pay these amounts to the asset representations reviewer on each distribution date, along with similar amounts owed to the trustee, the trust collateral agent and the owner trustee and expenses incurred by the issuing entity under the Transaction Documents (subject, in each case, to the applicable cap on such amounts as described under “Description of the Transaction Documents—Distributions—Distribution Date Payments”), before the issuing entity makes any other payments to items with a lower payment priority.

The asset representations reviewer may not resign unless (i) it becomes legally unable to act or (ii) the issuing entity consents to the resignation. The issuing entity may remove the asset representations reviewer if the asset representations reviewer becomes legally unable to act or becomes subject to a bankruptcy and will be required to remove the asset representations reviewer if it no longer is an eligible asset representations reviewer. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer is in place. Any successor asset representations reviewer must be an eligible asset representations reviewer.

If during any collection period the asset representations reviewer resigns or is removed, replaced or substituted, or if a new asset representations reviewer is appointed, the date on which such event occurred and the circumstances surrounding the change will be indicated on the distribution report filed on Form 10-D relating to that collection period. Additionally, if a new asset representations reviewer has been appointed, information regarding that party will also be provided in the Form 10-D. The predecessor asset representations reviewer will pay the reasonable expenses of the successor asset representations reviewer in transitioning the asset representations reviewer’s obligations under the asset representations review agreement and preparing the successor asset representations reviewer to take on the obligations on receipt of an invoice with reasonable detail of the expenses from the successor asset representations reviewer.

The Sponsor’s Automobile Financing Program

General

GM Financial is a wholly-owned subsidiary of General Motors Financial, which is the wholly-owned captive finance subsidiary of GM and is a global provider of automobile financing solutions for GM. The sponsor has been operating in the automobile finance business in North America since September 1992. GM Financial began a strategic relationship with GM in September 2009 and was acquired by GM in October 2010 in order to provide captive financing capabilities to strategic and underserved segments of GM’s markets. As a part of the broader captive capabilities, GM Financial added prime loan financing in the U.S. in 2014 and became the exclusive subvented loan provider for GM in January 2016.

GM Financial purchases automobile loan contracts from motor vehicle dealers in the United States in the ordinary course of its business. In its capacity as servicer, GM Financial will service the automobile loan contracts that are owned by the issuing entity pursuant to the sale and servicing agreement at one or more regional centers using automated loan servicing and collection systems. GM Financial funds these finance activities in part through “warehouse” credit facilities and securitization transactions.

As GM’s captive finance subsidiary, GM Financial’s business strategy is to help GM sell vehicles while earning an appropriate risk-adjusted return. This includes increasing new GM automobile sales by offering a broad spectrum of competitive financing programs, while continuing to serve as a valuable financing source for non-GM-franchised dealers. The consumer loan program includes full credit spectrum lending under the “GM Financial” brand for GM-franchised dealers and a subprime lending product under the “AmeriCredit” brand for non-GM-franchised dealers. GM Financial’s consumer automobile loan contracts are generally fully amortizing with substantially equal monthly installments. In addition, GM Financial offers automobile leases to consumers and offers commercial lending services for GM-franchised dealers.

Marketing

As a primarily indirect originator of automobile loan contracts, GM Financial focuses its marketing activities on automobile dealers. GM Financial pursues primarily GM-franchised and non-GM-franchised dealers with new and used car operations and select independent dealers.

GM Financial actively monitors its dealer relationships with the objective of maximizing the volume of applications received from each dealer that meets its underwriting standards and profitability objectives. Because GM Financial maintains non-exclusive relationships with dealers, when a customer seeks to purchase a vehicle, the dealer retains discretion to obtain financing for that particular customer from GM Financial or from another financing source. GM Financial’s dealer account representatives regularly contact and visit dealers to solicit new business, explain GM Financial’s underwriting philosophy, and answer any questions regarding GM Financial’s financing programs. To increase the effectiveness of these contacts, dealer account representatives have access to GM Financial’s management information systems, which detail current information regarding the number of applications submitted by a dealer, GM Financial’s responses and the reasons for rejection of any particular application.

GM Financial generally purchases automobile loan contracts without recourse to the dealer. Accordingly, the dealer has no liability to GM Financial if the consumer defaults on the automobile loan contract. However, the dealer typically makes certain representations as to the validity of the automobile loan contract and compliance with certain laws and indemnifies GM Financial against any claims, defenses and set-offs that may be asserted against GM Financial because of assignment of the automobile loan contract or the condition of the related vehicle. Recourse based upon those representations and indemnities would be limited if the dealer had insufficient financial resources to perform upon such representations and indemnities. GM Financial does not view recourse against the dealer on these representations and indemnities to be of material significance in its decision to purchase automobile loan contracts from a dealer.

Origination Network

GM Financial’s origination platform provides specialized focus on marketing and financing programs and underwriting automobile loan contracts. Responsibilities are segregated so that the sales group markets GM Financial’s programs and products to its dealer customers, while the underwriting group focuses on underwriting, negotiating and closing applications submitted by those dealers. The sales and underwriting groups are further segregated, with separate teams servicing GM-franchised dealers and non-GM-franchised dealers. This structure allows GM Financial to maintain efficient service for its non-GM-franchised dealers while providing GM-franchised dealers the broader loan, lease and commercial lending products. All underwriters are aligned with credit centers and may work remotely. Dealer account representatives are aligned with the credit centers and work remotely in their service areas. GM Financial believes that the personal relationships its credit underwriters and dealer account representatives establish with the dealers’ staff are an important factor in creating and maintaining productive relationships with its dealer customer base.

GM Financial selects markets for credit center locations based upon numerous factors, most notably proximity to the geographic markets and dealers it seeks to serve and availability of qualified personnel. Credit centers are typically situated in suburban office buildings.

Credit centers are staffed by a credit center vice president, regional credit managers, credit managers and credit underwriting specialists. The credit center vice president reports to a senior vice president in GM Financial’s corporate office. Credit center personnel are compensated with base salaries and incentives based on overall credit center performance, which includes factors such as credit quality, pricing adequacy and volume objectives. The credit center vice presidents, regional credit managers and senior vice presidents monitor credit center compliance with GM Financial’s underwriting guidelines. GM Financial’s management information systems provide these managers with access to credit center information, enabling them to consult with credit center teams on credit decisions and assess adherence to GM Financial’s credit policies. Additionally, information systems and underwriting systems have systemic controls which limit an underwriter from approving business outside of their assigned credit authority. The senior vice presidents also make periodic visits to the credit centers to conduct operational reviews.

Dealer account representatives solicit dealers for applications and maintain GM Financial’s relationships with the dealers in their geographic vicinity, but do not have responsibility for credit approvals. GM Financial believes the local presence provided by its dealer account representatives enables it to be more responsive to dealer concerns and local market conditions. Applications solicited by the dealer account representatives are underwritten at the credit centers. The dealer account representatives are compensated with base salaries and incentives based on automobile loan contract dealer penetration rates and volume objectives. The dealer account representatives report to regional sales managers, who report to sales vice presidents. The sales vice presidents report to a senior vice president in GM Financial’s corporate office.

Manufacturer Relationship

GM Financial coordinates with GM to establish marketing programs for loan products. These programs serve GM Financial’s goal of increasing new automobile loan contract originations and GM’s goal of making credit more available and affordable to consumers purchasing vehicles sold by GM. The programs may include special-rate financing, down payment assistance and cash payments directly to dealers. GM Financial has programs with GM, typically known as subvention programs, under which GM provides cash payments to GM Financial so that GM Financial can offer lower customer payments on automobile loan contracts it purchases from GM’s dealer network. Under these subvention programs, GM Financial determines the appropriate amount to charge GM for the vehicles contracted under a specific subvention program. In determining this amount, consideration is given to the subvented rate and automobile loan contract term as well as an applicant’s risk profile. The combined subvented support payments are paid by GM directly to GM Financial and do not constitute cashflow that is available to make payments on any notes.

Credit Underwriting

GM Financial utilizes underwriting guidelines to achieve a given business strategy for automobile loan contract originations. These guidelines are dependent upon risk tolerances which may, and often do, change depending on many factors. These include, but are not limited to: GM Financial’s strategic objectives; market demand for automobile finance; the accessibility and cost of financing to GM Financial to support its automobile loan contract originations; the general economic environment; consumer credit trends; and volatility in used car pricing. GM Financial reviews profitability metrics on a consolidated basis as well as by various segmentations, including but not limited to geographic region, origination channel, and automobile loan contract levels. The following paragraphs discuss in more detail GM Financial’s proprietary credit scoring system, underwriting guidelines and the underwriting process.

GM Financial’s credit approval process is supported by its proprietary credit scoring system. Credit scoring is used to differentiate credit applicants and to statistically rank-order credit risk in terms of expected default rates. For example, if an application has a lower score, that indicates a higher probability that the related customer will default on the automobile loan contract. The credit scoring system incorporates data contained in the customer’s credit application, credit bureau report and other third-party data sources, together with the structure of the proposed automobile loan contract.

The credit scoring system was developed primarily through statistical analysis of GM Financial’s consumer demographic and portfolio databases consisting of data GM Financial has collected over its more than 20 years of operating history. Because this historical data was predominantly focused on the below prime segment, the credit scoring models for prime obligors were also developed, in part, through analysis of credit bureau data for prime obligors purchased from a national credit bureau archive. GM Financial’s historical automobile loan contract performance data was blended with this supplemental credit bureau data to create a more appropriate risk assessment of the full credit spectrum of consumers that typically apply for credit with captive finance companies such as GM Financial for automobile loan contracts.

GM Financial’s credit scorecards are monitored for design stability and effectiveness on an ongoing basis. Periodically, GM Financial refines its scorecards based on new information, including but not limited to changing applicant demographics, credit trends and identified correlations between expected and actual performance.

While GM Financial employs a credit scoring system in the credit approval process, credit scoring does not eliminate the risk that some portion of the obligors will default on their payment obligations under their automobile loan contracts. Adverse changes in certain macroeconomic factors after origination could also negatively impact credit performance of GM Financial’s automobile loan contract portfolio.

In addition to the proprietary credit scoring system described above, GM Financial sets other underwriting guidelines. These underwriting guidelines are comprised of a number of evaluation criteria, which may be used in total or in part, including: (i) identification and assessment of the applicant’s willingness and capacity to repay the automobile loan contract, including consideration of credit history and performance on past and existing obligations; (ii) credit bureau data; (iii) collateral identification and valuation; (iv) payment structure and debt ratios; (v) insurance information; (vi) employment, income and residency verifications, as considered appropriate; and (vii) in certain cases, the creditworthiness of a co-obligor. These underwriting guidelines, and the minimum credit risk profiles of applicants GM Financial will approve based on the rank-ordering determined by the credit scorecards as described above, are subject to change from time to time based on economic, competitive and capital market conditions as well as GM Financial’s overall origination strategies.

GM Financial originates automobile loan contracts through underwriting specialists located in regional credit centers using a credit approval process tailored to local market conditions. Underwriting personnel have a specific credit authority based upon their experience and established credit scoring parameters. More experienced specialists are assigned higher approval levels. If an application’s attributes and characteristics exceed an underwriting specialist’s credit authority, each specialist has the ability to escalate the application to a more senior underwriter with a higher level of approval authority. Authorized senior underwriting officers may approve any application notwithstanding the underwriting guidelines as part of the overall underwriting process. While the credit approval process is decentralized, GM Financial’s application processing system includes controls to ensure that credit decisions comply with GM Financial’s current credit scoring strategies and underwriting policies and procedures, including approval authorities.

Application packages completed by prospective obligors are received electronically through web-based platforms that automate and accelerate the financing process. Upon receipt or entry of application data into GM Financial’s application processing system, a credit bureau report and other third-party data sources are automatically accessed and a proprietary credit score is computed. An application may be automatically approved, automatically declined or sent for manual review. Applications not automatically approved or declined will have underwriting personnel continue to review the application package and determine whether to approve the application, approve the application subject to conditions that must be met, or deny the application. Underwriting automobile loan contracts is a process that may include judgment at this stage. At this judgmental review stage, the credit applications are individually reviewed by an underwriting specialist, who examines the information utilized in the initial credit scoring system process together with any additional data.

Once the final terms are established, the application is assigned a final credit score by the credit scoring system. A credit decision to approve or reject the application is made, either by an automated system or by a credit underwriter or personnel with the required level of authority. Dealers are contacted electronically regarding credit decisions. Declined applicants are also provided with appropriate notification of the decision.

Completed automobile loan contract packages are sent to GM Financial by the related dealer. Automobile loan contract documentation is scanned to create electronic images and electronically forwarded to GM Financial’s centralized automobile loan contract processing department. A processing representative verifies certain application information as appropriate. Automobile loan contract terms, insurance coverage and other information may then be verified or confirmed with the customer. GM Financial contracts with a third party to maintain the original automobile loan contract and title documents on its behalf.

Once an automobile loan contract is cleared for funding, funds are electronically transferred to the dealer or in certain instances a check is issued. Upon funding of the automobile loan contract, GM Financial acquires a perfected security interest in the automobile that was financed. Daily reports of newly-originated automobile loan contracts are generated for review by senior operations management.

GM Financial uses programs developed and maintained by service providers that allow it to complete the entire contracting process electronically. The majority of the automobile loan contracts (by aggregate principal balance as of the cutoff date) were originated as electronic automobile loan contracts. The percentage of electronic automobile loan contracts may change if, pursuant to the sale and servicing agreement, the custodian converts tangible automobile loan contracts to electronic automobile loan contracts or electronic automobile loan contracts to tangible automobile loan contracts after the closing date. Automobile loan contracts that are created electronically are electronically signed by the related obligors and are stored in an electronic vault that is maintained by a third party to facilitate the process of creating and storing such electronic automobile loan contracts. The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic automobile loan contract as being the single authoritative copy of the automobile loan contract; (ii) manage access to and the expression of the authoritative copy; (iii) identify GM Financial as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. GM Financial typically does not maintain physical copies of any electronic automobile loan contracts. GM Financial may decide to convert some or all of its automobile loan contracts to electronic automobile loan contracts in the future.

Automobile Loan Contract Servicing

GM Financial’s servicing activities include collecting and processing customer payments, responding to customer inquiries, initiating contact with customers who are delinquent in payments, maintaining the security interest in financed vehicles, and arranging for the repossession of financed vehicles, liquidation of collateral and pursuit of deficiencies when appropriate. As servicer, GM Financial will prepare monthly servicer reports, provide distribution instructions to the trust collateral agent and prepare annual compliance reports. GM Financial services under the “GM Financial” brand and may service under other GM affiliate brand names.

When an automobile loan contract is originated, the related financed vehicle is required to be covered by a comprehensive and collision insurance policy in accordance with GM Financial’s customary servicing procedures. The servicer does not customarily advance interest or principal payments on behalf of obligors and the Transaction Documents do not allow or require the servicer to make advances with respect to the automobile loan contracts owned by the issuing entity. However, obligors participating in reward or loyalty programs sponsored by GM Financial or any of its affiliates may use points accrued under the program to offset a limited amount of their monthly payment, in which case GM Financial shall remit the offset amount out of its own funds to the servicer.

Collections

GM Financial services the automobile loan contract portfolio through regional centers located in San Antonio, Texas; Chandler, Arizona; Charlotte, North Carolina; and Peterborough, Ontario. A predictive dialing system is utilized to make telephone calls to customers in the early stages of delinquency. The predictive dialer is a computer-controlled telephone dialing system that simultaneously dials telephone numbers of multiple customers from a file of records extracted from GM Financial’s database. Once a connection is made to the automated dialer’s call, the system automatically transfers the call to a collector and the relevant account information to the collector’s computer screen. By eliminating the time spent on attempting to reach customers, the system gives a single collector the ability to contact a larger number of customers daily.

Once an account reaches a certain level of delinquency, it moves to one of GM Financial’s advanced collection units. The objective of these collectors is to resolve the delinquent account. This unit will service the account through resolution. GM Financial may repossess a financed vehicle if an account is deemed uncollectible; the financed vehicle is deemed to be in danger of being damaged, destroyed or hidden; GM Financial determines that the customer is dealing in bad faith; or the customer voluntarily surrenders the financed vehicle to GM Financial.

Statistically-based behavioral assessment models are used in GM Financial’s automobile loan contract servicing activities to project the relative probability that an individual account will have further credit deterioration. The behavioral assessment models are used to help develop servicing strategies for the portfolio or for targeted account groups within the portfolio.

At times, GM Financial offers payment deferrals to customers who have encountered temporary financial difficulties that hinder their ability to pay in accordance with their automobile loan contract terms. A deferral allows the customer to move delinquent payments to the end of the automobile loan contract, usually by paying a fee that is calculated in a manner specified by applicable law. The collector reviews the customer’s attribute-based factors, such as past payment history, recent extensions and behavioral score, and assesses the customer’s desire and capacity to make future payments. Before agreeing to a deferral, the collector also considers whether the deferment transaction complies with GM Financial’s policies and guidelines. Any exceptions to the sponsor’s policies and guidelines for deferrals must be approved in accordance with these policies and guidelines. While payment deferrals are initiated and approved in the collections department, a separate department processes authorized deferment transactions. Exceptions to the deferment guidelines are also monitored by GM Financial’s centralized credit risk management function.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more customer notifications as required, a prescribed waiting period prior to disposition of the repossessed vehicle and return of personal items to the customer. Some jurisdictions provide the customer with reinstatement or redemption rights. Legal requirements, particularly in the event of customer bankruptcy, may restrict GM Financial’s ability to repossess a vehicle or dispose of the repossessed vehicle. All repossessions must be approved by the designated level of authority. GM Financial engages independent repossession firms to handle repossessions. Upon repossession and after any prescribed waiting period, the repossessed vehicle is sold at auction. The proceeds from the sale of the financed vehicle at auction, and any other recoveries, are credited against the remaining balance outstanding under the related automobile loan contract. Auction proceeds from the sale of a repossessed financed vehicle and other recoveries may not be sufficient to cover the remaining balance outstanding under the related automobile loan contract, and the resulting deficiency is written-off. GM Financial pursues collection of deficiencies when it deems such action to be appropriate.

GM Financial’s policy is to charge off an automobile loan contract in the month in which the automobile loan contract becomes one-hundred twenty (120) days contractually delinquent if it has not repossessed the related financed vehicle. GM Financial also charges off automobile loan contracts in repossession when the financed vehicle is repossessed and legally available for disposition. A charge-off represents the difference between the estimated net sales proceeds and the outstanding principal balance of the delinquent automobile loan contract, including accrued interest.

Risk Management

GM Financial’s credit risk management function is responsible for monitoring the automobile loan contract approval process and supporting the supervisory role of senior operations management. The credit risk management function also regularly reviews the performance of GM Financial’s credit scoring system by tracking actual performance versus projected performance by credit score. It is also responsible for assisting GM Financial’s data science team in the development and enhancement of the credit scorecards.

GM Financial’s underwriting guidelines and credit decisioning models are regularly modified, updated and enhanced. Post-funding credit performance is monitored and analyzed by the credit risk management department to determine if any process changes are required depending on GM Financial’s strategic objectives and/or economic conditions. Additionally, GM Financial tracks key variables such as applicant data, credit bureau and credit score information, automobile loan contract structures and terms, and payment histories.

Credit performance reports track portfolio performance at various levels of detail, including total portfolio, credit center and dealer. Various reports and analytical data are generated to monitor credit quality and performance as well as to refine the structure and mix of new automobile loan contract originations. All of this ongoing analysis is regularly reviewed and analyzed by GM Financial to aid in adjusting and improving origination processes and decisioning.

GM Financial’s centralized credit review department conducts regular targeted reviews of new originations and provides recurring reporting and monitoring. The primary objectives of the reviews are to identify risks and associated controls, to measure compliance with GM Financial’s written policies and procedures, and to examine the credit decisions generated during the originations process.

The Sponsor’s Securitization Program

This is the thirty-sixth publicly offered and thirty-ninth securitization of prime automobile loan contracts that the sponsor has sponsored under the GM Financial Consumer Automobile Receivables Trust, or “GMCAR”, program. In addition, the sponsor has sponsored securitizations of prime automobile loan contracts under the GM Financial Revolving Receivables Trust, or “GMREV”, program. Under the AmeriCredit Automobile Receivables Trust, or “AMCAR”, program, which primarily includes sub-prime automobile loan contracts, the sponsor has previously sponsored over 100 securitizations since 1994. The sponsor also completed three transactions under the AmeriCredit Prime Automobile Receivables Trust, or “APART”, program between 2007 and 2009, which primarily included prime and near-prime automobile loan contracts. In 2014, the sponsor began to sponsor securitizations backed by automobile lease assets under its GM Financial Automobile Leasing Trust, or “GMALT”, program; and in 2015 the sponsor began to sponsor securitizations backed by dealer floorplan receivables under its GMF Floorplan Owner Revolving Trust, or “GFORT”, program.

Each of the sponsor’s previous securitizations of automobile loan contracts had a similar legal structure to the current transaction. In each of those securitizations, the sponsor and/or originating affiliates of the sponsor either purchased automobile loan contracts from automobile dealers and other third-party lenders or originated the automobile loan contracts directly with consumers and the sponsor then sold those automobile loan contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then resold the automobile loan contracts to a newly-created statutory trust that issued asset-backed securities that were backed by the automobile loan contracts. The sponsor served as and, with respect to the outstanding transactions, continues to serve as, servicer on each transaction.

GM Financial’s Static Pool Information

Information about prime automobile loan contracts previously securitized by GM Financial under the GMCAR program is contained in Annex A to this prospectus. The characteristics of the automobile loan contracts described in Annex A may vary from the characteristics of the automobile loan contracts included in the pool related to this transaction. For additional details regarding the pool, please refer to “The Automobile Loan Contracts – Composition” in this prospectus. These differences, along with the varying economic conditions applicable to the prior securitized pools, may make it unlikely that the pool described in this prospectus will perform in the same way that any automobile loan contracts described in Annex A have performed.

Static pool information contained in Annex A to this prospectus includes summary information for original characteristics of automobile loan contracts, the distribution of automobile loan contracts by geographic locations of obligors, the distribution of automobile loan contracts by vehicle segment, vehicle make and vehicle model, and prepayment speeds, delinquency information and loss information.

The Trust Property

The trust property will include, among other things:

•	a pool consisting of automobile loan contracts, which are secured by new and used automobiles, light duty trucks and utility vehicles;

•	moneys received with respect to the automobile loan contracts, after the cutoff date;

•	amounts that are held in the collection account, the note distribution account and the reserve account;

•	the security interests in the financed vehicles granted by obligors;

•	an assignment of the proceeds received from dealers under agreements between the sponsor and dealers;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loan contracts;

•	the automobile loan contract files;

•	other rights under the Transaction Documents, including an assignment of the depositor’s rights against the sponsor for breaches of representations and warranties under the purchase agreement; and

•	all proceeds from the items described above.

The automobile loan contracts will be purchased by the depositor from the sponsor under the purchase agreement, and will then be purchased by the issuing entity from the depositor under the sale and servicing agreement, in each case on or about the closing date.

The automobile loan contracts were originated by the sponsor through dealers or were originated directly with consumers by the sponsor according to the sponsor’s credit policies. The automobile loan contracts originated by dealers have been assigned to the sponsor and evidence the indirect financing made to the obligor. The sponsor’s agreements with the dealers who originated the automobile loan contracts may provide for repurchase by or recourse against the dealer if there is a breach of a representation or warranty under the relevant dealer agreement.

Under the indenture, the issuing entity will grant a security interest in the trust property to the trust collateral agent for the trustee’s benefit on the noteholders’ behalf. Any proceeds of the trust property will be distributed according to the indenture.

The Automobile Loan Contracts

Eligibility Criteria for Automobile Loan Contracts

The automobile loan contracts were selected according to several criteria. In addition, as of the cutoff date the automobile loan contracts were selected from the sponsor’s portfolio of prime automobile loan contracts based on the following criteria:

(a)	each automobile loan contract had a remaining maturity of not less than 3 months and not more than 84 months;

(b)	each automobile loan contract had an original maturity of not less than 3 months and not more than 84 months;

(c)	each automobile loan contract had a remaining Principal Balance (as defined in the Glossary) of at least $250 and not more than $150,000;

(d)	each automobile loan contract has an annual percentage rate of not more than 20%;

(e)	no automobile loan contract was more than 30 days past due;

(f)	neither the sponsor nor anyone acting on its behalf advanced funds to cause any automobile loan contract to qualify under clause (e) above;

(g)	each automobile loan contract is a simple interest automobile loan contract;

(h)	each obligor had a United States or United States territory billing address as of the date of origination of the automobile loan contract;

(i)	each automobile loan contract is denominated in, and each automobile loan contract provides for payment in, United States dollars;

(j)

each automobile loan contract arose under a contract that is assignable without the consent of, or notice to, the obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the servicer to exercise its rights under the sale and servicing agreement, including, without limitation, its right to review the contract;

(k)	each automobile loan contract arose under a contract with respect to which the sponsor has performed all obligations required to be performed by it thereunder;

(l)	no automobile related to an automobile loan contract was held in repossession;

(m)	no obligor was in bankruptcy; and

(n)	neither the sponsor nor the depositor has selected the automobile loan contracts in a manner that either of them believes is adverse to the interests of the noteholders.

Automobile loan contracts representing 10% or more of the aggregate Principal Balance of the automobile loan contracts as of the cutoff date were originated in the State of Texas. The performance of the automobile loan contracts in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such state.

No expenses incurred in connection with the selection and acquisition of the automobile loan contracts will be paid for from the offering proceeds.

Composition

The information presented in this prospectus is based on a pool of automobile loan contracts as of the cutoff date, which is the close of business on September 1, 2026. As of the cutoff date, the automobile loan contracts had an aggregate principal balance of $1,073,320,282.82.

The automobile loan contract pool’s composition and distribution by credit bureau score at origination, original term, APR, powertrain, geographic location, wholesale loan-to-value (LTV) ratio, vehicle make, vehicle model and vehicle segment as of the cutoff date are detailed in the following tables:

Composition of the Automobile Loan Contracts

as of the Cutoff Date(1)

	New	Used	Total

Aggregate Principal Balance	$867,168,106.22	$206,152,176.60	$1,073,320,282.82

Number of Automobile Loan Contracts	22,484	8,076	30,560

Percent of Aggregate Principal Balance	80.79%	19.21%	100.00%

Average Principal Balance	$38,568.23	$25,526.52	$35,121.74
Range of Principal Balances	($261.07 to $149,991.11)	($281.22 to $133,614.27)	($261.07 to $149,991.11)

Weighted Average APR(2)	6.26%	9.85%	6.95%
Range of APRs	(0.00% to 17.12%)	(0.00% to 19.94%)	(0.00% to 19.94%)

Weighted Average Remaining Term(2)	60 months	63 months	60 months
Range of Remaining Terms	(3 to 83 months)	(3 to 83 months)	(3 to 83 months)

Weighted Average Original Term(2)	72 months	73 months	72 months
Range of Original Terms	(12 to 84 months)	(24 to 84 months)	(12 to 84 months)

Weighted Average Wholesale LTV(2)(3)			103%

Weighted Average Credit Bureau Score(2)(4)			773

Weighted Average Custom Score(2)(5)			335

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Calculated based on aggregate principal balance.

(3) See footnote (2) of the “Distribution of the Automobile Loan Contracts by Wholesale LTV as of the Cutoff Date” table below.

(4) See footnote (2) of the “Distribution of the Automobile Loan Contracts by Credit Bureau Score as of the Cutoff Date” table below.

(5) Proprietary credit score developed and utilized by the sponsor to support the credit approval and pricing process. The scale of the proprietary score is not comparable to a credit bureau score.

Distribution of the Automobile Loan Contracts by Credit Bureau Score

as of the Cutoff Date(1)

	Credit Bureau Score(2)	% of Aggregate Principal Balance(3)
	Greater than 849	11.76%
	800 – 849	25.92%
	750 – 799	25.51%
	700 – 749	23.19%
	650 – 699	12.20%
	600 – 649	1.42%
	Less than 600	0.00%
	Not Available	0.00%

Weighted Average Credit Bureau Score	773

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) A FICO® Auto Score provided by credit reporting agencies. The sponsor utilizes Transunion, Equifax or Experian credit reports depending on the location of the obligor.

(3) Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Original Term

as of the Cutoff Date(1)

Original Term to Scheduled Maturity	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
1 – 24 months	$ 528,121.54	0.05%	33	0.11%
25 – 36 months	86,888,388.59	8.10%	3,475	11.37%
37 – 48 months	38,642,528.82	3.60%	1,475	4.83%
49 – 60 months	145,488,835.42	13.56%	4,843	15.85%
61 – 72 months	252,390,996.99	23.51%	8,095	26.49%
73 – 75 months	105,480,627.26	9.83%	2,735	8.95%
76 – 84 months	443,900,784.20	41.36%	9,904	32.41%

Total	$ 1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by APR

as of the Cutoff Date(1)

Distribution by APR	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
0.000% to 0.999%	$76,706,453.55	7.15%	2,883	9.43%
1.000% to 1.999%	20,877,957.96	1.95%	908	2.97%
2.000% to 2.999%	41,636,043.25	3.88%	1,284	4.20%
3.000% to 3.999%	86,820,554.31	8.09%	2,793	9.14%
4.000% to 4.999%	61,458,282.47	5.73%	1,794	5.87%
5.000% to 5.999%	129,786,971.10	12.09%	3,030	9.91%
6.000% to 6.999%	131,450,128.29	12.25%	3,680	12.04%
7.000% to 7.999%	137,802,196.00	12.84%	3,811	12.47%
8.000% to 8.999%	149,094,167.85	13.89%	3,692	12.08%
9.000% to 9.999%	88,755,951.55	8.27%	2,296	7.51%
10.000% to 10.999%	50,152,541.64	4.67%	1,310	4.29%
11.000% to 11.999%	33,907,430.55	3.16%	926	3.03%
12.000% to 12.999%	23,294,088.34	2.17%	733	2.40%
13.000% to 13.999%	17,843,207.68	1.66%	560	1.83%
14.000% to 14.999%	12,919,391.03	1.20%	422	1.38%
15.000% to 15.999%	6,039,658.61	0.56%	234	0.77%
16.000% to 16.999%	2,851,272.23	0.27%	115	0.38%
17.000% to 17.999%	1,128,438.81	0.11%	50	0.16%
18.000% to 18.999%	510,692.77	0.05%	23	0.08%
19.000% to 19.999%	284,854.83	0.03%	16	0.05%

Total	$1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Powertrain

as of the Cutoff Date(1)

Powertrain	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Internal Combustion	$1,026,688,550.30	95.66%	29,408	96.23%
Hybrid Electric(3)	5,931,502.80	0.55%	169	0.55%
Battery Electric	40,700,229.72	3.79%	983	3.22%

Total	$1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

(3) Includes vehicles with a plug-in hybrid electric power source.

Distribution of the Automobile Loan Contracts by Geographic Location of Obligor

as of the Cutoff Date(1)

Geographic Location	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Alabama	$22,240,800.12	2.07%	630	2.06%
Alaska	1,393,242.92	0.13%	36	0.12%
Arizona	30,537,456.10	2.85%	768	2.51%
Arkansas	11,502,176.39	1.07%	337	1.10%
California	87,901,595.72	8.19%	2,149	7.03%
Colorado	14,922,425.37	1.39%	400	1.31%
Connecticut	7,209,737.96	0.67%	236	0.77%
Delaware	2,904,700.62	0.27%	81	0.27%
Florida	76,663,234.72	7.14%	2,056	6.73%
Georgia	48,133,654.51	4.48%	1,259	4.12%
Hawaii	2,120,303.16	0.20%	49	0.16%
Idaho	2,028,562.09	0.19%	55	0.18%
Illinois	37,689,793.50	3.51%	1,228	4.02%
Indiana	17,622,047.36	1.64%	563	1.84%
Iowa	9,984,653.23	0.93%	329	1.08%
Kansas	5,274,347.26	0.49%	161	0.53%
Kentucky	14,608,282.50	1.36%	457	1.50%
Louisiana	40,273,291.13	3.75%	1,108	3.63%
Maine	4,339,591.42	0.40%	129	0.42%
Maryland	10,461,283.99	0.97%	300	0.98%
Massachusetts	7,981,248.91	0.74%	274	0.90%
Michigan	45,343,306.70	4.22%	1,586	5.19%
Minnesota	17,966,993.88	1.67%	603	1.97%
Mississippi	15,826,303.49	1.47%	434	1.42%
Missouri	18,937,412.12	1.76%	612	2.00%
Montana	3,529,918.70	0.33%	102	0.33%
Nebraska	6,441,780.26	0.60%	222	0.73%
Nevada	11,890,026.27	1.11%	274	0.90%
New Hampshire	5,069,684.17	0.47%	166	0.54%
New Jersey	20,198,056.10	1.88%	632	2.07%
New Mexico	9,827,095.72	0.92%	211	0.69%
New York	48,075,306.28	4.48%	1,586	5.19%
North Carolina	24,842,390.36	2.31%	706	2.31%
North Dakota	4,763,714.79	0.44%	144	0.47%
Ohio	44,689,470.91	4.16%	1,489	4.87%
Oklahoma	15,674,517.86	1.46%	487	1.59%
Oregon	4,197,835.24	0.39%	125	0.41%
Pennsylvania	30,028,057.72	2.80%	1,097	3.59%
Rhode Island	2,747,081.97	0.26%	88	0.29%
South Carolina	15,279,673.22	1.42%	423	1.38%
South Dakota	2,939,715.24	0.27%	104	0.34%
Tennessee	20,049,674.02	1.87%	580	1.90%
Texas	186,938,936.48	17.42%	4,439	14.53%
Utah	3,577,828.05	0.33%	88	0.29%
Vermont	4,084,152.95	0.38%	117	0.38%
Virginia	14,226,035.94	1.33%	422	1.38%
Washington	6,194,101.00	0.58%	157	0.51%
West Virginia	12,037,349.26	1.12%	323	1.06%
Wisconsin	20,036,963.46	1.87%	671	2.20%
Wyoming	1,813,505.28	0.17%	60	0.20%
Other(3)	300,966.40	0.03%	7	0.02%

Total	$1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

(3) States and Territories with aggregate principal balances less than $1,000,000 each.

Distribution of the Automobile Loan Contracts by Wholesale LTV

as of the Cutoff Date(1)

	Wholesale LTV(2) Range	% of Aggregate Principal Balance(3)
	Less than 100.00%	37.97%
	100.00% – 109.99%	17.58%
	110.00% – 119.99%	17.73%
	120.00% – 129.99%	16.36%
	130.00% – 139.99%	8.18%
	140.00% – 149.99%	2.18%
	150.00% and greater	0.02%

Weighted Average Wholesale LTV	103%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Wholesale LTV is calculated using the total amount financed, which may include taxes, title fees and ancillary products over the wholesale auction value of the financed vehicle at the time the vehicle is financed. The vehicle value at origination is determined by using NADA or “Kelley Blue Book Trade-in” prices for used vehicles or dealer invoice/dealer wholesale price for new vehicles.

(3) Percentages may not add to 100% because of rounding.

Distribution of the Automobile Loan Contracts by Vehicle Make

as of the Cutoff Date(1)

Vehicle Make	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Buick	$59,675,071.04	5.56%	2,363	7.73%
Cadillac	62,550,770.76	5.83%	1,366	4.47%
Chevrolet	596,508,669.50	55.58%	17,469	57.16%
Ford	11,297,383.95	1.05%	463	1.52%
GMC	293,689,509.12	27.36%	6,638	21.72%
Other(3)	49,598,878.45	4.62%	2,261	7.40%

Total	$1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

(3) Vehicle makes with an aggregate principal balance of less than 1% of the aggregate principal balance of the pool.

Distribution of the Automobile Loan Contracts by Vehicle Model

as of the Cutoff Date(1)

Vehicle Model	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Silverado	$256,681,057.65	23.91%	5,986	19.59%
Sierra	180,649,268.06	16.83%	3,679	12.04%
Equinox	80,365,194.86	7.49%	3,424	11.20%
Traverse	60,204,666.77	5.61%	1,692	5.54%
Trax	44,452,692.74	4.14%	1,979	6.48%
Yukon	41,679,245.43	3.88%	666	2.18%
Tahoe	38,526,886.79	3.59%	757	2.48%
Colorado	32,338,280.00	3.01%	1,091	3.57%
Acadia	31,189,445.90	2.91%	918	3.00%
Suburban	27,667,778.36	2.58%	454	1.49%
Escalade	26,695,497.31	2.49%	292	0.96%
Enclave	25,787,464.55	2.40%	765	2.50%
Terrain	23,048,000.18	2.15%	917	3.00%
Trailblazer	18,468,369.22	1.72%	869	2.84%
Blazer	16,212,549.55	1.51%	594	1.94%
Other(3)	169,353,885.45	15.78%	6,477	21.19%

Total	$1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

(3) Vehicle models with an aggregate principal balance of less than 1.50% of the aggregate principal balance of the pool.

Distribution of the Automobile Loan Contracts by Vehicle Segment

as of the Cutoff Date(1)

Vehicle Segment	Aggregate Principal Balance	% of Aggregate Principal Balance(2)	Number of Automobile Loan Contracts	% of Total Number of Automobile Loan Contracts(2)
Car	$44,898,370.83	4.18%	1,598	5.23%
CUV	276,471,817.50	25.76%	10,032	32.83%
SUV	250,485,009.47	23.34%	7,098	23.23%
Truck	501,436,934.15	46.72%	11,831	38.71%
Segment Unavailable(3)	28,150.87	0.00%	1	0.00%

Total	$1,073,320,282.82	100.00%	30,560	100.00%

(1) For a description of how the information presented in this table may differ from the asset-level data filed with the SEC on Form ABS-EE, see “Depositor Review of Automobile Loan Contracts—Asset-Level Data About the Automobile Loan Contracts.”

(2) Percentages may not add to 100% because of rounding.

(3) Vehicle segmentation was not available for certain accounts at the time the pool was selected.

Simple Interest Automobile Loan Contract

The obligor under each automobile loan contract is required to pay a specified total amount of payments, in substantially equal monthly installments on each due date under the automobile loan contract. Each obligor’s total payment amount equals the amount financed plus interest charges for the related automobile loan contract’s entire term. The interest charges on the automobile loan contracts are determined by the simple interest method.

Under a simple interest automobile loan contract, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the automobile loan contract (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding automobile loan contract payment. The remainder of the obligor’s payment amount is allocated to reduce the principal balance financed. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest automobile loan contract, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the automobile loan contract will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest automobile loan contract after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the automobile loan contract will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled distribution date.

Depositor Review of Automobile Loan Contracts

In connection with the offering of the publicly offered notes, the depositor has performed a review to determine the accuracy of the disclosures made regarding the trust property, including the automobile loan contracts and the initial asset-level data, in order to provide reasonable assurance that the disclosure regarding the trust property is accurate in all material respects under Rule 193 of the Securities Act. Based on the various aspects of the review that are described in greater detail below, the depositor has determined that it has reasonable assurance that all disclosure regarding the trust property that is contained in this prospectus including the asset-level data is accurate in all material respects.

The depositor consulted with, and was assisted by, responsible personnel of the sponsor in performing the review. In addition to internally conducted reviews, the depositor engaged a third party to assist in certain components of the review related to a sample of the automobile loan contracts that are included in the trust property. The depositor determined the nature, extent and timing of the review and level of assistance provided by the third party. In addition, the depositor assumes the responsibility for the review and the findings and conclusions of the review and attributes all findings and conclusions to itself. The review performed consisted of:

•

Process and Systems Review: Personnel of the sponsor confirmed by conducting a review of its loan origination, underwriting, funding and servicing processes and systems that the descriptions contained in this prospectus of how the automobile loan contracts in the pool were originated and how they are serviced are accurate.

•

Forms Review: Personnel of the sponsor confirmed that the forms of contracts that were used to originate the automobile loan contracts in the pool conform in all material respects to the descriptions of those contracts in this prospectus. Personnel of the sponsor also confirmed that forms of dealer agreements pursuant to which it acquired automobile loan contracts from dealers conform in all material respects to the descriptions of those dealer agreements in this prospectus. Appropriate internal legal personnel confirmed that the descriptions of legal and regulatory considerations relating to the origination, ownership and servicing of the automobile loan contracts reflect current federal and state laws and regulations.

•	Internal Reviews: Several departments within the sponsor perform initial and on-going reviews of the origination and servicing processes.

○

Funding ensures all information is complete and accurate on the loan documentation package, confirms the loan documentation package meets consumer regulatory compliance, and verifies application details such as employment, residence and references (each as applicable). If all necessary information is received and complete the automobile loan contract will be booked onto the system and funds will be distributed to the dealer.

○

Credit Review conducts testing of a random sampling of newly originated automobile loan contracts to measure adherence with current underwriting guidelines. The department may create targeted reviews of credit centers, individual underwriters or dealers based on the results of their testing. Results from these reviews assist management in determining if further training is needed for underwriters and/or if adjustments should be made to the underwriting guidelines.

○	Risk Management develops, updates and monitors the custom scorecards. The department also monitors overall credit quality and tracks delinquency and loss trends for the entire portfolio.

○

Internal Audit performs independent reviews of various internal processes, procedures, systems and controls throughout the organization. These reviews are conducted on a regular and recurring basis determined by the risk assessment of the specific operational area.

•

Sample Automobile Loan Contract Review: For each securitization trust, the depositor selects automobile loan contracts for inclusion based on set eligibility criteria described in the related prospectus. The depositor uses information from the servicing system or origination system as well as databases housing additional origination and consumer details to assemble a “loan data file.” The loan data file for the current transaction is the basis for the disclosure regarding the automobile loan contracts contained in the pool described in this prospectus. The depositor also uses such systems and databases to assemble the asset-level data filings.

○

In addition to confirming that the automobile loan contracts in the pool meet the eligibility criteria outlined in this prospectus, certain information related to the loan data file for a random selection of 125 automobile loan contracts, all of which relate to automobile loan contracts in the pool described in this prospectus, or the “sampled receivables”, were compared to the corresponding contract (or other paperwork completed by the consumer and included with the contract package) or the origination or servicing system. The depositor found no material discrepancies in the data points reviewed and compared.

○

The depositor designed procedures to test the accuracy of the transmission from the servicing system or origination system as well as databases housing additional automobile loan contract information to the asset-level data file. To the extent applicable, certain characteristics relating to the sampled receivables that were captured in the loan data file (and compared to the corresponding contract package or origination or servicing system) were also compared to the asset-level data file to determine whether any inaccuracies existed. In addition, certain characteristics relating to the sampled receivables were made available in electronic copy for comparison to the applicable characteristics in the asset-level data file to determine whether any inaccuracies existed.

•

Underwriting Review: Underwriting automobile loan contracts by the sponsor is supported by a proprietary credit scoring system. Management establishes minimum custom score cutoff levels based on, among other items, the sponsor’s strategic objectives, economic and competitive environments, access to and cost of financing and volatility in used car pricing. The minimum custom score cutoff level is set on a state, regional or dealer level based on the above factors. The proprietary custom score cutoff levels for prime obligors are reviewed and refined by the sponsor’s senior management on a regular basis. When a loan application is received, the first step in the approval process is to generate a custom score. If a loan application meets or exceeds the minimum custom score cutoff level it may be automatically approved or instead may move forward to be evaluated by a credit analyst to either be approved or declined based upon a variety of factors, including factors that are specific to the applicant (including the applicant’s credit capacity, employment status and overall stability of employment, residence and credit performance) and to the dealer submitting the application (including past performance of automobile loan contracts originated through that dealer). If a loan application does not meet the minimum custom score cutoff level it is typically declined automatically, but a loan application that scores below the minimum custom score cutoff level may also be evaluated by a credit analyst or more senior personnel with an appropriate level of authority and may be approved based on a variety of factors, including but not limited to the loan structure, factors that are specific to the applicant (including the applicant’s credit capacity, employment status and overall stability of employment, residence and credit performance) and factors that are related to the dealer submitting the application (including past performance of loans originated through that dealer). The approval process has system controls in place to ensure that the appropriate level of concurrence was obtained before an automobile loan contract is funded. Historically, more than 95% of the automobile loan contracts funded met or exceeded the applicable minimum custom score cutoff level. Personnel of the sponsor reviewed all of the automobile loan contracts contained in the pool and confirmed that more than 95% met or exceeded the applicable minimum custom score cutoff level at the time the automobile loan contracts were originated. The decision by the depositor to include the automobile loan contracts that scored below the minimum custom score cutoff level in the pool is based on the fact that these automobile loan contracts have historically not been excluded from the depositor’s securitization program and the information relating to delinquency, repossessions and loss experience set forth in this prospectus is reflective of all automobile loan contracts originated by the sponsor, including the immaterial number of automobile loan contracts originated below the stated custom score cutoff level. See “The Sponsor’s Automobile Financing Program—Credit Underwriting” for more information on the sponsor’s general underwriting process.

Asset-Level Data About the Automobile Loan Contracts

The depositor prepared asset-level data for the pool of automobile loan contracts and filed it with the SEC on Form ABS-EE, or an “asset-level data filing”, on or prior to the date of the filing of this prospectus. The initial asset-level data filing is incorporated by reference into this prospectus.

The asset-level data filing contains detailed information for each automobile loan contract about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status. The information presented in this prospectus about the pool of automobile loan contracts is based on calculations made as of the cutoff date. The asset-level data presented in the initial asset-level data filing may have been calculated as of a different date. Further, certain characteristics of the automobile loan contracts are required to be calculated differently in the asset-level data filing than how they are calculated in this prospectus. As a result, certain asset-level data presented in this prospectus, including, but not limited to, such data related to principal balances, APRs, original terms, remaining terms, weighted averages, FICO® Auto Scores and geographic locations of obligors may not match the data presented in the initial asset-level data filing due to those differences in how this data is calculated.

Investors should carefully review the asset-level data filing. The depositor or the issuing entity will prepare updated asset-level data with respect to the pool of automobile loan contracts transferred to the issuing entity on a monthly basis and will file it with the SEC on Form ABS-EE. For more details about the monthly asset-level data, you should read “Description of the Transaction Documents—Statements to Noteholders.”

Repurchase Obligations

The sponsor and the depositor each will make representations and warranties regarding the automobile loan contracts pursuant to the purchase agreement and the sale and servicing agreement, respectively. These representations and warranties pertain to specific aspects of the automobile loan contracts, including the manner in which the automobile loan contracts were originated; the obligors of the automobile loan contracts; the accuracy and legality of the records, computer tapes and schedules containing information regarding the automobile loan contracts; the financed vehicles securing the automobile loan contracts; the security interests in the automobile loan contracts granted to the depositor, issuing entity and the trust collateral agent; specific characteristics of the automobile loan contracts; and others. Upon the breach of certain of these representations or warranties by the sponsor or the depositor that materially and adversely affects the noteholders’ interest in any automobile loan contract, each party’s repurchase obligation will be triggered under the applicable agreement. However, the sponsor will not be required to repurchase an automobile loan contract due solely to the servicer not having received lien certificates that have been properly applied for from the applicable governmental authority in the applicable state for such automobile loan contract.

Certain of the representations and warranties that the sponsor and the depositor will make about the automobile loan contracts are subject to important qualifications or limitations, such as knowledge qualifiers, or relate to actions taken by a third party, such as the related dealer. Therefore, the sponsor and the depositor may not be able to independently verify the facts underlying certain of the representations and warranties that they make with respect to the automobile loan contracts.

The servicer has covenanted to service the automobile loan contracts in accordance with the standards set forth in the sale and servicing agreement. Those covenants include the servicer’s obligations (i) regarding the maintenance and safekeeping of the automobile loan contract files, (ii) to maintain the perfection created by each automobile loan contract in the related financed vehicle, (iii) not to release the lien on any financed vehicle except in accordance with the sale and servicing agreement, (iv) not to create, or allow to be created, any lien on the automobile loan contracts other than the liens created under the Transaction Documents and (v) not to modify any automobile loan contract (except in the manner and circumstances described under “Description of the Transaction Documents—Modifications and Amendments of Automobile Loan Contracts”). If any of the foregoing covenants is breached and the breach is not cured, then the servicer will be obligated to repurchase each affected automobile loan contract from the issuing entity, but only if the breach materially and adversely affects the noteholders’ interests in the affected automobile loan contract or related financed vehicle.

The servicer is also obligated under the sale and servicing agreement to ensure that lien certificates indicating its security interest in each financed vehicle are obtained. However, the servicer will not be required to repurchase an automobile loan contract due solely to the servicer not having received lien certificates that have been properly applied for from the applicable governmental authority in the applicable state for such automobile loan contract.

Yield and Prepayment Considerations

Prepayments can be made on any of the automobile loan contracts at any time. If prepayments are received on the automobile loan contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loan contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan contract.

The rate of prepayments on the automobile loan contracts may be influenced by a variety of economic, social, and other factors, including the fact that no obligor under an automobile loan contract may sell or transfer that automobile loan contract without the consent of the servicer. Any risk resulting from faster or slower prepayments of the automobile loan contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loan contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

The timing of changes in SOFR (or any alternative benchmark adopted by the sponsor) may affect the actual yields on the notes. A decrease in SOFR (or any alternative benchmark adopted by the sponsor) will decrease the interest rate and the amount of interest payable on the Floating Rate Notes, which may increase the amount of funds available to make payments of principal on the notes. If more funds are available to make payments of principal on the notes, then it is possible that the final payment on one or more classes of notes could occur earlier than the date on which the final distribution for that class of notes is expected to be paid. Conversely, an increase in SOFR (or any alternative benchmark adopted by the sponsor) will increase the interest rate and the amount of interest payable on the Floating Rate Notes, which may decrease the amount of funds available to make payments of principal on the notes. If less funds are available to make payments of principal on the notes, then it is possible that the final payment on one or more classes of notes could occur later than the date on which the final distribution for that class of notes is expected to be paid. See “Risk Factors—Risks Related to the Characteristics of the Notes—You may suffer a loss due to the floating interest rate on the Floating Rate Notes if the applicable benchmark rate rises because the issuing entity will not enter into interest rate hedges.” and “Risk Factors—Risks Related to the Characteristics of the Notes—Negative benchmark rates will reduce the rate of interest on the Class A-2-B Notes.” Prospective investors must make an independent decision as to the appropriate SOFR assumptions to be used in deciding whether to purchase a note.

Prepayments on automobile loan contracts can be measured against prepayment standards or models. The model used in this prospectus, the Absolute Prepayment Model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of automobile loan contracts in a pool of automobile loan contracts. ABS also assumes that all of the automobile loan contracts in a pool are the same size, that all of those automobile loan contracts amortize at the same rate, and that for every month that any individual automobile loan contract is outstanding, payments on that particular automobile loan contract will either be made as scheduled or the automobile loan contract will be prepaid in full. For example, in a pool of automobile loan contracts originally containing 10,000 automobile loan contracts, if a 1% ABS were used, that would mean that 100 automobile loan contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of automobile loan contracts or a prediction of the anticipated rate of prepayment on either the pool of automobile loan contracts involved in this transaction or on any pool of automobile loan contracts. It should not be assumed that the actual rate of prepayments on the automobile loan contracts will be in any way related to the percentage of prepayments that are assumed for ABS in this prospectus.

The tables below which are captioned “Percent of Aggregate Initial Principal Amount at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

(i)	all prepayments on the automobile loan contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

(ii)	each scheduled monthly payment on the automobile loan contracts is made on the last day of each month and each month has 30 days;

(iii)

the initial principal amount of the Class A-1 Notes is $198,000,000, the Class A-2-A Notes is $88,910,000, the Class A-2-B Notes is $266,700,000, the Class A-3 Notes is $355,610,000, the Class A-4 Notes is $74,180,000, the Class B Notes is $16,710,000 and the Class C Notes is $15,670,000;

(iv)	interest accrues on the Class A-1 Notes at 4.331% per annum and the Class A-2-B Notes at a fixed rate of 4.19529% per annum, on an “actual/360” basis;

(v)

interest accrues on the Class A-2-A Notes at 4.95% per annum, the Class A-3 Notes at 5.41% per annum, the Class A-4 Notes at 5.49% per annum, the Class B Notes at 5.67% per annum and the Class C Notes at 5.87% per annum, on a “30/360” basis;

(vi)	payments on the notes are made on the sixteenth day of each month commencing in November 2026;

(vii)

the Class A-2-A Notes and the Class A-2-B Notes constitute a single class having equal rights to payments of principal and interest, which will be made on a pro rata basis based on their respective outstanding principal amounts;

(viii)	the notes are purchased on October 14, 2026;

(ix)

the scheduled monthly payment for each automobile loan contract was calculated on the basis of the characteristics described in the table below and in such a way that each automobile loan contract would amortize in a manner that will be sufficient to repay the Principal Balance of that automobile loan contract by its indicated remaining term to maturity;

(x)	the first due date for each automobile loan contract is the last day of the month of the assumed cutoff date for that automobile loan contract as set forth in the table below;

(xi)	the servicer or the depositor exercises its redemption option to purchase the automobile loan contracts at the earliest opportunity;

(xii)	principal will be paid on each class of the notes on each distribution date as necessary to maintain the required overcollateralization;

(xiii)	a servicing fee is paid to the servicer monthly that equals 1.00% per annum times the Aggregate Principal Balance of the automobile loan contracts as of the first day of the related collection period;

(xiv)	the trustee, the trust collateral agent, the owner trustee and the asset representations reviewer receive monthly fees equal to $667 in the aggregate;

(xv)	the trust property includes 24 pools of automobile loan contracts with the characteristics set forth in the following table; and

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$32,668.36	2.977%	10/1/2026	5	68
2	$233,058.50	2.681%	10/1/2026	11	45
3	$496,351.28	2.325%	10/1/2026	18	30
4	$2,351,436.45	1.230%	10/1/2026	26	15
5	$2,124,063.95	2.633%	10/1/2026	31	12
6	$1,753,923.57	5.205%	10/1/2026	40	21
7	$2,735,710.70	6.043%	10/1/2026	46	17
8	$4,767,063.22	6.180%	10/1/2026	53	12
9	$5,528,811.80	7.890%	10/1/2026	60	16
10	$8,480,676.96	7.963%	10/1/2026	67	9
11	$5,689,384.24	8.360%	10/1/2026	74	9
12	$4,711,976.42	8.040%	10/1/2026	79	5
13	$1,106,981.13	3.200%	9/1/2026	6	62
14	$6,236,090.92	3.151%	9/1/2026	12	51
15	$9,689,559.59	3.042%	9/1/2026	18	35
16	$39,742,456.82	1.787%	9/1/2026	26	16
17	$57,422,423.24	2.244%	9/1/2026	31	13
18	$35,849,397.18	5.677%	9/1/2026	39	22
19	$63,279,511.86	5.828%	9/1/2026	46	17
20	$134,911,468.06	6.236%	9/1/2026	54	11
21	$145,168,402.50	7.809%	9/1/2026	60	15
22	$236,712,259.99	8.147%	9/1/2026	67	9
23	$148,375,610.43	8.200%	9/1/2026	74	9
24	$155,920,995.65	8.058%	9/1/2026	79	5

(xvi)	the Yield Supplement Overcollateralization Amount for each distribution date is the amount set forth in the table immediately below.

 The Yield Supplement Overcollateralization Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various ABS percentages in the tables below. The actual Yield Supplement Overcollateralization Amount may differ depending on the actual automobile loan contracts included in the pool of automobile loan contracts and the actual prepayments and losses on those automobile loan contracts with an annual percentage rate less than the Required Rate. For purposes of the Yield Supplement Overcollateralization Amount schedule set forth below, the Required Rate is assumed to be 7.40% with respect to the cutoff date and any distribution date on or prior to the date on which the Class A-2-B Notes are paid in full, and 6.40% with respect to any distribution date occurring after the date on which the Class A-2-B Notes are paid in full.

	Yield Supplement Overcollateralization Amount Required Rate
Distribution Date	7.40%	6.40%
Closing Date	$28,816,157.24	$18,305,907.35
11/16/2026	26,564,335.87	16,726,582.24
12/16/2026	25,455,031.47	15,951,126.04
1/16/2027	24,373,275.78	15,197,151.87
2/16/2027	23,319,212.20	14,464,743.65
3/16/2027	22,292,902.31	13,753,919.45
4/16/2027	21,294,455.09	13,064,736.32
5/16/2027	20,323,891.91	12,397,172.86
6/16/2027	19,381,265.62	11,751,233.49
7/16/2027	18,466,616.89	11,126,915.63
8/16/2027	17,579,900.75	10,524,151.61
9/16/2027	16,720,998.31	9,942,810.83
10/16/2027	15,889,833.37	9,382,802.46
11/16/2027	15,086,374.37	8,844,074.73
12/16/2027	14,310,618.74	8,326,597.20
1/16/2028	13,562,349.55	7,830,156.53
2/16/2028	12,841,499.96	7,354,660.64
3/16/2028	12,147,966.53	6,899,986.08
4/16/2028	11,481,711.22	6,466,065.33
5/16/2028	10,842,616.70	6,052,768.48
6/16/2028	10,230,640.12	5,660,027.27
7/16/2028	9,645,671.05	5,287,724.90
8/16/2028	9,087,616.56	4,935,754.16
9/16/2028	8,556,320.57	4,603,954.43
10/16/2028	8,051,504.32	4,292,058.78
11/16/2028	7,572,599.88	3,999,550.41
12/16/2028	7,118,796.02	3,725,721.78
1/16/2029	6,689,374.37	3,469,949.80
2/16/2029	6,283,059.60	3,231,123.99
3/16/2029	5,897,597.71	3,007,291.34
4/16/2029	5,531,085.43	2,796,802.84
5/16/2029	5,182,275.19	2,598,581.83
6/16/2029	4,849,536.78	2,411,230.82
7/16/2029	4,530,995.54	2,233,175.87
8/16/2029	4,225,786.82	2,063,669.15
9/16/2029	3,933,834.82	1,902,625.67
10/16/2029	3,655,038.12	1,749,961.06
11/16/2029	3,389,317.99	1,605,614.24
12/16/2029	3,136,593.46	1,469,521.96
1/16/2030	2,896,699.50	1,341,556.00
2/16/2030	2,669,507.30	1,221,607.22
3/16/2030	2,454,824.44	1,109,514.83
4/16/2030	2,252,442.66	1,005,098.69
5/16/2030	2,062,167.61	908,196.94
6/16/2030	1,883,567.37	818,471.77
7/16/2030	1,716,033.46	735,441.62
8/16/2030	1,559,186.50	658,786.54
9/16/2030	1,412,700.38	588,216.73
10/16/2030	1,276,447.27	523,610.89
11/16/2030	1,150,242.42	464,808.36
12/16/2030	1,033,785.01	411,559.14
1/16/2031	926,665.74	363,561.74
2/16/2031	828,573.73	320,582.15
3/16/2031	738,881.73	282,154.56
4/16/2031	657,095.32	247,909.17
5/16/2031	582,726.96	217,498.23
6/16/2031	515,012.33	190,379.58
7/16/2031	452,944.43	165,863.91
8/16/2031	396,052.71	143,616.54
9/16/2031	344,238.63	123,569.12
10/16/2031	297,378.83	105,660.78
11/16/2031	255,285.98	89,801.18
12/16/2031	217,716.08	75,853.18
1/16/2032	184,277.20	63,576.13
2/16/2032	154,622.50	52,776.98
3/16/2032	128,583.71	43,387.52
4/16/2032	105,994.00	35,335.71
5/16/2032	86,628.16	28,536.04
6/16/2032	70,161.72	22,859.42
7/16/2032	56,054.18	18,078.47
8/16/2032	44,015.25	14,071.01
9/16/2032	33,814.60	10,724.76
10/16/2032	25,244.25	7,944.61

	Yield Supplement Overcollateralization Amount Required Rate
Distribution Date	7.40%	6.40%
11/16/2032	18,132.71	5,658.72
12/16/2032	12,383.78	3,826.24
1/16/2033	7,883.29	2,405.44
2/16/2033	4,550.23	1,373.93
3/16/2033	2,262.92	683.95
4/16/2033	875.02	272.62
5/16/2033	212.55	71.71
6/16/2033	28.96	10.87
7/16/2033	7.10	2.90
8/16/2033	0.00	0.00

The following tables were created relying on the assumptions listed above. The tables below indicate the percentages of the initial principal amount of each class of publicly offered notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables below also indicate the corresponding weighted average lives of each class of publicly offered notes if the same percentages of ABS are assumed. The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cashflows might behave under various prepayment scenarios. The actual characteristics and performance of the automobile loan contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that the automobile loan contracts will prepay at a constant level of ABS each monthly period until maturity or that each of the automobile loan contracts will prepay at the same level of ABS. Moreover, the automobile loan contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the automobile loan contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the automobile loan contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of publicly offered notes.

The percentages in the tables have been rounded to two decimal places. As used in the tables which follow, the “weighted average life” of a class of publicly offered notes is determined by:

•	multiplying the amount of each principal payment on a publicly offered note by the number of years from the date of the issuance of the publicly offered note to the related distribution date;

•	adding the results; and

•	dividing the sum by the related initial principal amount of the publicly offered note.

Percent of Aggregate Initial Principal Amount at Various ABS Percentages

	Class A-1 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2026	78.52	72.30	68.07	64.87	61.18	54.04
12/16/2026	67.63	58.41	52.16	47.48	42.26	33.13
1/16/2027	56.78	44.67	36.49	30.42	23.74	12.64
2/16/2027	45.97	31.10	21.07	13.72	5.61	0.00
3/16/2027	35.20	17.68	5.90	0.00	0.00	0.00
4/16/2027	24.56	4.49	0.00	0.00	0.00	0.00
5/16/2027	13.96	0.00	0.00	0.00	0.00	0.00
6/16/2027	3.39	0.00	0.00	0.00	0.00	0.00
7/16/2027	0.00	0.00	0.00	0.00	0.00	0.00
8/16/2027	0.00	0.00	0.00	0.00	0.00	0.00
9/16/2027	0.00	0.00	0.00	0.00	0.00	0.00
10/16/2027	0.00	0.00	0.00	0.00	0.00	0.00
11/16/2027	0.00	0.00	0.00	0.00	0.00	0.00
12/16/2027	0.00	0.00	0.00	0.00	0.00	0.00
1/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
7/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
8/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
9/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
10/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
11/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
12/16/2028	0.00	0.00	0.00	0.00	0.00	0.00
1/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
7/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
8/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
9/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
10/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
11/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
12/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
1/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
7/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
8/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
9/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
10/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
11/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
12/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
1/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2031	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	0.36	0.28	0.24	0.22	0.20	0.17
Weighted Average Life to Maturity (Years)	0.36	0.28	0.24	0.22	0.20	0.17

Percent of Aggregate Initial Principal Amount at Various ABS Percentages

	Class A-2 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2027	100.00	100.00	100.00	100.00	100.00	95.87
3/16/2027	100.00	100.00	100.00	98.52	93.25	84.95
4/16/2027	100.00	100.00	95.01	89.57	83.60	74.27
5/16/2027	100.00	95.25	86.86	80.80	74.18	63.83
6/16/2027	100.00	88.08	78.85	72.19	65.03	53.64
7/16/2027	96.03	81.01	70.98	63.76	56.07	43.69
8/16/2027	90.20	74.02	63.24	55.51	47.30	34.00
9/16/2027	84.38	67.12	55.64	47.43	38.72	24.55
10/16/2027	78.73	60.42	48.25	39.56	30.34	15.35
11/16/2027	73.11	53.81	41.00	31.85	22.15	6.41
12/16/2027	67.50	47.29	33.87	24.30	14.16	0.00
1/16/2028	61.92	40.85	26.88	16.92	6.37	0.00
2/16/2028	56.36	34.50	20.01	9.69	0.00	0.00
3/16/2028	50.82	28.23	13.28	2.63	0.00	0.00
4/16/2028	45.45	22.17	6.77	0.00	0.00	0.00
5/16/2028	40.10	16.20	0.39	0.00	0.00	0.00
6/16/2028	34.77	10.31	0.00	0.00	0.00	0.00
7/16/2028	29.47	4.51	0.00	0.00	0.00	0.00
8/16/2028	24.19	0.00	0.00	0.00	0.00	0.00
9/16/2028	18.93	0.00	0.00	0.00	0.00	0.00
10/16/2028	13.70	0.00	0.00	0.00	0.00	0.00
11/16/2028	8.49	0.00	0.00	0.00	0.00	0.00
12/16/2028	3.67	0.00	0.00	0.00	0.00	0.00
1/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
7/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
8/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
9/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
10/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
11/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
12/16/2029	0.00	0.00	0.00	0.00	0.00	0.00
1/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
7/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
8/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
9/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
10/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
11/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
12/16/2030	0.00	0.00	0.00	0.00	0.00	0.00
1/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
2/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
3/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2031	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	1.49	1.19	1.04	0.95	0.86	0.75
Weighted Average Life to Maturity (Years)	1.49	1.19	1.04	0.95	0.86	0.75

Percent of Aggregate Initial Principal Amount at Various ABS Percentages

	Class A-3 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2027	100.00	100.00	100.00	100.00	100.00	97.72
1/16/2028	100.00	100.00	100.00	100.00	100.00	90.92
2/16/2028	100.00	100.00	100.00	100.00	98.77	82.68
3/16/2028	100.00	100.00	100.00	100.00	92.86	74.68
4/16/2028	100.00	100.00	100.00	95.81	85.63	66.93
5/16/2028	100.00	100.00	100.00	90.49	78.60	59.42
6/16/2028	100.00	100.00	94.14	83.92	71.77	52.17
7/16/2028	100.00	100.00	89.24	77.51	65.13	45.16
8/16/2028	100.00	98.79	83.19	71.27	58.68	38.40
9/16/2028	100.00	94.28	77.27	65.19	52.44	31.90
10/16/2028	100.00	88.69	71.49	59.28	46.39	25.65
11/16/2028	100.00	83.19	65.85	53.54	40.55	19.66
12/16/2028	100.00	78.08	60.59	48.17	35.08	14.03
1/16/2029	98.91	73.07	55.46	42.97	29.80	8.63
2/16/2029	95.02	68.15	50.46	37.92	24.71	3.57
3/16/2029	90.25	63.31	45.59	33.03	19.80	0.00
4/16/2029	85.50	58.56	40.85	28.30	15.09	0.00
5/16/2029	81.22	54.24	36.51	23.94	10.73	0.00
6/16/2029	76.98	50.01	32.29	19.74	6.55	0.00
7/16/2029	72.76	45.85	28.18	15.68	2.54	0.00
8/16/2029	68.57	41.77	24.20	11.77	0.00	0.00
9/16/2029	64.39	37.78	20.33	8.00	0.00	0.00
10/16/2029	60.24	33.86	16.59	4.38	0.00	0.00
11/16/2029	56.11	30.03	12.96	0.91	0.00	0.00
12/16/2029	52.01	26.28	9.46	0.00	0.00	0.00
1/16/2030	48.14	22.75	6.16	0.00	0.00	0.00
2/16/2030	44.30	19.30	2.97	0.00	0.00	0.00
3/16/2030	40.49	15.93	0.00	0.00	0.00	0.00
4/16/2030	36.71	12.64	0.00	0.00	0.00	0.00
5/16/2030	32.94	9.44	0.00	0.00	0.00	0.00
6/16/2030	29.20	6.31	0.00	0.00	0.00	0.00
7/16/2030	25.48	3.26	0.00	0.00	0.00	0.00
8/16/2030	22.11	0.49	0.00	0.00	0.00	0.00
9/16/2030	18.77	0.00	0.00	0.00	0.00	0.00
10/16/2030	15.45	0.00	0.00	0.00	0.00	0.00
11/16/2030	12.16	0.00	0.00	0.00	0.00	0.00
12/16/2030	8.88	0.00	0.00	0.00	0.00	0.00
1/16/2031	5.63	0.00	0.00	0.00	0.00	0.00
2/16/2031	2.40	0.00	0.00	0.00	0.00	0.00
3/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
4/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
5/16/2031	0.00	0.00	0.00	0.00	0.00	0.00
6/16/2031	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	3.29	2.77	2.44	2.23	2.03	1.77
Weighted Average Life to Maturity (Years)	3.29	2.77	2.44	2.23	2.03	1.77

Percent of Aggregate Initial Principal Amount at Various ABS Percentages

	Class A-4 Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2029	100.00	100.00	100.00	100.00	100.00	93.95
4/16/2029	100.00	100.00	100.00	100.00	100.00	71.85
5/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
6/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
7/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
8/16/2029	100.00	100.00	100.00	100.00	93.79	0.00
9/16/2029	100.00	100.00	100.00	100.00	76.26	0.00
10/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
11/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
12/16/2029	100.00	100.00	100.00	88.46	0.00	0.00
1/16/2030	100.00	100.00	100.00	73.42	0.00	0.00
2/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
3/16/2030	100.00	100.00	99.53	0.00	0.00	0.00
4/16/2030	100.00	100.00	85.39	0.00	0.00	0.00
5/16/2030	100.00	100.00	71.80	0.00	0.00	0.00
6/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
7/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
8/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
9/16/2030	100.00	89.43	0.00	0.00	0.00	0.00
10/16/2030	100.00	76.88	0.00	0.00	0.00	0.00
11/16/2030	100.00	64.68	0.00	0.00	0.00	0.00
12/16/2030	100.00	0.00	0.00	0.00	0.00	0.00
1/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
2/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
3/16/2031	96.14	0.00	0.00	0.00	0.00	0.00
4/16/2031	83.73	0.00	0.00	0.00	0.00	0.00
5/16/2031	71.40	0.00	0.00	0.00	0.00	0.00
6/16/2031	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	4.63	4.11	3.64	3.31	2.98	2.56
Weighted Average Life to Maturity (Years)	4.78	4.25	3.79	3.45	3.10	2.64

Percent of Aggregate Initial Principal Amount at Various ABS Percentages

	Class B Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
6/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
7/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
8/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
9/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
10/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
11/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
12/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
1/16/2030	100.00	100.00	100.00	100.00	0.00	0.00
2/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
3/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
4/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
5/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
6/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
7/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
8/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
9/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
10/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
11/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
12/16/2030	100.00	0.00	0.00	0.00	0.00	0.00
1/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
2/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
3/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
4/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
5/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
6/16/2031	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	4.67	4.17	3.67	3.34	3.01	2.59
Weighted Average Life to Maturity (Years)	5.28	4.77	4.27	3.87	3.46	2.93

Percent of Aggregate Initial Principal Amount at Various ABS Percentages

	Class C Notes

Distribution Date	0.50%	1.00%	1.30%	1.50%	1.70%	2.00%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2026	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2027	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
6/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
7/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
8/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
9/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
10/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
11/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
12/16/2028	100.00	100.00	100.00	100.00	100.00	100.00
1/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
2/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
3/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
4/16/2029	100.00	100.00	100.00	100.00	100.00	100.00
5/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
6/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
7/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
8/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
9/16/2029	100.00	100.00	100.00	100.00	100.00	0.00
10/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
11/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
12/16/2029	100.00	100.00	100.00	100.00	0.00	0.00
1/16/2030	100.00	100.00	100.00	100.00	0.00	0.00
2/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
3/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
4/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
5/16/2030	100.00	100.00	100.00	0.00	0.00	0.00
6/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
7/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
8/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
9/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
10/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
11/16/2030	100.00	100.00	0.00	0.00	0.00	0.00
12/16/2030	100.00	0.00	0.00	0.00	0.00	0.00
1/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
2/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
3/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
4/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
5/16/2031	100.00	0.00	0.00	0.00	0.00	0.00
6/16/2031	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Call (Years)	4.67	4.17	3.67	3.34	3.01	2.59
Weighted Average Life to Maturity (Years)	5.49	5.03	4.51	4.08	3.63	3.06

Delinquency and Loan Loss Information

The following tables provide information relating to the sponsor’s total North American portfolio delinquency and loan loss experience for each period indicated with respect to all automobile loan contracts the sponsor has originated or purchased and serviced. This information includes the experience with respect to all automobile loan contracts in the sponsor’s portfolio of automobile loan contracts serviced during each listed period, including automobile loan contracts that do not meet the criteria for inclusion in, or were otherwise excluded from, this securitization. Because the following tables include the sponsor’s entire portfolio of automobile loan contracts, including automobile loan contracts of types that are not included in this securitization, these tables may not be reflective of the actual performance of this securitization, which includes predominantly prime automobile loan contracts, all of which were originated in the United States.

The sponsor’s net credit losses as an annualized percentage of average automobile loan contracts outstanding may vary from period to period based upon the overall credit mix, the average credit scores in the portfolio (which reflects the sponsor’s underwriting strategies and risk tolerance), the average age or seasoning of the portfolio, and economic factors. Delinquency percentages, as reflected in the following delinquency experience table, are subject to periodic fluctuation based on the credit mix, the average credit scores in the portfolio which reflects the sponsor’s underwriting strategies and risk tolerance, average age or seasoning of the portfolio, seasonality within the calendar year and economic factors. Subprime automobile loan contracts will typically have a relatively high percentage of accounts that become delinquent at some point in the life of the automobile loan contract. Furthermore, subprime automobile loan contracts typically demonstrate a relatively high rate of account movement between current and delinquent status.

The sponsor’s policy is to charge off an account in the month in which the account becomes 120 days contractually delinquent if it has not repossessed the related vehicle. The sponsor charges off accounts in repossession when the automobile is repossessed and is legally available for disposition. A charge-off generally represents the difference between the estimated net sales proceeds and the outstanding principal balance of the delinquent automobile loan contract, including accrued interest.

During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by increased unemployment rates, decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Additionally, higher gasoline prices, unstable real estate values, declining stock market values, increasing unemployment levels, declining availability of consumer credit or other factors that impact consumer confidence or disposable income could increase loss frequency and decrease consumer demand for automobiles as well as weaken collateral values on certain types of vehicles. Because this securitization includes loans to prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these automobile loan contracts may be lower than those experienced in the general automobile finance industry, including the sponsor’s total portfolio, and may be less impacted during an economic downturn.

The following tables reflect the sponsor’s entire North American portfolio of automobile loan contracts, including subprime automobile loan contracts, therefore, the levels of delinquency and loss experience reflected in the following tables may not be indicative of the performance of the automobile loan contracts owned by the issuing entity. For information about prime automobile loan contracts previously securitized by GM Financial, refer to Annex A of this prospectus.

Delinquency Experience

(dollars in thousands)(3)

Bankrupt accounts which have not yet been charged-off are included as delinquent accounts in the table below.

	At June 30,		At December 31,
	2026	2025	2025	2024	2023	2022	2021
Retail Finance Receivables Portfolio at End of Period(1)	$68,748,609	$71,897,959	$68,791,972	$71,068,666	$67,440,157	$61,165,661	$54,195,723
Period of Delinquency(2)
31-60 days	$1,719,176	$1,573,198	$1,903,300	$1,810,946	$1,556,951	$1,320,910	$1,013,607
61-90 days	457,307	400,890	522,488	443,634	347,935	278,108	199,894
91 days or more	152,932	134,031	171,214	157,728	127,529	108,293	73,094

Total Delinquencies	$2,329,415	$2,108,120	$2,597,003	$2,412,308	$2,032,415	$1,707,311	$1,286,595
In Repossession	87,370	71,093	75,467	65,807	60,815	38,922	34,752

Total Delinquencies and Repossessed Assets	$2,416,785	$2,179,213	$2,672,470	$2,478,115	$2,093,230	$1,746,233	$1,321,347

Total Delinquencies as a Percentage of the Portfolio	3.4%	2.9%	3.8%	3.4%	3.0%	2.8%	2.4%
Total Repossessed Assets as a Percentage of the Portfolio	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%

Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio	3.5%	3.0%	3.9%	3.5%	3.1%	2.9%	2.4%

(1) All amounts and percentages are based on outstanding amortized cost.

(2) The sponsor considers an automobile loan contract delinquent when an obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts may not add due to rounding.

Loan Loss Experience

(dollars in thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Period End Principal Outstanding(1)	$68,748,609	$71,897,959	$68,791,972	$71,068,666	$67,440,157	$61,165,661	$54,195,723
Average Retail Finance Receivables(1)	$68,311,173	$71,797,071	$70,869,684	$68,733,792	$64,990,590	$57,645,207	$51,357,314
Net Credit Losses(2)	$424,901	$386,191	$822,835	$731,216	$535,704	$333,696	$185,691
Net Credit Losses as a Percentage of Period-End Principal Outstanding(3)	1.2%	1.1%	1.2%	1.0%	0.8%	0.5%	0.3%
Net Credit Losses as a Percentage of Average Retail Finance Receivables(3)	1.3%	1.1%	1.2%	1.1%	0.8%	0.6%	0.4%

(1) All amounts and percentages are based on outstanding amortized cost.

(2) Net Credit Losses equal gross credit losses minus recoveries. Gross credit losses do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed financed vehicles net of repossession expenses, recoveries from obligors on deficiency balance, extended service contract costs obtained and financed in connection with the vehicle financing and refunds of unearned premiums from credit life and credit accident and health insurance.

(3) Results for the six months ended June 30, 2026 and June 30, 2025 are annualized.

Description of the Notes

General

The issuing entity will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture.

The issuing entity will offer the publicly offered notes in minimum denominations of $1,000 and integral multiples of $1,000 in book-entry form only (except for one note of each class which may be issued in a denomination other than an integral multiple of $1,000). Persons acquiring beneficial interests in the publicly offered notes will hold their interests through The Depository Trust Company, or “DTC”, in the United States or through Clearstream Banking, société anonyme, or “Clearstream”, in Europe. See “— Book-Entry Registration” and Annex B for further information about holding book-entry notes.

Distribution Dates

On each distribution date, distributions on the notes will be made by the trust collateral agent to the persons who are registered as noteholders at the close of business on the related record date, which is the business day immediately preceding the distribution date. All distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of the related noteholder. The final distribution upon retirement of any note will be made only upon presentation and surrender of such note at the office or agency of the trust collateral agent specified in the notice to noteholders of the final distribution.

While the sponsor is the servicer, payments on the notes will be made on the sixteenth day of each month or, if the sixteenth day is not a business day, on the next following business day. The first distribution date will be November 16, 2026. If a successor servicer becomes the servicer, the distribution date may be a different day of the month.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in Texas, Delaware or New York or the location in which the corporate trust office of either the trustee under the indenture or the owner trustee under the trust agreement are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

●	for the Class A-1 Notes, October 18, 2027;

●	for the Class A-2-A Notes, October 16, 2029;

●	for the Class A-2-B Notes, October 16, 2029;

●	for the Class A-3 Notes, November 17, 2031;

●	for the Class A-4 Notes, June 16, 2032;

●	for the Class B Notes, August 16, 2032; and

●	for the Class C Notes, April 17, 2034.

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date on which interest has been paid—or, in the case of the first distribution date, from and including the closing date—to but excluding the following distribution date. Interest on the Class A-1 Notes and the Class A-2-B Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest period for the Class A-2-A Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes will not be adjusted based on the actual number of days during the interest period. The interest accruing during an interest period will accrue on each class’s outstanding principal amount as of the end of the prior distribution date, or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date. To the extent permitted by law, interest at the applicable interest rate on that unpaid amount will be due on the next distribution date.

Interest on the Class A-2-B Notes will accrue at a rate per annum initially equal to the sum of 30-day average SOFR + __%. If the sum of 30-day average SOFR +__% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B Notes for such interest period will be deemed to be 0.00%.

For any distribution date, the trust collateral agent will pay interest on the notes from the note distribution account after paying accrued and unpaid fees to the servicer, accrued and unpaid fees, expenses and indemnities of the trustees and trust collateral agent, accrued and unpaid fees, expenses and indemnities to the asset representations reviewer and the issuing entity’s other administrative fees, which, prior to the occurrence of an event of default, will be subject to the caps set forth in the sale and servicing agreement. See “Description of the Transaction Documents — Distributions —Distribution Date Payments” in this prospectus.

Determination of SOFR

Interest on the Floating Rate Notes will accrue at a floating rate based on a benchmark rate, which initially will be based on the secured overnight financing rate, or “SOFR,” published by the FRBNY. The initial benchmark rate will be “30-day average SOFR,” which for any determination date is the average of the daily SOFR for the preceding 30 calendar days, compounded daily on business days. Pursuant to the sale and servicing agreement, while the Class A-2-B Notes are outstanding, the trust collateral agent will determine 30-day average SOFR for each interest period by referring to a published source of the rate specified in the sale and servicing agreement. The trust collateral agent will determine 30-day average SOFR for each interest period on the second SOFR business day prior to the first day of that interest period, the “SOFR Determination Date.” If a published 30-day average SOFR rate is unavailable on a SOFR Determination Date (including due to the discontinuance of SOFR), the rate used to calculate interest on the Floating Rate Notes will be 30-day average SOFR for the first preceding SOFR Determination Date for which such rate was published on the FRBNY’s website under “30-day average (%)” and that rate will remain in effect until (i) the next succeeding SOFR Determination Date on which 30-day average SOFR can be calculated, if any, or (ii) the sponsor adopts an alternative benchmark rate that aligns with the current market practice for other similar asset-backed floating rate notes. The trust collateral agent will have no duty, responsibility or obligation to determine any such alternative benchmark rate or any liability in connection therewith. For purposes of calculating 30-day average SOFR, a “SOFR business day” means a business day determined in accordance with the SOFR publication calendar of the FRBNY. All determinations of 30-day average SOFR by the trust collateral agent, in the absence of manifest error, will be conclusive and binding on the noteholders. The owner trustee will not have any obligation to determine SOFR, 30-day average SOFR, any SOFR Determination Date, or any SOFR business day and will have no liability for any such determinations made by the trust collateral agent and will have no obligation to determine any alternative benchmark rate adopted by the sponsor. In addition, any alternative benchmark rate adopted by the sponsor as described above, absent manifest error, will be conclusive and binding on the noteholders and will be made in the sponsor’s sole discretion and will become effective without the consent of any other person (including any noteholder).

The holders of notes will not have any right to approve or disapprove such election by the sponsor and will be deemed to have waived and released any and all claims against any transaction party relating to any such election by the sponsor.

Payments of Principal

On each distribution date, payments of principal will be distributed to the noteholders in an amount generally equal to the excess, if any, of (i) the aggregate outstanding principal amount of the notes (before giving effect to any principal payments made on such distribution date) over (ii) the Adjusted Pool Balance less the overcollateralization target amount for that distribution date. Payments of interest on the notes will generally be made prior to payments of principal. For additional information, see “Description of the Transaction Documents— Distributions— Distribution Date Payments.”

On each distribution date, once the reserve account is fully funded, Available Funds (as defined in the Glossary) that remain following payment of all amounts pursuant to clauses 1 through 8 under “Description of the Transaction Documents—Distributions—Distribution Date Payments” will be available to be paid as the Noteholders’ Principal Distributable Amount and will be paid sequentially to the outstanding classes of notes as payments of principal. These amounts will be paid under clause 10 as set forth under “Description of the Transaction Documents—Distributions—Distribution Date Payments.”

The classes of notes are “sequential pay” classes. The Class A-2-A Notes and the Class A-2-B Notes will constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis based on the outstanding principal amounts of the Class A-2-A Notes and the Class A-2-B Notes, respectively. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 6, 8 and 10 under “Description of the Transaction Documents— Distributions—Distribution Date Payments” other than any distribution date when the priorities set forth under “Description of the Transaction Documents — Distributions —Distribution Date Payment Priorities Will Change After Certain Events” are applicable, will be aggregated and will be paid out in the following order:

1.	to the Class A-1 Notes, until they are paid off;

2.	to the Class A-2 Notes, pro rata between the Class A-2-A Notes and the Class A-2-B Notes, based on their respective outstanding principal amounts, until they are paid off;

3.	to the Class A-3 Notes, until they are paid off;

4.	to the Class A-4 Notes, until they are paid off;

5.	to the Class B Notes, until they are paid off; and

6.	to the Class C Notes, until they are paid off.

In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

Termination and Optional Redemption

The obligations of the servicer, the sponsor, the trust collateral agent and the trustee will terminate upon the earlier to occur of:

●	the maturity or other liquidation of the last automobile loan contract and the disposition of any amounts received upon liquidation of any remaining automobile loan contracts; and

●	the final payment to noteholders.

On any distribution date on which the Pool Balance (measured as of the last day of the related collection period) has declined to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, any notes that are still outstanding may be redeemed in whole, but not in part. This redemption will cause the early retirement of the redeemed notes. The redemption price will equal the unpaid principal amount of the notes being redeemed, plus accrued and unpaid interest. Notice of any such redemption will be given by the servicer or the issuing entity to the engaged NRSROs and to the trustee. Such notice shall be provided to the trustee no later than 25 days prior to the planned redemption date and the trustee shall forward such notice of such redemption date to the noteholders prior to the redemption date.

Events of Default

The occurrence and continuance of any of the following events, subject to any applicable cure period, will constitute an “event of default” under the indenture:

●	default in the payment of interest when it becomes due and payable on the Controlling Class, which default, in each case, remains uncured for five business days;

●	default in the payment of principal on any note when the same becomes due and payable on its final scheduled distribution date;

●

failure to observe or perform any covenant or agreement of the issuing entity made in the indenture (other than a default in the payment of the interest or principal on any note when due), which failure materially and adversely affects the rights of the noteholders, or any representation or warranty of the issuing entity made in the indenture, in any Transaction Document or in any certificate or other writing delivered pursuant to or in connection with the indenture proves to have been incorrect in any material respect as of the time when it was made, and such failure to observe or perform shall continue or is not cured, or the circumstance or condition in respect of which the misrepresentation or warranty was incorrect is not eliminated or otherwise cured, for 60 days after the giving of written notice of the failure of observance or performance or incorrect representation or warranty to the issuing entity and the trustee, by the holders of at least 25% of the aggregate outstanding principal amount of the notes or to the issuing entity by the trustee; and

●	events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (subject to certain cure periods).

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first three bullet points above was caused by a Force Majeure Event (as certified to in an officer’s certificate of the issuing entity), then the applicable cure periods described in those bullet points will be extended by an additional 10 days; provided, that if there is no cure period, then such cure period will be 10 days.

If an event of default has occurred and is continuing, the trustee in its discretion may, or if so requested in writing by the Majority Noteholders shall, declare by written notice to the issuing entity that the notes become immediately due and payable at par, together with accrued interest. Prior to the declaration of the acceleration of the maturity of the notes, the Majority Noteholders may waive any event of default or unmatured event of default and its consequences except a default (a) in the payment of principal of or interest on any of the notes or (b) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each note.

Upon the occurrence of an event of default, the trustee will have the right, but not the obligation, to exercise remedies or, under certain conditions, cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The trustee may not cause the liquidation of the trust property unless (i) the event of default is a default in the payment of principal of or interest on any of the notes or (ii) either (a) noteholders representing 100% of the aggregate principal amount of the Outstanding notes consent thereto, or (b) the proceeds of such sale or liquidation distributable to the noteholders will be sufficient to discharge in full all amounts then due and unpaid on such notes for principal and interest or (c) the trust property will not continue to provide sufficient funds for the payment of principal of and interest on the notes and they would have become due if the notes had not been accelerated and the trustee provides written notice to the issuing entity (who shall deliver such notice to the engaged NRSROs) and obtains the consent of noteholders representing at least 66-2/3% of the aggregate outstanding principal amount of the Outstanding notes. The trustee may use an investment bank or accounting firm of national reputation, at the expense of the issuing entity, to make the above determinations and shall be entitled to conclusively rely, with no liability, on such investment bank’s or accounting firm’s determination.

Book-Entry Registration

Upon issuance, the notes will be available only in book-entry form. Investors in the notes may hold their notes through DTC, in the United States, or Clearstream in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee), or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive note will be issued for each class of notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream and DTC participants holding notes will be effected on a delivery-against-payment basis through the depositary of Clearstream and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

DTC facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited notes, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of definitive notes. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the DTC participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, renders, defaults, and proposed amendments to the Transaction Documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the notes within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuing entity or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuing entity, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuing entity, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its notes purchased or sold, through its participant and shall effect delivery of such notes by causing the DTC participant to transfer the participant’s interest in the notes, on DTC’s records. The requirement for physical delivery of the notes in connection with a sale will be deemed satisfied when the ownership rights in the notes are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold notes to the purchaser’s account.

Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank, or “Clearstream, Luxembourg”, is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive securities. Transactions may be settled by Clearstream, Luxembourg in a number of currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with 45 domestic securities markets around the globe through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has over 2,500 customers located across 110 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant.

Definitive Notes

The notes will be issued in fully registered, certificated form, commonly called “definitive notes,” to the noteholders or their nominees, rather than to DTC or its nominee, only if:

●

DTC or the issuing entity advises the trustee or trust collateral agent in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the servicer is unable to locate a qualified successor; or

●

After the occurrence of an event of default, at least 50% of the beneficial owners of the notes advise the trustee through DTC participants in the manner specified in indenture that the continuation of a book-entry system with respect to the notes through DTC is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected noteholders through participants of the availability of definitive notes. Upon surrender by DTC of its notes and receipt of instructions for re-registration, the trustee will reissue the notes as definitive notes.

Distributions of principal of, and interest on, the notes will then be made by the trust collateral agent in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the noteholder as it appears on the register maintained by the trust collateral agent. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution.

Definitive notes will be transferable and exchangeable at the offices of the trust collateral agent. No service charge will be imposed for any registration of transfer or exchange, but the trust collateral agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Description of the Transaction Documents

The following summary describes material terms of the purchase agreement, the sale and servicing agreement, the indenture, the asset representations review agreement and the trust agreement. The depositor has filed forms of these Transaction Documents as exhibits to the registration statement. On or prior to the filing of the final prospectus, the issuing entity will also file versions of these Transaction Documents setting forth their final material terms on a Form 8-K under the commission file number that will be established for the issuing entity. This summary does not claim to be complete and is subject to all the provisions of the Transaction Documents.

Sale and Assignment of the Automobile Loan Contracts

On or prior to the closing date, the sponsor will enter into a purchase agreement with the depositor pursuant to which the sponsor will sell and assign to the depositor, without recourse, its entire interest in and to the automobile loan contracts. Under the purchase agreement, the sponsor will also sell and assign to the depositor, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by the sponsor to the depositor will be identified in an automobile loan contract schedule appearing as an exhibit to the purchase agreement.

On or prior to the closing date, the depositor will enter into a sale and servicing agreement with the issuing entity pursuant to which the depositor will sell and assign to the issuing entity, without recourse, its entire interest in and to the automobile loan contracts. Under the sale and servicing agreement, the depositor will also sell and assign to the issuing entity, without recourse, its security interest in the financed vehicles securing the related automobile loan contracts and its rights to receive all payments on, or proceeds from, the related automobile loan contracts to the extent paid or payable after the cutoff date. Each automobile loan contract transferred by the depositor to the issuing entity will be identified in an automobile loan contract schedule appearing as an exhibit to the sale and servicing agreement.

Under the purchase agreement, the sponsor will agree that, upon the breach of any representation or warranty that triggers the depositor’s repurchase obligation with respect to any automobile loan contract, the issuing entity will be entitled to require the sponsor to repurchase the affected automobile loan contract directly from the issuing entity. The issuing entity’s rights under the purchase agreement will constitute part of the issuing entity’s property and may be enforced directly by the issuing entity. In addition, the issuing entity will pledge those rights to the trust collateral agent as collateral for the notes and the trust collateral agent may directly enforce those rights.

The servicer may direct the issuing entity to sell automobile loan contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sponsor, the depositor or the issuing entity. Delinquent automobile loan contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of automobile loan contracts in the pool as of the cutoff date be sold by the issuing entity in this manner.

Accounts

The trust collateral agent will establish and maintain a collection account in its own name, on the noteholders’ behalf. The servicer will deposit all obligor payments received on the automobile loan contracts after the cutoff date in the collection account within two business days of receipt or as otherwise set forth in the sale and servicing agreement. The collection account will be maintained with the trust collateral agent so long as the trust collateral agent’s deposits have a rating acceptable to the engaged NRSROs. If the deposits of the trust collateral agent or its corporate parent no longer have an acceptable rating, the servicer shall, with the trust collateral agent’s assistance if necessary, transfer the collection account within 30 days to a bank whose deposits have the proper rating.

The trust collateral agent will establish and maintain a note distribution account in its own name, on the noteholders’ behalf. Amounts that are released from the collection account for distribution to noteholders will be deposited to the note distribution account and all distributions to the noteholders will be made from the note distribution account.

The trust collateral agent will establish and maintain a reserve account in its own name, on the noteholders’ behalf. Amounts may be released from the reserve account in the manner set forth under “—Credit Enhancement—Reserve Account.”

Funds on deposit in the collection account, the reserve account and the note distribution account will be invested by the trust collateral agent (or any custodian with respect to funds on deposit in such account) in eligible investments selected in writing by the servicer (pursuant to standing instructions or otherwise). To the extent no such eligible investment is so selected in writing by the servicer, the funds in these accounts will be held uninvested.

“Eligible investments” are limited to investments acceptable to the engaged NRSROs as being consistent with the ratings of the notes. Eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other issuing entities created by the sponsor or its affiliates. Other than as permitted by the engaged NRSROs, eligible investments are limited to obligations or securities that mature no later than the business day immediately preceding a distribution date. The trust collateral agent will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the collection account on each distribution date.

All accounts will be eligible deposit accounts. An “eligible deposit account” is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as such depository institution has a credit rating acceptable to the engaged NRSROs. In addition, the depository institution’s deposits must be insured by the FDIC.

Servicing Compensation

Under the sale and servicing agreement, the servicer will receive a servicing fee on each distribution date. For so long as the sponsor is the servicer, the servicing fee on each distribution date will equal 1.00% times the Aggregate Principal Balance of the automobile loan contracts (but excluding any automobile loan contract that, prior to the end of the last day of the related collection period related to a liquidated or repurchased vehicle) as of the opening of business on the first day of the related collection period (or in the case of the first distribution date, as of the opening of business on September 2, 2026) times one-twelfth (or in the case of the first distribution date, a fraction equal to the number of days from and including September 2, 2026 through and including October 31, 2026, over 360). For so long as any successor servicer is the servicer, the servicing fee may be greater than the servicing fee that the sponsor is entitled to receive as the servicer.

In addition to the servicing fee, the servicer will retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law (but excluding any fees or expenses related to extensions) with respect to the automobile loan contracts as supplemental servicing fees, and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automobile loan contracts as an agent for their beneficial owner. These servicer functions will include:

●	collecting and posting all payments;

●	responding to obligor inquiries on the related automobile loan contracts;

●	investigating delinquencies;

●	sending billing statements to obligors;

●	reporting tax information to obligors;

●	paying collection and disposition costs with respect to defaulted accounts;

●	monitoring the collateral;

●	administering the automobile loan contracts;

●	accounting for collections and furnishing statements to the trustee or the trust collateral agent with respect to distributions;

●	paying certain taxes;

●	paying accounting fees;

●	paying outside auditor fees; and

●	paying data processing costs.

The servicer will also be reimbursed for repossession and recovery fees and costs associated with maintaining bank accounts that are necessary to service the automobile loan contracts.

The servicer is permitted to delegate its duties under any Transaction Document to which it is a party with respect to the servicing of and collections on certain automobile loan contracts to an affiliate of the servicer, a third-party subservicer or a sub-contractor without first obtaining the consent of any person. The fees and expenses of any third-party subservicer or sub-contractor will be as agreed between the servicer and such third-party subservicer or sub-contractor, as applicable, and none of the trustee, the trust collateral agent, the owner trustee, the issuing entity or the noteholders will have any responsibility for those fees and expenses. No delegation by the servicer of any of its duties under any Transaction Document shall relieve the servicer of its responsibility with respect to such duties.

Distributions

Servicer’s Certificates

On each determination date, the servicer will deliver the servicer’s certificate to the trustee, the owner trustee and the trust collateral agent. The servicer will also deliver the servicer’s certificate to each engaged NRSRO on the same date the servicer’s certificate is publicly available; however, if such servicer’s certificate is not made publicly available, the servicer will deliver it to each engaged NRSRO, no later than the twenty-fifth day of each month (or if not a business day, the next succeeding business day). The servicer’s certificate will specify, among other things:

●	all information necessary to enable the trust collateral agent to make the distributions required by the sale and servicing agreement and the indenture, as applicable;

●

the aggregate principal balance of all automobile loan contracts purchased by the depositor and the servicer during the preceding calendar month and all Sold Receivables sold by the issuing entity during the preceding calendar month; and

●	all information necessary to enable the trust collateral agent to make the servicer’s certificate available to noteholders as required by the sale and servicing agreement.

The “determination date” with respect to collections received during a calendar month is the second business day prior to the related distribution date in the next calendar month.

Distribution Date Payments

Except as set forth under “—Distribution Date Payment Priorities Will Change After Certain Events,” on or prior to each distribution date, the servicer will instruct the trust collateral agent to make the following distributions on such distribution date from Available Funds and the amounts withdrawn from the reserve account in the following order of priority:

1.

to the servicer, the servicing fee for the related collection period, any supplemental servicing fees for the related collection period and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds; and to GM Financial, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were deposited in the collection account but that do not relate to principal payments, interest payments or extension fees due on the automobile loan contracts;

2.

on a pro rata basis, to the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer, any accrued and unpaid fees, expenses and indemnities then due to each of them (to the extent the servicer has not previously paid those fees, expenses and indemnities), and provided that such fees, expenses and indemnities shall not exceed (i) $100,000 in the aggregate in any calendar year to the owner trustee; (ii) $100,000 in the aggregate in any calendar year to the trustee and the trust collateral agent; and (iii) $200,000 in the aggregate in any calendar year to the asset representations reviewer;

3.

to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class A Notes for payment pari passu to the holders of the Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes;

4.	to the note distribution account, the First Priority Principal Distribution Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

5.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class B Notes;

6.	to the note distribution account, the Second Priority Principal Distribution Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

7.	to the note distribution account, that portion of the Noteholders’ Interest Distributable Amount payable on the Class C Notes;

8.	to the note distribution account, the Third Priority Principal Distribution Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

9.	to the reserve account, the amount necessary to cause the amount deposited therein to equal the specified reserve account amount;

10.

to the note distribution account, to make a payment of the Noteholders’ Principal Distributable Amount, which amount will be paid out as described above under “Description of the Notes—Payments of Principal”;

11.

on a pro rata basis, to pay each of the trustee, the owner trustee, the trust collateral agent and the asset representations reviewer, any fees and expenses and indemnities then due to such party that are in excess of the related cap or annual limitation specified in clause (2) above; and

12.	to pay all remaining amounts to the certificateholder.

Amounts that would remain on deposit in the reserve account on any distribution date (after giving effect to any deposits thereto or withdrawals therefrom to be made on such distribution date) that are in excess of the lesser of (i) an amount determined by the sponsor prior to the closing date; provided, that such amount is not less than 0.25% of the Adjusted Pool Balance as of the cutoff date (or such other amount as otherwise set forth in the sale and servicing agreement) and (ii) the aggregate principal amount of the notes after giving effect to all payments on that distribution date will be added to Available Funds and distributed in accordance with the priorities set forth above. The reserve account balance on any distribution date will not in any event be greater than the aggregate principal amount of the notes on that distribution date after giving effect to all payments on that distribution date.

Distribution Date Payment Priorities Will Change After Certain Events

Amounts collected (i) following the occurrence of an event of default (other than an event of default related to a breach of a covenant or a representation and warranty), (ii) following the acceleration of the notes or (iii) upon the full or partial liquidation of the trust assets will not be distributed in accordance with the priorities set forth under “— Distribution Date Payments” but, such amounts and all amounts on deposit in the reserve account will instead be distributed in accordance with the following order of priority:

1.

to the servicer (provided no servicer termination event has occurred), the owner trustee, the trustee, the trust collateral agent and the asset representations reviewer, certain amounts due and owing to such entities, pursuant to the priorities set forth in clauses 1 and 2 above under “—Distribution Date Payments”, ratably, without preference or priority of any kind and without regard to any caps set forth in clause 2 above;

2.	to the Class A noteholders, for amounts due and unpaid on the Class A Notes for interest, ratably, without preference or priority;

3.

to the Class A noteholders, for amounts due and unpaid on the Class A Notes for principal, first, to the noteholders of the Class A-1 Notes until they are paid off and, second, to the noteholders of the Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes, ratably without preference or priority, until they are paid off;

4.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for interest;

5.	to the Class B noteholders, for amounts due and unpaid on the Class B Notes for principal until the Class B Notes are paid off;

6.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for interest;

7.	to the Class C noteholders, for amounts due and unpaid on the Class C Notes for principal until the Class C Notes are paid off; and

8.	to pay all remaining amounts to the certificateholder.

Fees and Expenses

The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority as set forth under “—Distributions—Distribution Date Payments” and “—Distribution Date Payment Priorities Will Change After Certain Events” in this prospectus to the extent not previously paid by the servicer. The fees described below do not change upon an event of default.

Fee	General Purpose of the Fee	Amount or Calculation of Fee
1. Servicer Fee:	Compensation to the servicer for services provided pursuant to the Transaction Documents.	If the sponsor is the servicer, with respect to any collection period, the product of 1.00% times the Aggregate Principal Balance of the automobile loan contracts (but excluding any automobile loan contracts that, prior to the end of the last day of the related collection period related to a liquidated or repurchased vehicle) as of the opening of business on the first day of the related collection period (or, in the case of the first distribution date, as of the opening of business on September 2, 2026) times one-twelfth (or, in the case of the first distribution date, a fraction equal to the number of days from and including September 2, 2026 through and including October 31, 2026, over 360).

2. Trustee and Trust Collateral Agent Fee:	Compensation to the trustee in its capacities as trustee and trust collateral agent for services provided pursuant to the Transaction Documents.	$417 monthly.

3. Owner Trustee Fee:	Compensation to the owner trustee for services provided pursuant to the Transaction Documents.	$250 monthly.

4. Asset Representations Reviewer Fee:	Compensation to the asset representations reviewer for serving in that role.	$5,000 annually.

5. Asset Representations Reviewer Fee (Review Fees):	Compensation to the asset representations reviewer for conducting reviews pursuant to the asset representations review agreement.	Up to $250 for each automobile loan contract tested.

The expenses of the servicer will be reimbursed as set forth under “—Servicing Compensation.”

Statements to Noteholders

On or prior to each distribution date, the trust collateral agent will make available a statement to the noteholders detailing information required under the Transaction Documents. These statements will be based solely on the information in the related servicer’s certificate. Each servicer’s certificate that the servicer provides to the trust collateral agent will be filed as an exhibit to a Form 10-D filed by the issuing entity and will include at least the following information regarding the notes on the related distribution date to the extent such information has been received from the servicer:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	each class of notes’ aggregate outstanding principal amount and pool factor, after considering all payments reported under (b) above on that date;

(d)	the related Noteholders’ Interest Carryover Amount, if any, and the change in that amount from the preceding statement;

(e)	the servicing fee paid for the related calendar month;

(f)	the Pool Balance and the Adjusted Pool Balance as of the close of business on the last day of the preceding collection period;

(g)

the Yield Supplement Overcollateralization Amount as of the opening of business on the first day of the preceding collection period and as of the close of business on the last day of the preceding collection period;

(h)	the amount of the aggregate realized losses on the automobile loan contract pool, if any, for the second preceding collection period;

(i)	the aggregate Purchase Amounts for automobile loan contracts, if any, that were repurchased by the sponsor or the servicer during the related calendar month; and

(j)	the amount of the distribution(s) payable out of amounts withdrawn from the reserve account.

The noteholders will not receive a separate notification when changes are made to the automobile loan contract pool, such as when automobile loan contracts are removed from the automobile loan contract pool pursuant to the provisions of the Transaction Documents providing for the sale of certain automobile loan contracts or the repurchase of automobile loan contracts upon breaches of representations or warranties. However, filings detailing the automobile loan contract pool composition will be filed periodically on Form 10-D under the Commission file number 333-275606-11 as required by Regulation AB.

Unless and until definitive notes are issued, the trustee will send these reports to Cede & Co., as registered holder of the publicly offered notes and the nominee of DTC on the issuing entity’s behalf.

The trust collateral agent will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the automobile loan contracts provided by the servicer from time to time) via the trust collateral agent’s internet website with the use of a password provided by the trustee. The trust collateral agent’s internet website will be located at https://getinvestorreporting.bnymellon.com or at such other address as the trust collateral agent shall notify the noteholders from time to time. For assistance with regard to this service, you can call the trust collateral agent’s website assistance line at (800) 332-4550.

After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a noteholder that requests it in writing a statement as to the aggregate amounts of interest and principal paid to the noteholder and any other information as the trustee deems necessary to enable the noteholder to prepare its tax returns.

Compliance Statements

The sale and servicing agreement provides for the delivery of an annual statement, on or before March 31 of each calendar year, signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the sale and servicing agreement in all material respects throughout the preceding calendar year, except as specified in the statement, to the trustee, the owner trustee, the trust collateral agent and each engaged NRSRO.

The sale and servicing agreement requires the servicer to deliver to the issuing entity, on or before March 31 of each calendar year, a certificate signed by an officer of the servicer regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in the relevant Commission regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, that are backed by the same type of assets as those backing the securities. In the event that a successor servicer assumes the servicing duties under the Transaction Documents, such servicer will provide a separate annual statement.

Pursuant to the sale and servicing agreement, a firm of independent certified public accountants will furnish to the trustee on or before March 31 of each calendar year, a statement to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the sale and servicing agreement in all material respects during the immediately preceding calendar year.

Credit Enhancement

Credit enhancement for the notes is provided by:

●

the application of excess cashflow, which represents the excess of collections on the trust property during a collection period after payment of the issuing entity’s expenses and required payments of principal and interest on the notes on the related distribution date;

●	overcollateralization, which is the excess of the Adjusted Pool Balance over the outstanding principal amount of the notes;

●	a yield supplement overcollateralization amount, which is intended to compensate for the low APRs on some of the automobile loan contracts;

●	amounts on deposit in the reserve account; and

●	the subordination of each class, if any, that is junior in its right to receive payments of principal and interest to the related class of notes.

Credit enhancement is intended to increase the likelihood that noteholders will receive the full amount of principal and interest due to them and to decrease the likelihood that the noteholders will experience losses. Credit enhancement will not provide protection against all risks of loss and will not necessarily guarantee repayment of the entire principal amount and interest on all classes of notes. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, noteholders will bear their allocable share of deficiencies.

Application of Excess Cashflow

Because it is anticipated that in certain circumstances more interest will be paid by the obligors than is necessary to pay the interest earned on the notes and the issuing entity’s monthly fees and expenses, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay trust expenses and required principal and interest on the notes, the remaining amount will be available to make additional principal payments on the notes to maintain overcollateralization at a targeted amount and to maintain the reserve account at its required level.

Overcollateralization

Overcollateralization will exist whenever the Adjusted Pool Balance as of the last day of the calendar month immediately preceding a distribution date exceeds the aggregate principal amount of the notes as of that distribution date, after making all payments on that date. On the closing date, the initial amount of overcollateralization will be approximately 2.75% of the Adjusted Pool Balance as of the cutoff date, but the sale and servicing agreement requires that the amount of overcollateralization be maintained at a target amount.

The target amount of overcollateralization on any distribution date will equal 2.75% of the Adjusted Pool Balance as of the cutoff date.

The maintenance of the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Noteholders’ Principal Distributable Amount to reduce the outstanding principal amount of the most senior outstanding class or classes of notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loan contracts but is distributed as principal on the notes, its distribution will increase overcollateralization by paying down principal on the notes more quickly than principal is collected on the automobile loan contracts.

Yield Supplement Overcollateralization Amount

The “Yield Supplement Overcollateralization Amount” means with respect to any calendar month and the related distribution date, or with respect to the cutoff date, the aggregate amount by which the Principal Balance as of the last day of such calendar month or the cutoff date, as applicable, of each of the related automobile loan contracts with an annual percentage rate as stated in the related contract of less than the Required Rate as of such date, other than a defaulted automobile loan contract, exceeds the present value, calculated using a discount rate equal to the Required Rate as of such date, of each scheduled payment of each such automobile loan contract assuming such scheduled payment is made on the last day of each month and each month has 30 days.

The Yield Supplement Overcollateralization Amount is intended to compensate for the low APRs, and the corresponding lower monthly interest collections, on some of the automobile loan contracts.

Reserve Account

On the closing date, a reserve account will be established and maintained by the trust collateral agent in the name of the trust collateral agent on behalf of the Noteholders and an initial cash deposit equal to an amount determined by the sponsor will be made to the reserve account prior to the closing date; provided, that such amount is not less than 0.25% of the Adjusted Pool Balance as of the cutoff date. The reserve account will be part of the trust assets. On each distribution date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at an amount determined by the sponsor prior to the closing date; provided, that such amount is not less than 0.25% of the Adjusted Pool Balance as of the cutoff date or as otherwise set forth in the sale and servicing agreement; provided, further, that, the amount on deposit in the reserve account will not exceed the aggregate principal amount of the notes after giving effect to all payments on that distribution date.

Other than as permitted by the engaged NRSROs, amounts on deposit in the reserve account will be invested in certain eligible investments at the written direction of the servicer that mature not later than the business day prior to the following distribution date. Any net income from those investments will be deposited into the collection account.

On each distribution date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, and principal payments on the notes that are necessary to prevent the aggregate principal amount of the notes from exceeding the Adjusted Pool Balance and principal payments on each class of notes that are necessary to pay off each class of notes on its final scheduled distribution date. See “—Distributions—Distribution Date Payments” in this prospectus. Following the occurrence of certain events of default, acceleration of the notes or receipt of insolvency proceeds, all amounts on deposit in the reserve account will be distributed as described under “—Distributions—Distribution Date Payment Priorities Will Change After Certain Events.”

If the amount on deposit in the reserve account on any distribution date, after giving effect to any deposits thereto or withdrawals therefrom on that distribution date, exceeds the lesser of (i) an amount determined by the sponsor prior to the closing date; provided, that such amount is not less than 0.25% of the Adjusted Pool Balance as of the cutoff date and (ii) the aggregate principal amount of the notes after giving effect to all payments on that distribution date, those excess amounts will be added to Available Funds and distributed in accordance with the priorities set forth above under “—Distributions—Distribution Date Payments.”

Pursuant to the sale and servicing agreement, the servicer may from time to time request approval from each engaged NRSRO to change the formula for determining the amount required to be on deposit in the reserve account, which may have the effect of reducing such required amount or change the manner in which the reserve account is funded. Any such changes may be made without the consent of the noteholders if each engaged NRSRO does not provide notice within ten (10) days (or such shorter period as shall be acceptable to each engaged NRSRO) of its receipt of written notice thereof that such change would result in a reduction or withdrawal of its then-current ratings assigned to any class of notes.

Subordination

A class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust assets do not generate enough cash in a collection period to satisfy the issuing entity’s obligations, including the obligations on the related distribution date to make payments to noteholders, payments that would otherwise be made to the holder of the certificate representing the residual interest in the issuing entity will first be eliminated and any shortfalls or losses will then be absorbed as follows:

●	first, by the holders of the Class C Notes, to the extent amounts are due to them;

●	then, by the holders of the Class B Notes, to the extent amounts are due to them; and

●

finally, by the holders of the Class A-4 Notes, Class A-3 Notes, Class A-2 Notes and Class A-1 Notes, to the extent amounts are due to them, in that order (except as described under “—Distributions—Distribution Date Payment Priorities Will Change After Certain Events”).

Matters Regarding the Servicer

The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trust collateral agent or a successor servicer has assumed the servicer’s servicing obligations and duties under the Transaction Documents.

The servicer will not be liable to the noteholders for taking any action, except as set forth in the sale and servicing agreement; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of a breach of the sale and servicing agreement by the servicer, willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of its duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

Subject to certain conditions precedent, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, or any entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Modifications and Amendments of Automobile Loan Contracts

The servicer is allowed to grant certain extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any automobile loan contract in accordance with its customary servicing policies and procedures; provided, however, that if the servicer (i) extends an automobile loan contract beyond the collection period immediately preceding the latest final scheduled distribution date, or (ii) reduces the Amount Financed or APR with respect to any automobile loan contract, it will repurchase such automobile loan contract if such change in the automobile loan contract would materially and adversely affect the interests of the noteholders, unless the servicer is required to take such action by law (including, without limitation, by the Servicemembers Civil Relief Act) or court order. This repurchase obligation is described under “Depositor Review of Automobile Loan Contracts—Repurchase Obligations.”

Subject to the repurchase obligation described in the proviso above, the servicer or its affiliates may engage in any marketing practice or promotion of any sale of any products, goods or services to obligors with respect to the automobile loan contracts so long as such practices, promotions or sales are offered to obligors of comparable automobile loan contracts serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the automobile loan contracts, prepayments or faster or slower timing of the payment of the automobile loan contracts.

Servicer Termination Event

Any of the following events will constitute a “servicer termination event” under the sale and servicing agreement:

●

the servicer’s failure to deliver any required proceeds or payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for five business days after written notice is received by the servicer from the trust collateral agent (at the direction of the Majority Noteholders) or actual knowledge of such failure by a responsible officer of the servicer;

●

the servicer’s failure duly to observe or perform in any respect any other covenant or agreement under the sale and servicing agreement, which failure (i) materially and adversely affects the rights of the noteholders and (ii) continues unremedied for 60 days after actual knowledge thereof by a responsible officer of the servicer or after the trust collateral agent (at the direction of the Majority Noteholders) gives the servicer written notice of such failure; or

●	events of bankruptcy, insolvency, receivership or liquidation, or similar proceedings regarding the servicer (subject to certain cure periods).

Notwithstanding the foregoing, if any delay or failure of performance referred to (i) in the first bullet point above shall have been caused by a Force Majeure Event or other similar occurrence, the five business day grace period shall be extended for an additional 60 calendar days and (ii) in the second bullet point above shall have been caused by a Force Majeure Event or other similar occurrence, the 60 day grace period will be extended for an additional 90 calendar days.

Rights Upon Servicer Termination Event

If a servicer termination event has occurred and remains unremedied, the trust collateral agent may, or at the direction of the Majority Noteholders shall, terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

If the servicer is terminated or resigns as servicer as described under “Description of the Transaction Documents—Matters Regarding the Servicer,” then the trust collateral agent may, or at the direction of the Majority Noteholders shall, appoint a successor servicer and such successor servicer will succeed to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions of the servicer. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer, the trust collateral agent will automatically be appointed the successor servicer. However, if the trust collateral agent is unwilling or legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor servicer. If a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer termination event has occurred, the bankruptcy trustee or official may have the power to prevent a transfer of servicing.

Any successor to the sponsor as servicer will succeed to all the responsibilities, duties, and liabilities of the sponsor under the sale and servicing agreement (except as otherwise set forth in the sale and servicing agreement) and will be entitled to compensation as agreed upon by the Majority Noteholders and the successor servicer as set forth in the sale and servicing agreement, which compensation may be greater than the servicing fee that the sponsor is entitled to receive as servicer. The reasonable costs and expenses incurred in connection with the transfer of servicing to a successor servicer will be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer’s duties, which could result in delays and/or disruptions in collections on the automobile loan contracts and delays and/or reductions in payments on the notes.

Waiver of Past Defaults

The Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and the consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Replacement of Owner Trustee

The owner trustee may resign at any time under the trust agreement. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the owner trustee is removed as certificate paying agent, then the depositor may remove the owner trustee. Upon the owner trustee’s resignation or removal, the depositor shall promptly appoint a successor owner trustee. The issuing entity will be obligated to pay any costs and expenses associated with the replacement of the owner trustee, and the depositor will be obligated to pay any such amount to the extent not paid by the issuing entity on any distribution date.

Replacement of Trustee

Under the indenture, the trustee may resign at any time upon notice to the issuing entity. Additionally, the issuing entity may and shall remove the trustee if:

●	at any time, the trustee shall cease to be eligible under the indenture;

●

a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator for the trustee or for any substantial part of the trustee’s property, or ordering the winding-up or liquidation of the trustee’s affairs;

●

an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the trustee and such case is not dismissed within 60 days;

●

the trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator for the trustee or for any substantial part of the trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

●	the trustee otherwise becomes incapable of acting.

Any resignation or removal of the trustee will also serve as a resignation or removal of the trustee in its capacities as trust collateral agent under the Transaction Documents. If the trustee resigns or is removed, the issuing entity shall promptly appoint a successor trustee and shall promptly transfer all trust accounts to an institution that meets the eligibility requirements set forth in the indenture. If a successor trustee does not take office within 60 days after the trustee resigns or is removed, the trustee, the issuing entity or the Majority Noteholders may petition any court of competent jurisdiction for the appointment of a successor trustee. Additionally, if the trustee ceases to be eligible under the indenture, any noteholder may petition a court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee. The issuing entity will be obligated to pay any costs and expenses associated with the replacement of the trustee, and the depositor will be obligated to pay any such amount to the extent not paid by the issuing entity on any distribution date.

Amendment

Amendment of the Sale and Servicing Agreement

The sale and servicing agreement may be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee (which consent may not be unreasonably withheld), but without the consent of the noteholders for certain specified purposes, including to cure any ambiguity or to correct or supplement any provision of the sale and servicing agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders. Any such amendment to the sale and servicing agreement that is made without the consent of the noteholders requires (i) satisfaction of the rating agency condition or (ii) an officer’s certificate of the servicer delivered to the issuing entity, the owner trustee, the trust collateral agent and the trustee stating that the amendment will not materially and adversely affect the interest of any noteholder.

The sale and servicing agreement may also be amended by the depositor, the servicer and the issuing entity, with the consent of the trustee and the Majority Noteholders in order to, among other things, add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders. However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loan contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, unless the holders of all notes affected by the amendment provide their consent.

The depositor and servicer must deliver to the owner trustee and the trustee, upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement, an opinion of counsel, satisfactory to the trustee, which states that all financing statements and continuation statements have been filed.

Amendment of the Indenture

The indenture may be amended by the issuing entity and the trustee, but without the consent of the noteholders, for certain specified purposes, including to cure any ambiguity or to correct or supplement any provision of the indenture that is inconsistent with any other provision.

The indenture may be amended by the issuing entity and the trustee without the consent of the Majority Noteholders but with prior notice by the issuing entity to the engaged NRSROs to add any provisions or change in any manner the provisions of the indenture or to modify in any matter the rights of the noteholders; provided, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder. The indenture may also be amended by the issuing entity and the trustee with the consent of the Majority Noteholders and with prior notice by the issuing entity to the engaged NRSROs for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture. However, the amendment may not, among other things, increase or reduce in any manner or accelerate or delay the timing of distributions that are required to be made to the noteholders, reduce the percentage of the noteholders required to consent to the amendment or to direct the issuing entity to sell or liquidate the trust property, impair the right to institute suit for the enforcement of the provisions of the indenture or permit the creation of any lien ranking prior to or on a parity with the lien of the indenture, unless the holders of all notes affected by the amendment provide their consent.

Amendment of the Asset Representations Review Agreement

The asset representations review agreement may be amended by the issuing entity, the servicer and the asset representations reviewer without the consent of the noteholders (i) in order to (A) cure any ambiguity, (B) correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, or (C) provide for, or facilitate the acceptance of the asset representations review agreement by, a successor asset representations reviewer or (ii) if the servicer delivers to the issuing entity, the owner trustee, the trust collateral agent, and the trustee an officer’s certificate, stating that such amendment will not have a materially adverse effect on the notes.

The asset representations review agreement may be amended in any other manner by the issuing entity, the servicer and the asset representations reviewer with the consent of the noteholders of a majority of the outstanding principal amount of each class of notes, each class voting separately, except the holders of the Class A notes will vote together as a single class.

Asset Representations Review Triggers and Procedures

The asset representations reviewer has been hired by the issuing entity pursuant to the asset representations review agreement. The asset representations review agreement provides that, if two trigger conditions are met, the asset representations reviewer will perform a review of certain of the automobile loan contracts to test for compliance with certain of the representations made by the sponsor and the depositor about the automobile loan contracts under the Transaction Documents. The first trigger is a delinquency trigger, that will occur if the aggregate Principal Balance of automobile loan contracts that are more than 60 days delinquent as a percentage of the Pool Balance as of the end of a collection period, meets or exceeds the percentage for that collection period set forth below under “–Delinquency Trigger.” If the delinquency trigger occurs, it will be indicated on the distribution report filed on Form 10-D relating to that collection period. The second trigger is a voting trigger that will be met if, following the occurrence of the delinquency trigger, first, the noteholders of at least 5% of the aggregate outstanding principal amount of the Outstanding notes demand a vote about whether an asset representations review should be conducted and, second, if such a vote is demanded, the noteholders of a majority of the aggregate outstanding principal amount of the Outstanding notes that participate in the resulting vote are in favor of conducting an asset representations review. The review fees that will be payable to the asset representations reviewer will be up to $250 for each automobile loan contract tested as part of the asset representations review.

Delinquency Trigger

The “delinquency rate” for any collection period will represent the aggregate Principal Balance of the automobile loan contracts that are more than 60 days delinquent (excluding (i) automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle and (ii) automobile loan contracts which have become Liquidated Receivables) as of the end of that collection period, expressed as a percentage of the Pool Balance as of the end of that collection period. The servicer considers an automobile loan contract more than 60 days delinquent for purposes of calculating the delinquency rate when an obligor fails to make at least 90% of a contractual payment by the related contractual due date. If the delinquency rate for any collection period exceeds the related delinquency trigger rate then the delinquency trigger will have occurred for that collection period. The “delinquency trigger rate” will be as follows:

Collection Period	Delinquency Trigger Rate

1-12	1.10%

13-24	1.80%

25-36	2.80%

37+	4.90%

The sponsor established the delinquency trigger rates by considering the monthly delinquency rates observed in prime automobile loan contracts originated by GM Financial in 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, as well as prime automobile loan contracts previously securitized by GM Financial. Additionally, the sponsor considered delinquency trends of similar assets in the prime loan securitization industry in its observations and analysis. The sponsor relied on these observable performance trends to construct a base delinquency curve which it believes represents reasonable delinquency levels for the automobile loan contracts throughout the life of the securitization pool and across economic cycles. In establishing the delinquency trigger test rates, the sponsor then applied a multiple of 4.0 to the base delinquency curve to account for expected variations in the delinquency rate that may be experienced in a particular transaction and that can be attributed to pool-specific factors such as seasonality, pool seasoning, pool concentrations and general economic conditions.

Static pool information regarding GM Financial’s prior securitized pools is included in Annex A to this prospectus.

Voting Trigger

If the delinquency trigger occurs, any noteholder or group of noteholders may demand that the trustee call a vote of all noteholders to determine whether the asset representations reviewer must perform a review of the automobile loan contracts. If any noteholder or group of noteholders demands that the trustee call such a vote during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period.

If, within 90 days of the date on which the Form 10-D is filed that reports the occurrence of the related delinquency trigger, noteholders of at least 5% of the outstanding principal amount of the notes as of the date on which such delinquency trigger occurred (exclusive of the outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) contact the trustee to demand a vote of all noteholders regarding whether an asset representations review should be conducted, then the trustee will submit the matter to a vote of all noteholders (through DTC in the case of any book-entry notes). If the trustee submits the matter to a vote of all noteholders during a collection period, then that will be reported in the Form 10-D that is filed with respect to that collection period. Any such vote will remain open until the 150th day after the date on which the Form 10-D was filed that reported the occurrence of the related delinquency trigger. In any vote, the noteholders will be able to vote to indicate whether or not to conduct an asset representations review.

If a voting quorum of noteholders holding at least 5% of the outstanding principal amount of all notes (exclusive of the outstanding principal amount of any notes that are held by the sponsor or any of its affiliates) participate in the related vote and if noteholders holding a majority of the principal amount of the notes that are voted cast votes that are in favor of directing an asset representations review, then the trustee will promptly notify the asset representations reviewer and the servicer to commence an asset representations review in accordance with the asset representations review agreement. The date on which any such notice is provided by the trustee will be the “review notice date”. If either the required voting quorum of noteholders do not participate in the related vote or if a voting quorum is achieved and a majority of the votes cast are against directing an asset representations review, then no asset representations review will occur as a result of the related delinquency trigger.

Regardless of (i) whether a vote to conduct an asset representations review is called and (ii) the result of any such vote that is conducted, a subsequent vote may be called in the same manner and subject to the same conditions described in this section if a delinquency trigger is breached again with respect to a future collection period.

Asset Representations Review Procedures

Any review of the automobile loan contracts pursuant to the asset representations review agreement will be performed only on the related delinquency trigger automobile loan contracts. With respect to any such review, the “delinquency trigger automobile loan contracts” will be those automobile loan contracts (excluding (i) automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle and (ii) automobile loan contracts which have become Liquidated Receivables) that were 60 days or more delinquent as of the last day of the collection period prior to the date the related asset review notice was delivered.

The servicer will provide the asset representations reviewer with access to the contract files for the delinquency trigger automobile loan contracts and other information necessary for the review of the delinquency trigger automobile loan contracts within 60 days of the review notice date. The asset representations reviewer will complete its review within 60 days after receiving access to all review materials, provided that the review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided by the servicer within the required time period or that require clarification of any review materials or testing procedures. If any delinquency trigger automobile loan contract is paid in full or repurchased from the issuing entity before the asset representations reviewer has delivered its report pursuant to the asset representations review agreement, the asset representations reviewer will terminate all testing with respect to that delinquency trigger automobile loan contract.

Any asset representations review will consist of performing specific tests for each related representation, as detailed in the asset representations review agreement, and each delinquency trigger automobile loan contract and determining whether each test was passed or failed. These tests were designed by the sponsor to determine whether a delinquency trigger automobile loan contract was not in compliance with the related representations made in the Transaction Documents at the relevant time, which is usually either at origination of the automobile loan contract or as of the cutoff date or closing date. There may be multiple tests specified in the asset representations review agreement for each such representation. The asset representations review agreement describes what conditions will constitute a test failure with respect to any automobile loan contract that is reviewed as part of an asset representations review.

The tests that are conducted as part of an asset representations review are not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The tests are not designed to determine whether the servicer serviced the related automobile loan contract in compliance with the sale and servicing agreement after the cutoff date. The tests are not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether the sponsor’s origination, underwriting, purchasing and servicing policies and procedures are adequate, reasonable or prudent. The asset representations reviewer is not responsible for determining whether noncompliance of any delinquency trigger automobile loan contracts with the related representations and warranties constitutes a breach of the Transaction Documents or whether any such delinquency trigger automobile loan contract is required to be repurchased from the issuing entity.

Upon completion of an asset representations review, the asset representations reviewer will deliver to the issuing entity, the servicer and the trustee a report on the test results for each delinquency trigger automobile loan contract and each test conducted. Upon receipt of the report, the related review fee pursuant to the asset representations review agreement will be due and payable to the asset representations reviewer according to the priority of payment as described under “—Distributions—Distribution Date Payments.” The servicer will cause a summary of each such report provided by the asset representations reviewer to be included in the Form 10-D that is filed with respect to the collection period during which such asset representations review report is received by the servicer.

Any noteholder may request a full copy of any report delivered by the asset representations reviewer from the servicer or the trustee. If the requesting noteholder is not a noteholder of record, the noteholder must provide the servicer or the trustee, as applicable, with a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). If any requested report contains personally identifiable information regarding obligors, the servicer may condition its or the trustee’s delivery of that portion of the report on the requesting noteholder’s delivery to the servicer of an agreement acknowledging that it may use that information only for the limited purpose of assessing the nature of the related breaches of representations or warranties and may not use that information for any other purpose.

Dispute Resolution for Repurchase Requests

If, either based on the results of a review by the asset representations reviewer or otherwise, the servicer, the issuing entity, the owner trustee, the trustee, the trust collateral agent or any noteholder determines that a representation or warranty that was made by the depositor or the sponsor regarding an automobile loan contract was breached and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, then any such party may demand that the depositor or the sponsor, as applicable, repurchase the affected automobile loan contract in accordance with the terms of the Transaction Documents. If the holders of notes representing 5% or more of the Controlling Class notify the trust collateral agent in writing that they have determined that such a representation or warranty was breached and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, then the trust collateral agent will deliver the related demand to the depositor or the sponsor, as applicable, on behalf of those noteholders. If the depositor or the sponsor, as applicable, agrees that there has been a breach of a representation or warranty and that the interests of the noteholders in the related automobile loan contract are materially and adversely affected by the breach, and if the alleged breach is not remedied as of the last day of the second calendar month following the calendar month in which the demand to repurchase the affected automobile loan contract was first delivered, then the depositor or the sponsor, as applicable, will be obligated to repurchase the affected automobile loan contract.

Any demand to repurchase an automobile loan contract will be resolved if the related automobile loan contract is repurchased in accordance with the Transaction Documents, if the condition that led to the related breach is remedied, or if the requesting party withdraws its demand to repurchase the affected automobile loan contract. The status of all outstanding repurchase demands will be reported quarterly on Form ABS-15G filings that are made pursuant to Rule 15Ga-1 of the Exchange Act. If any repurchase demand is not resolved by the 180th day after the demand to repurchase is received, the servicer or the depositor will cause to be included in the Form 10-D that is filed with respect to the collection period during which such 180th day took place a statement describing the unresolved demand. The party that originally requested the repurchase or any noteholder will then have the right to refer the unresolved repurchase request to either mediation (including non-binding arbitration) or binding arbitration by providing notice to the sponsor and the depositor within 90 days after the date on which the related Form 10-D is filed. Holders of notes representing 5% or more of the Controlling Class may also direct the trust collateral agent to provide the related notice to the sponsor and the depositor, and participate in the selected resolution method, on their behalf. The sponsor and the depositor must agree to participate in the selected resolution method. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the delinquency trigger occurred.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the closing date. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by the sponsor and the related mediation or arbitration will be administered by that organization using its relevant rules that are then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration that are set forth in the Transaction Documents, then the procedures set forth in the Transaction Documents will apply. Any mediation or arbitration will be held at the offices of the mediator or arbitrator or at another location selected by the sponsor or the depositor. Any party or witness may appear by video conference or teleconference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals that is maintained by the mediation or arbitration organization. Any selected mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and with at least 15 years of experience specializing in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the parties will agree to use commercially reasonable efforts to begin the mediation within 15 business days of the selection of the mediator and to conclude the mediation with 30 days of the start of the mediation. The costs of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or may commence legal proceedings to resolve the dispute.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of the selection of the arbitrator and, for each party, will be limited to two witness depositions (each not to exceed five hours), two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that such additional discovery is reasonable and necessary. Briefs that are presented by the parties will be limited to no more than ten pages each and will be limited to initial statements of the case, motions, and a pre-hearing brief. The evidentiary hearing on the merits in the arbitration will begin no later than 60 days after the arbitrator is selected and will continue for no more than six consecutive business days, with equal time allotted to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearing on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its appointment. The arbitrator will resolve the dispute according to the Transaction Documents, and may not modify or change the Transaction Documents in any way or award remedies not consistent with the Transaction Documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the expenses of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination that are permitted under law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the requesting party is forfeiting its right to sue in court, including the right to a trial by jury, with respect to the subject matter of the arbitration.

No personally identifiable customer information will be produced for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, unless they are required to disclose details pursuant to applicable law.

Noteholder Communication

Three or more holders of the notes may, by written request to the trustee, obtain access to the list of all the noteholders maintained by the trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or the notes. The trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

Any noteholder may also send a request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that the noteholder wishes to communicate with other noteholders about the possible exercise of rights under the Transaction Documents. The requesting noteholder must include in the request a description of the method by which other noteholders may contact the requesting noteholder. If the requesting noteholder is not a noteholder of record, the noteholder must provide a written certification stating that the requesting noteholder is a beneficial owner of a note, together with supporting documentation supporting that statement (such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note). The issuing entity will promptly deliver any such request that it receives to the servicer. On receipt of a communication request, the servicer or the depositor, at the servicer’s expense, will include in the Form 10-D filed in the next month the following information:

●	a statement that the issuing entity received a communication request,

●	the date the request was received,

●	the name of the requesting noteholder,

●	a statement that the requesting noteholder is interested in communication with other noteholders about the possible exercise of rights under the Transaction Documents, and

●	a description of the method by which the other noteholders may contact the requesting noteholder.

Any expenses of the issuing entity or the servicer relating to an investor communication, including any review of documents evidencing ownership of a note and the inclusion of the investor communication information in the related Form 10-D, will be paid by the servicer.

Material Legal Aspects of the Automobile Loan Contracts

General

The transfer of automobile loan contracts by the sponsor to the depositor and by the depositor to the issuing entity, the perfection of the security interests in the automobile loan contracts, and the enforcement of rights to realize on the vehicles are all subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trust collateral agent’s rights in the automobile loan contracts. If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — an automobile loan contract for new value in the ordinary course of its business, without actual knowledge of the issuing entity’s interest, and then were to take possession of the automobile loan contract, that purchaser would acquire an interest in the automobile loan contract superior to the issuing entity’s interest. No entity will take any action to perfect the trust collateral agent’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the issuing entity prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

In all of the states in which automobile loan contracts have been or will be originated, the credit sales of automobiles to consumers are evidenced either by retail installment sales automobile loan contracts or by promissory notes with a security interest in the vehicle. The monetary payment obligations evidenced by such retail installment sales automobile loan contracts and promissory notes with a security interest constitute chattel paper under the UCC with a single authoritative tangible or electronic copy of each such retail installment sales automobile loan contract and promissory note with a security interest.

Perfection of security interests in automobiles is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. In certain states, a security interest in a vehicle may be perfected by electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

Perfection

The sponsor will sell and assign the automobile loan contracts and its security interests in the vehicles to the depositor, which shall then sell such automobile loan contracts and the related security interests to the issuing entity. The issuing entity will grant an interest in the automobile loan contracts, the security interests in the vehicles and related property to the trust collateral agent on behalf of the noteholders.

Because of the administrative burden and expense, none of the sponsor, the servicer, the trust collateral agent or the trustee will amend any physical or electronic certificate of title to identify the trust collateral agent as the new secured party on the certificates of title. However, UCC financing statements will be filed in the appropriate jurisdictions in order to perfect each transfer or pledge of the automobile loan contracts between the sponsor, the depositor, the issuing entity and the trust collateral agent or the trustee. Furthermore, although the trust collateral agent will not rely on possession of the automobile loan contracts as the legal basis for the perfection of its interest in the automobile loan contracts or in the security interests in the vehicles, the servicer will continue to hold the automobile loan contracts and any certificates of title (or electronic evidence of the certificates of title) in its possession, either directly or through an agent, on behalf of the trust collateral agent or, with respect to electronic loans, a third-party service provider will maintain control over the automobile loan contracts on behalf of the trust collateral agent. This is intended to preclude any other party from claiming a competing security interest in the automobile loan contracts on the basis that their security interest is perfected by possession.

In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers who do not have notice of the secured creditor’s interest only by one or more of the following methods:

●

depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

●

in those states that permit electronic recordation of liens, submitting for an electronic recordation, by either a third-party service provider or the relevant state registrar of titles, which indicates that the lien of the secured party on the vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state;

●	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

●

if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the automobile loan contracts to the trust collateral agent effectively conveys the sponsor’s security in the automobile loan contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trust collateral agent will succeed to the sponsor’s rights as secured party.

Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trust collateral agent, the trust collateral agent’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor’s lien on the certificates of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The sponsor will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the sponsor failed to obtain a first priority perfected security interest, the sponsor’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the sponsor’s and the depositor’s representations and warranties regarding the related financed vehicle and if the breach materially and adversely affects the noteholders it would trigger the sponsor and the depositor’s obligations to repurchase the related automobile loan contracts from the issuing entity, unless the breach were cured.

Continuity of Perfection

Under the laws of most states, a perfected security interest in a motor vehicle continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-

registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The Transaction Documents require the servicer to take steps to re-perfect the security interest in financed vehicles upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a financed vehicle, the servicer will have an opportunity to require that the automobile loan contract be satisfied before it releases the lien. This opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the related certificate of title.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

●	mechanic’s, repairmen’s and garagemen’s liens;

●	motor vehicle accident liens;

●	towing and storage liens;

●	liens arising under various state and federal criminal statutes; and

●	liens for unpaid taxes.

The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant that, as of the cutoff date, each security interest in a financed vehicle shall be a valid, binding and enforceable first priority security interest in that financed vehicle. However, liens for repairs or taxes superior to the trust collateral agent’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan contract. No notice will be given to the trust collateral agent or the trustee or any noteholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor’s repurchase obligation.

Repossession

In the event an obligor defaults, the holder of the related automobile loan contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace — although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the contract by paying the delinquent installments and other amounts due. In all states, the obligor typically has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

●	the unpaid principal balance of the automobile loan contract;

●	accrued interest on the automobile loan contract;

●

the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale (where allowed by law), plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

●	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loan contracts.

Deficiency Judgments and Excess Proceeds

The proceeds from the resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the obligor’s outstanding debt under the automobile loan contract. In many instances, the remaining principal balance under the automobile loan contract will exceed the liquidation proceeds remaining after these expenses are paid. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s automobile loan contract. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and defaulting obligors generally have very little capital or sources of income available following repossession that they could use to satisfy such a personal judgment. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually between $1,000 and $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment against an obligor or, if one is obtained, it may either be settled by the servicer at a significant discount or be uncollectible.

In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

●	the Truth-in-Lending Act and Regulation Z;

●	the Equal Credit Opportunity Act and Regulation B;

●	the Federal Trade Commission (FTC) Act;

●	the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, and Regulation V;

●	the Telephone Consumer Protection Act (TCPA);

●	the Fair Debt Collection Practices Act and Regulation F;

●	the Dodd-Frank Wall Street Reform and Consumer Protection Act;

●	the Magnuson-Moss Warranty Act;

●	the Gramm-Leach-Bliley Act;

●	state adaptations of the Uniform Consumer Credit Code;

●	state motor vehicle retail installment sale and loan acts;

●	state servicing laws;

●	state insurance laws;

●	state “lemon laws”; and

●	other similar laws and regulations.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trust collateral agent’s or the trustee’s ability to enforce consumer finance loans such as the automobile loan contracts.

The FTC’s “holder-in-due-course rule” has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the automobile loan contract. Because of the holder-in-due-course rule, the assignee may be unable to collect any balance due from the obligor. The holder-in-due-course rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loan contracts will be subject to the requirements of the holder-in-due-course rule, the trust collateral agent or the trustee, as holder of the automobile loan contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the related retail seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan contract.

Under most state vehicle dealer licensing laws, sellers of automobiles must be licensed to sell vehicles at retail sale. In addition, the FTC’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer.

Any loss, to the extent not covered by credit enhancement, could result in losses to noteholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation or warranty under the Transaction Documents and may create an obligation of the sponsor to repurchase the automobile loan contract unless the breach were cured.

The sponsor and the depositor will each represent and warrant that each automobile loan contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust collateral agent or the trustee because the sponsor or the depositor violated any law and the claim materially and adversely affects the noteholders, the violation would create an obligation of the sponsor or the depositor to repurchase the automobile loan contract unless the violation were cured.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, or the “Relief Act”, and similar state legislation in most states, the holder of an automobile loan contract may not charge an obligor who enters military service after the obligor takes out an automobile loan contract more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marine Corps, Space Force, National Guard (when called to active federal or state military service), Reserves, Coast Guard, commissioned officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military and U.S. citizens who are serving with forces of a nation with which the U.S. is allied, in all cases who have provided appropriate documentation to the servicer establishing the applicability of the Relief Act to their automobile loan contract. Because the Relief Act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan contract, the sponsor cannot provide information as to the number of automobile loan contracts that may be affected by the provisions of the Relief Act. Application of the Relief Act could adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on any affected automobile loan contracts. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related automobile loan contracts, would result in a reduction of the amounts distributable to noteholders and may not be covered by any form of credit enhancement provided in connection with the notes.

In addition, the Relief Act imposes limitations that would impair the ability of the servicer to repossess an automobile loan contract during the obligor’s period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any automobile loan contract which goes into default, there may be delays in payment and losses on the notes. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loan contracts resulting from similar legislation or regulations may result in delays in payments or losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity, the depositor or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit enhancement, could result in losses to noteholders.

Dodd-Frank Orderly Liquidation Framework

General

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act” was enacted. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation, or the “FDIC”, authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or “OLA”, as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including the sponsor, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to the Sponsor, the Depositor and Issuing Entity

There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of the sponsor. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of the sponsor (1) the FDIC would have to be appointed as receiver for the sponsor under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of the sponsor.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of the sponsor or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to the sponsor, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Avoidance Power Under OLA

The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws. If the sponsor were to become subject to OLA, there is an interpretation under OLA that previous transfers of automobile loan contracts by the sponsor perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers. In this case the automobile loan contracts securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against the sponsor.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws. Based on these rules, the transfer of the automobile loan contracts by the sponsor would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA

If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

The sponsor and the depositor intend that the sale of the automobile loan contracts by the sponsor to the depositor will constitute a “true sale” between separate legal entities under applicable state law. As a result, the sponsor believes that the FDIC would not be able to recover the automobile loan contracts using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA. However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving the sponsor, the depositor or the issuing entity would not be contrary to this opinion.

If the issuing entity were placed in receivership under OLA, the FDIC would have the power to repudiate the notes. In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Material U.S. Federal Income Tax Consequences

General

Below is a description of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus. This description is based on the Internal Revenue Code of 1986, as amended, the “Internal Revenue Code,” existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all as in effect as of the date of this prospectus, and all of which are subject to change, perhaps with retroactive effect. There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes. The IRS may challenge the conclusions reached in this description, and no ruling from the IRS has been or will be sought on any of the issues described below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions in this prospectus.

This description does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited descriptions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction, sovereign wealth funds that may rely on Section 892 of the Code, and holders that will hold the notes as other than capital assets. This description is directed only to prospective noteholders who:

●	purchase notes in the initial distribution of the notes, and

●	hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this section of the prospectus, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

●	a citizen or resident of the United States,

●	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

The term “U.S. noteholder” also includes a noteholder whose income or gain on its investment in a note is effectively connected with the conduct of a U.S. trade or business. As used in this section of the prospectus, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective noteholders are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Issuing Entity

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor, assuming compliance with the terms of the Transaction Documents, the issuing entity will not be characterized as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Tax counsel will also opine that the notes will be characterized as indebtedness for U.S. federal income tax purposes to the extent such notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes were not appropriately characterized as debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including being unable to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, the issuing entity could be treated as a publicly traded partnership that would not be taxable as a corporation because it would satisfy an applicable safe harbor. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain noteholders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to some limitations on their ability to deduct their share of the issuing entity’s expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt

The depositor agrees, and each noteholder will be deemed to agree by its acceptance of a note, to treat the notes as indebtedness for all U.S. federal, state and local income and franchise tax purposes. There are no Treasury regulations, published rulings or judicial decisions involving the characterization for U.S. federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for U.S. federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have identified various factors to be taken into account in determining, for U.S. federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or is instead a borrowing secured by the property.

On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for U.S. federal income tax purposes, assuming compliance with the terms of the transaction documents, the notes will be characterized as indebtedness to the extent such notes are treated as beneficially owned by a person other than the depositor and its affiliates for such purposes. The depositor, the servicer, the trustee, and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes. Neither the opinion of tax counsel nor the agreement to treat the notes as debt is binding on the IRS or the courts.

For a description of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Issuing Entity” above.

Treasury Regulations issued under Section 385 of the Internal Revenue Code address the debt or equity treatment of any notes held by members of the issuing entity’s “expanded group.” If any notes held by members of the issuing entity’s expanded group are recharacterized as stock and such notes are subsequently transferred to a person outside of the expanded group, then on request by that person, the issuing entity will provide or cause to be provided information reasonably requested by that person to determine the issue date and issue price of the transferred notes.

Treatment of Stated Interest

The stated interest on a note that constitutes “qualified stated interest” will be taxable to a holder as ordinary income when received or accrued according to the holder’s method of tax accounting. For stated interest to be qualified stated interest it must be payable at least annually at a single rate that takes into account the length of the interval between interest payment dates, and reasonable remedies must exist to compel timely payment or the terms of the instrument must make late payment or non-payment sufficiently remote for purposes of the original issue discount, or “OID”, rules. Although stated interest on the Class B Notes and Class C Notes can be deferred under certain circumstances, the issuing entity intends to treat the potential deferral as sufficiently remote for purposes of the OID rules and treat the stated interest on the notes as qualified stated interest.

Original Issue Discount

In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess is less than a de minimis amount (i.e., 0.25% of the principal amount multiplied by the weighted average maturity of the debt instrument). A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note except qualified stated interest. The issue price will be the first price at which a substantial amount of notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers. A holder of notes treated as issued with OID that is not de minimis must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, generally under a constant yield method. All stated interest payments on a note that matures one year or less from the date it is issued are included in the stated redemption price at maturity of the note and, therefore, are treated as OID.

The issuing entity does not anticipate issuing the notes with OID. Although the issuing entity intends to make all payments of stated interest on all classes of notes on a current basis and, therefore, the issuing entity believes any deferral of interest with respect to any class of notes would be a remote and incidental contingency, it is not an event of default with respect to the Class B Notes and the Class C Notes to defer interest payments with respect to such notes under certain circumstances. In the case of such a deferral, the notes with respect to which interest is deferred would be treated as reissued for purposes of the OID rules at the time of the interest deferral and at that time such notes may be treated as OID obligations. The prepayment assumption that will be used for purposes of computing OID with respect to the notes, if any, for U.S. federal income tax purposes is 1.30% ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Internal Revenue Code. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Internal Revenue Code.

Disposition of Notes

If a noteholder sells or disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any

OID and market discount previously included by the noteholder in income on the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder on the note. Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding

The trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder who is not an exempt holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a holder fail to provide the required certification, the trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders

Subject to the application of the FATCA withholding tax described in “—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” below, a non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf and not in connection with the conduct of a U.S. trade or business will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater owner of the issuing entity or a controlled foreign corporation related to the issuing entity. To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

●	is signed under penalties of perjury by the beneficial owner of the note,

●	certifies that the beneficial owner is not a U.S. noteholder, and

●	provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment before payment to a non-U.S. noteholder (which itself is not a withholding agent). This statement is made on an IRS Form W-8BEN or IRS Form W-8BEN-E, which generally is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Under some circumstances, an IRS Form W-8BEN or IRS Form W-8BEN-E can remain effective indefinitely. The beneficial owner must inform the withholding agent within 30 days of a change in circumstances that makes any information on the form incorrect and furnish a new IRS Form W-8BEN or IRS Form W-8BEN-E to the withholding agent.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income on its investment in a note is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder was a U.S. noteholder.

Some securities clearing organizations, and other entities who are not beneficial owners, may be able to provide an IRS Form W-8IMY (or the appropriate substitute form) to the withholding agent.

However, in this case, the IRS Form W-8IMY may require a copy of the beneficial owner’s IRS Form W-8BEN or IRS Form W-8BEN-E (or the appropriate substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

●	the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

●	in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax described above if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under a tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities

A 30% withholding tax generally will apply to payments of interest (including OID) on notes that are made to foreign financial institutions and certain non-financial foreign entities. Such withholding tax, imposed under Sections 1471 through 1474 of the Internal Revenue Code, or “FATCA”, generally will not apply where such payments are made to (i) a foreign financial institution that enters into and complies with an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain United States persons or U.S.-owned foreign entities, report annually certain information about such accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners, furnishes identifying information about each substantial U.S. owner, or is otherwise exempt from such information disclosure under FATCA. Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA. The FATCA withholding tax applies regardless of whether a payment otherwise would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment. Prospective noteholders should consult their own tax advisors about the application and requirements of information reporting and withholding under FATCA and any intergovernmental agreement for the implementation of FATCA.

State and Local Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the issuing entity or the tax consequences to the issuing entity or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective noteholders are encouraged to consult their tax advisors about state and local taxation of the issuing entity and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA Considerations

General Investment Considerations

The Employee Retirement Income Security Act of 1974, as amended, or “ERISA”, and the Internal Revenue Code impose duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to the fiduciary responsibility provisions of Title I of ERISA and/or Section 4975 of the Internal Revenue Code,

referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.

Plans that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the offered notes. Although it is not certain, the publicly offered notes are expected to be treated as “debt” and not as “equity interests” for purposes of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or the “plan asset regulations,” because the publicly offered notes:

●	are expected to be treated as debt for U.S. federal income tax purposes, and

●	should not be deemed to have “substantial equity features.”

Any person who exercises authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. Under ERISA’s general fiduciary standards, before investing in the publicly offered notes, a plan fiduciary should determine, among other factors:

●	whether the investment is permitted under the plan’s governing documents,

●	whether the fiduciary has the authority to make the investment,

●	whether the investment is consistent with the plan’s funding objectives,

●	the tax effects of the investment,

●

whether under the general fiduciary standards of investment prudence and diversification an investment in the publicly offered notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

●	whether the investment is prudent, including considering the factors described in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of a plan should carefully review with its legal and other advisors whether the acquisition, holding or disposition of any publicly offered notes could give rise to a transaction prohibited or impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” about the restrictions on the acquisition, holding and disposition of the notes offered by this prospectus. Unless otherwise stated, references to the acquisition, holding and disposition of the publicly offered notes in these sections also refer to the acquisition, holding and disposition of an interest or participation in the publicly offered notes.

Prohibited Transactions

Whether or not an investment in the publicly offered notes will give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code will depend on whether the assets of the issuing entity will be deemed to be “plan assets” of a plan investing in publicly offered notes issued by the issuing entity. Under the plan asset regulations, a plan’s assets may be deemed to include an interest in the underlying assets of the issuing entity if the plan acquires an “equity interest” in the issuing entity and none of the exceptions in the plan asset regulations are applicable. In general, an “equity interest” is defined under the plan asset regulations as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

As described above, the depositor believes that the publicly offered notes will be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This assessment is based on the traditional debt features of the publicly offered notes, including the reasonable expectation of purchasers of the publicly offered notes that the publicly offered notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the publicly offered notes are treated as debt for ERISA purposes, the acquisition, holding or disposition of the publicly offered notes by, on behalf of, or with the assets of, a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the issuing entity, the owner trustee, the trustee, any underwriter or any of their affiliates, including the sponsor, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code to the plan. In this case, administrative exemptions from the prohibited transaction rules could apply to the acquisition, continued holding and disposition of publicly offered notes by, on behalf of, or with the assets of, a plan depending on the type and circumstances of the plan fiduciary making the decision to acquire a publicly offered note and the relationship of the party in interest and the plan. Included among these exemptions are:

●	prohibited transaction class exemption 84-14, regarding transactions effected by qualified professional asset managers,

●	prohibited transaction class exemption 90-1, regarding transactions entered into by insurance company pooled separate accounts,

●	prohibited transaction class exemption 91-38, regarding transactions entered into by bank collective investment funds,

●	prohibited transaction class exemption 95-60, regarding transactions entered into by insurance company general accounts, and

●	prohibited transaction class exemption 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide a statutory exemption for some transactions between a plan and a person that is a party in interest or disqualified person for a plan solely by reason of providing services to the plan or having a relationship with a service provider as described in sub-parts (F)-(I) of Section 3(14) of ERISA (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary for the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that acquires, holds or disposes of the publicly offered notes will be deemed to have represented and warranted that its acquisition, holding and disposition of the publicly offered notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Due to the possibility that the issuing entity, depositor, sponsor, trustee, underwriters or any of their respective affiliates may receive certain benefits in connection with the sale or holding of the publicly offered notes, the acquisition of the publicly offered notes using plan assets over which any of these parties or their affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Internal Revenue Code. Accordingly, the offered notes may not be acquired or held by, on behalf of, or with the assets of, any plan if the issuing entity, depositor, sponsor, trustee, underwriters or any of their respective affiliates has investment authority, or renders investment advice for a fee with respect to the assets of the plan, or is the employer or other sponsor of the plan, unless an applicable prohibited transaction exemption is available to cover the acquisition, holding and disposition of the offered notes or the transaction is not otherwise prohibited.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to ERISA and Section 4975 of the Internal Revenue Code. However, these plans may be subject to other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”). In addition, a plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. Each plan that is subject to Similar Law, and each person acting on behalf of or investing the assets of the plan, that acquires, holds or disposes of publicly offered notes will be deemed to have represented and warranted that its acquisition, holding and disposition of the publicly offered notes will not constitute or result in a violation of any Similar Law.

Pool Factors

The “pool factor” for each note is a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal amount of a class of notes as of the applicable distribution date, as a fraction of the initial principal amount of the notes. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable note.

A noteholder’s portion of the aggregate outstanding principal amount of the related note is the product of:

●	the original aggregate principal amount of the notes purchased by that noteholder; and

●	the applicable pool factor.

The noteholders of record will receive reports on or about each distribution date concerning:

●	the payments received on the automobile loan contracts;

●	the Pool Balance;

●	each pool factor; and

●	other items of information.

In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Legal Investment

Money Market Investment

The Class A-1 Notes will be structured to be eligible for purchase by money market funds under Rule 2a-7 under the 1940 Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, quality and diversification. Any determinations as to the qualification of the Class A-1 Notes under, and compliance with, these other requirements of Rule 2a-7 are solely the responsibility of each money market fund and its investment advisor.

A money market fund should consider whether an investment by the money market fund in the Class A-1 Notes satisfies the money market fund’s investment policies and objectives, and should consult its own legal advisors in determining whether and to what extent the Class A-1 Notes are a legal investment or are subject to restrictions on investment.

E.U. and U.K. Securitization Requirements

In the European Union (the “E.U.”) and in other countries that are currently in the EEA, certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards, in each case, as amended (collectively, the “E.U. Securitization Rules”). These include certain requirements imposed on institutional investors, as defined for purposes of the E.U. Securitization Rules.

In the U.K., certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024, related rules made by the Financial Conduct Authority and the Prudential Regulation Authority and certain provisions of FSMA, in each case, as amended (collectively, the “U.K. Securitization Rules”). These include certain requirements imposed on institutional investors, as defined for purposes of the U.K. Securitization Rules.

In each case, certain aspects of such requirements are expected to be amended pursuant to legislative procedures that are underway in the E.U. and the U.K., respectively.

None of the sponsor, the depositor, the issuing entity or any other party to the securitization transaction described in this prospectus will undertake, or intends, to retain a material net economic interest in such securitization in a manner that would satisfy, or enable any investor to comply with, the requirements of the E.U. Securitization Rules or the U.K. Securitization Rules. In addition, no such party will undertake, or intends, to take any other action, or refrain from taking any action, with regard to such transaction, in a manner prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any applicable requirement of, the E.U. Securitization Rules or the U.K. Securitization Rules. Moreover, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the E.U. Securitization Rules or the U.K. Securitization Rules.

Consequently, the notes may not be a suitable investment for any person that is now or may in the future be subject to any requirement of the E.U. Securitization Rules or the U.K. Securitization Rules.

The E.U. Securitization Rules and the U.K. Securitization Rules may have a negative impact on the value and liquidity of the notes, and this may affect, amongst other things, the secondary market for the notes.

Prospective investors and noteholders are responsible for analyzing their own regulatory position, and are encouraged (where relevant) to consult their own investment and legal advisors regarding the E.U. Securitization Rules and the U.K. Securitization Rules (and, in each case, any future amendments thereto) and any equivalent or similar requirements and the suitability of the notes for investment.

Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption under the 1940 Act contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

Legal Proceedings

The Sponsor and the Servicer

The sponsor is subject to various pending and potential legal and regulatory proceedings in the ordinary course of business, including litigation, arbitration, claims, investigations, examinations, subpoenas and enforcement proceedings. Some litigation against the sponsor could take the form of class actions. The outcome of these proceedings is inherently uncertain, and thus the sponsor cannot confidently predict how or when these proceedings will be resolved. An adverse outcome in one or more of these proceedings could result in substantial damages, settlements, fines, penalties, diminished income or reputational harm to the sponsor, and could materially and adversely affect the interests of the noteholders or the servicer’s ability to perform its duties under the Transaction Documents.

The Trustee and the Trust Collateral Agent

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization, or RMBS, transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously. The Bank of New York Mellon has provided the information in the preceding paragraph for purposes of complying with Regulation AB. Other than this paragraph and the first paragraph under the heading “The Trustee and Trust Collateral Agent”, The Bank of New York Mellon has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Owner Trustee

On February 3, 2026, certain investors served WTNA, an affiliate of WTC, with a civil complaint, filed in the Supreme Court of the State of New York, County of New York, for an unspecified amount of damages arising from alleged breaches of contract and duties related to WTNA’s roles as custodian and indenture trustee for certain Tricolor Holdings, LLC asset-backed securitization transactions. The plaintiffs generally assert causes of action related to WTNA’s purported failure to comply with certain provisions related to waterfall payments, servicing transition costs and post-event of default duties and related to WTNA’s purported failure to perform certain actions as custodian with respect to the related receivables. WTNA intends to vigorously defend itself against this legal action. WTC is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTC does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTC has provided the information in the preceding paragraph for purposes of complying with Regulation AB. Other than the above paragraph, and except as described under “The Owner Trustee,” WTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

Certain Relationships and Related Transactions

In the ordinary course of business from time to time, the sponsor and its affiliates have business relationships and agreements with affiliates of the owner trustee and the trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, the sponsor or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of automobile loan contracts.

The sponsor, the depositor and the servicer are affiliates and also engage in other transactions with each other involving securitizations and sales of automobile loan contracts.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the sponsor, either directly or through its majority-owned affiliates, to retain a 5% economic interest in the credit risk of the automobile loan contracts as of the closing date. The depositor, a wholly-owned subsidiary of the sponsor, intends to retain an “eligible horizontal residual interest” in the issuing entity issued as part of this securitization transaction, and, to the extent described below under “—Retained Eligible Vertical Interest”, an “eligible vertical interest” in each class of notes, to satisfy the sponsor’s obligations under Regulation RR. As described further below, should retention of the “eligible horizontal residual interest” fail to satisfy the sponsor’s risk retention obligations under Regulation RR as determined by the sponsor at or prior to the time of pricing, the depositor would also expect to retain an “eligible vertical interest” in the form of a percentage of each class of notes in an amount necessary for the sum of the fair value of the “eligible horizontal residual interest” and the amount of the “eligible vertical interest” to at least equal the required risk retention amount.

The portion of the notes that are retained in order to satisfy the requirements of Regulation RR will not be transferred, hedged or financed except as permitted by Regulation RR.

Retained Eligible Horizontal Residual Interest

In general, the residual interest in the issuing entity represents the rights to the overcollateralization, amounts remaining in the reserve account and excess spread, in all cases to the extent those amounts are eligible for distribution in accordance with the Transaction Documents and are not needed to make payments on the notes or cover losses on the automobile loan contracts. Because the residual interest is subordinated to each class of notes and is only entitled to amounts that are not needed on a distribution date to make payments on the notes or to make other required payments or deposits according to the priorities of payments described in “Description of the Transaction Documents—Distributions—Distribution Date Payments” and “—Distribution Date Payment Priorities Will Change After Certain Events,” the residual interest absorbs all losses on a given distribution date on the automobile loan contracts by reduction of, first, the excess spread, second, the overcollateralization and, third, the amounts in the reserve account, before any losses are incurred by the notes. See “Description of the Transaction Documents—Credit Enhancement” for a description of the credit enhancement available for the notes, including the excess spread, overcollateralization and reserve account.

The depositor’s retention of the residual certificate, which represents the residual interest in the issuing entity (the “retained interest”) is intended to satisfy the requirements for an “eligible horizontal residual interest” under Regulation RR. The depositor, or another majority-owned affiliate of the sponsor, is required to retain, and will retain, this retained interest until the latest of (i) two years from the closing date, (ii) the date the Pool Balance is one-third or less of the initial Pool Balance, or (iii) the date the principal amount of the notes is one-third or less of the original principal amount of the notes. None of the sponsor, the depositor or any of their affiliates will hedge their exposure to the retained interest during this period other than as permitted by Regulation RR. See “The Issuing Entity” and “Description of the Notes” in this prospectus for a description of the material terms of the residual certificate that will be retained to satisfy the eligible horizontal residual interest option.

For purposes of determining compliance with Regulation RR, the estimated fair values of the notes and the residual interest are as follows. The totals in the table may not sum due to rounding:

Class	Fair Value (in millions)	Fair Value (%)

Class A	$983.4	91.4% – 91.7%

Class B	$16.7	1.6%

Class C	$15.7	1.5%

Residual Interest	$56.1 – $60.7	5.2% – 5.6%

Total	$1,071.9 – $1,076.5	100.0%

The expected range of the fair values of the residual interest was determined using observable and unobservable inputs within a discounted cashflow model in accordance with the fair value assessment under generally accepted accounting principles. In assessing fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•	Level 1 – inputs include quoted prices for identical instruments and are the most observable,

•	Level 2 – inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

•	Level 3 – inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of the residual interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the notes is assumed to equal the initial principal amount of each class set forth in the table on the front cover of this prospectus. The assumed interest rate ranges are based on recent market pricings of similar automobile loan-backed securitizations with similar note tenors, as detailed in the following table:

Class	Assumed Range of Interest Rates

Class A-1	4.256% - 4.406%
Class A-2-A	4.82% - 5.07%
Class A-2-B	SOFR + 0.38% - SOFR + 0.63%
Class A-3	5.28% - 5.53%
Class A-4	5.36% - 5.61%
Class B	5.52% - 5.82%
Class C	5.72% - 6.02%

In addition to the assumptions that appear under “Yield and Prepayment Considerations,” except with respect to clauses (i), (iii), (iv) and (v), the sponsor made the following assumptions in the discounted cashflow model:

•

Note interest accrues at the rates described above. In determining the interest payments on the floating rate Class A-2-B Notes, 30-day average SOFR is assumed to reset consistent with the applicable forward rate curve as of September 23, 2026.

•

The automobile loan contracts prepay at a rate of 1.3% ABS. This prepayment rate includes both voluntary prepayments by obligors and automobile loan contracts becoming Liquidated Receivables. See “Yield and Prepayment Considerations” in this prospectus for a description of the ABS prepayment standard.

•

The fair value calculation assumed that when the allocation between the Class A-2 Notes is determined on or before the date of pricing, the maximum amount of Class A-2-A Notes that would be issued is $355,610,000 (in which case, $0 of Class A-2-B Notes would be issued) and the minimum amount of the Class A-2-A Notes that would be issued is $88,910,000 (in which case $266,700,000 of Class A-2-B Notes would be issued).

•	The pool experiences a lifetime cumulative net loss rate of 1.20% and these losses are incurred based on the following timing curve:

Months 1 – 12:	30%
Months 13 – 24:	40%
Months 25 – 36:	20%
Months 37 – 48:	10%

•

The recovery rate assumes a recovery of 50% of the outstanding principal balance of defaulted automobile loan contracts as of the date they were charged off, with a delay between default and recovery of three months.

•	Cashflows received on the residual interest are discounted at 14%.

The sponsor developed these inputs and assumptions considering the following factors:

•

The assumed ABS rate was estimated considering the prepayment experience on prime loan securitized pools in general, the prepayment rate experience on the sponsor’s prime loan vintages, as well the prepayment rate that is expected to be assumed when the interest rates on the notes are established on the date of pricing.

•

The lifetime cumulative net loss was determined by the sponsor based on the sponsor’s historical performance of prime loan vintages and prior securitized pools, the composition of the pool for this securitization, trends in used motor vehicle values, economic conditions and the loss assumptions employed by the engaged NRSROs. The cumulative net loss assumption represents the expected cumulative defaults reduced by expected recoveries.

•

The discount rate was determined based on an unobservable pre-tax cost of equity capital of GM Financial. The discount rate was not determined based on sales of similar residual interests due to the lack of an actively-traded market for such residual interests.

The sponsor believes that the inputs and assumptions described above are all of the inputs and assumptions that could have a significant impact on the fair value calculations described above and provide a prospective noteholder with information that is sufficient to evaluate the fair value calculation. The fair value of the notes and the residual interest was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the automobile loan contracts, that will likely differ from the actual characteristics and performance of the automobile loan contracts. You should be sure you understand these assumptions when considering the fair value calculation.

The sponsor will recalculate the fair value of the notes and the residual interest following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The first distribution report filed on Form 10-D after the closing date will include the fair value of the retained interest (i) as a dollar amount and (ii) as a percentage of the sum of the fair value of the notes and the residual interest on the closing date, together with a description of any material changes in the methodology or inputs and assumptions that were used to calculate the fair value.

Retained Eligible Vertical Interest

Should the sponsor need to retain additional credit risk in order to satisfy its risk retention obligations on the closing date, the depositor will retain a percentage of each class of notes greater than or equal to the excess of the required risk retention amount over the fair value of the “eligible horizontal residual interest”. By retaining the eligible vertical interest, the depositor will be a noteholder of each class of notes and will be entitled to receive a percentage of all payments of interest and principal made on each class of notes and, if there is a shortfall in Available Funds available to make payments to any class of notes, will bear a pro rata amount of those shortfalls. Each class of notes retained by the depositor as part of the eligible vertical interest will have the same terms as all other notes in that class, except that the notes retained by the depositor will be deemed not to be outstanding for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other Transaction Document. For a description of the notes and the credit enhancement available for the notes, you should read “Description of the Notes—Payments of Interest”, “Description of the Notes—Payments of Principal”, “Description of the Transaction Documents—Distributions—Distribution Date Payments”, and “Description of the Transaction Documents—Credit Enhancement.”

Ratings

The sponsor has engaged two NRSROs to assign credit ratings to the publicly offered notes.

The ratings of the publicly offered notes will address the likelihood of the payment of principal and interest on the publicly offered notes according to their terms. Each engaged NRSRO will monitor the ratings using its normal surveillance procedures. Each engaged NRSRO, in its discretion, may change, qualify or withdraw an assigned rating at any time as to any class of publicly offered notes. Any rating action taken by one engaged NRSRO may not necessarily be taken by another engaged NRSRO. No transaction party will be responsible for monitoring any changes to the ratings on the publicly offered notes.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time for any reason. There can be no assurances that the engaged NRSROs will not lower or withdraw the ratings. No person or entity will be obligated to provide any additional credit enhancement with respect to the publicly offered notes. Any withdrawal of a rating may have an adverse effect on the liquidity and market price of the publicly offered notes. The ratings assigned to the publicly offered notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the publicly offered notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Underwriting

Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the publicly offered notes, each of the underwriters has agreed, severally and not jointly, subject to the terms and conditions set forth therein, to purchase the principal amount of the publicly offered notes set forth opposite its name below:

	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2-A Notes(1)	Principal Amount of Class A-2-B Notes(1)	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes	Principal Amount of Class C Notes
Deutsche Bank Securities Inc.	$	$	$	$	$	$	$
J.P. Morgan Securities LLC	$	$	$	$	$	$	$
MUFG Securities Americas Inc.	$	$	$	$	$	$	$
SMBC Nikko Securities America, Inc.	$	$	$	$	$	$	$
TD Securities (USA) LLC	$	$	$	$	$	$	$
BNP Paribas Securities Corp.	$	$	$	$	$	$	$
Credit Agricole Securities (USA) Inc.	$	$	$	$	$	$	$
Great Pacific Securities	$	$	$	$	$	$	$
SG Americas Securities, LLC	$	$	$	$	$	$	$

Total	$198,000,000	$		$$355,610,000	$74,180,000	$16,710,000	$15,670,000

(1) The allocation of the aggregate initial principal amount of the Class A-2 Notes between the Class A-2-A and the Class A-2-B Notes will be determined on or before the date of pricing. The aggregate principal amount of the Class A-2-A Notes and the Class A-2-B Notes will be $355,610,000.

The underwriters have advised the depositor that they propose initially to offer the publicly offered notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:

	Underwriting Discount	Net Proceeds to the Seller (1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed
Class A-1	__%	__%	__%	__%
Class A-2-A	__%	__%	__%	__%
Class A-2-B	__%	__%	__%	__%
Class A-3	__%	__%	__%	__%
Class A-4	__%	__%	__%	__%
Class B	__%	__%	__%	__%
Class C	__%	__%	__%	__%

Total	$	$

(1) Before deducting expenses, estimated to be $1,000,000.

Any class of notes may also be retained by the depositor or an affiliate of the depositor. Retained notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the notes. If the retained notes are sold through underwriters or broker-dealers, the depositor will be responsible for discounts or commissions or agent’s commissions. The retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriting agreement provides that the sponsor will reimburse the underwriters for certain expenses and the sponsor and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

No action has been taken by the issuing entity or the underwriters which would or is intended to permit an offer of notes to the public in any country or jurisdiction (other than the United States of

America) where action for that purpose is required. Accordingly, no offer or sale of any notes has been authorized in any country or jurisdiction (other than the United States of America) where action for that purpose is required and neither this prospectus nor any other circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction (other than the United States of America), except under circumstances which will result in compliance with applicable laws and regulations.

Upon receiving a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

The depositor or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loan contracts prior to their sale to the issuing entity. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 5121 of the Conduct Rules of the National Association of Securities Dealers.

Until the distribution of the publicly offered notes is completed, the rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the publicly offered notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the publicly offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the publicly offered notes.

Subject to applicable law, including Securities Act Rule 192, which prohibits certain conflicts of interest transactions, the underwriters may create a short position in the publicly offered notes in connection with this offering (i.e., they sell more publicly offered notes than the related initial principal amount set forth on the cover page of this prospectus). In such a case, the underwriters may reduce that short position by purchasing publicly offered notes in the open market. The interests of the underwriters may not be aligned with the interests of the noteholders and such activities may cause or lead to potential conflicts of interests. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

None of the depositor, the servicer, the issuing entity or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the publicly offered notes. In addition, none of the depositor, the servicer, the issuing entity or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

There is currently no secondary market for the publicly offered notes and it should not be assumed that one will develop. The underwriters currently expect (based on capabilities), but are not obligated, to make a market in the publicly offered notes. In addition, the underwriters may be unable to make a market in the notes due to regulatory developments. It should not be assumed that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with the sponsor, General Motors Financial and their respective affiliates.

United Kingdom

Each underwriter has represented and agreed severally and not jointly that:

Prohibition on Sales to U.K. Retail Investors

(1)  it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any offered notes to any U.K. Retail Investor in the U.K. For these purposes:

 (a)  the expression “U.K. Retail Investor” means a person who is one or both of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of U.K. domestic law by virtue of the EUWA and as amended; or

(ii)	not a U.K. Qualified Investor; and

 (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes so as to enable an investor to decide to buy or subscribe for the offered notes;

Other U.K. Regulatory Restrictions

(2)  in the U.K., it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of FSMA does not apply to the issuing entity and/or the depositor; and

(3)  it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the U.K.

European Economic Area

Each underwriter has represented and agreed severally and not jointly that it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any offered notes to any E.U. Retail Investor in the EEA. For these purposes, the expression “E.U. Retail Investor” means a person who is one (or more) of the following:

(1)  a retail client, as defined in point (11) of Article 4(1) of MiFID II; or

(2)  a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(3)  not an E.U. Qualified Investor.

In addition, for purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes so as to enable an investor to decide to purchase or subscribe for the offered notes.

Legal Opinions

In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the depositor and the issuing entity by Katten Muchin Rosenman LLP, New York, New York and Washington, D.C. Certain legal matters relating to the notes will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Incorporation by Reference

The sponsor or the issuing entity will, from time to time, file various items with the SEC relating to the issuing entity and the notes offered by this prospectus. These items will include the definitive legal documents used for each issuance, definitive prospectus and computational materials, as well as periodic reports that the issuing entity will file, or the sponsor will file for the issuing entity, for so long as the issuing entity is subject to the reporting requirements of the Exchange Act.

All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the SEC as described under “Where You Can Find More Information.”

Financial Information

The trust property will secure the notes, however, the issuing entity will not engage in any business activities or have any assets or obligations prior to the issuance of the notes.

Glossary

“Adjusted Pool Balance” means, (x) for any distribution date, the Pool Balance as of the last day of the related collection period less the Yield Supplement Overcollateralization Amount with respect to such distribution date and (y) with regard to the cutoff date, the Pool Balance as of the cutoff date less the Yield Supplement Overcollateralization Amount as of the cutoff date.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all automobile loan contracts (other than automobile loan contracts that became Liquidated Receivables and Purchased Automobile Loan Contracts prior to the end of the related collection period) as of such date of determination.

“Amount Financed” means, for any automobile loan contract, the aggregate amount loaned toward the purchase price of the financed vehicle and any related costs, including amounts advanced at the time the automobile loan contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Available Funds” means, for any distribution date, the sum of (without duplication):

(1)	the Collected Funds for the related collection period;

plus

(2)	all Purchase Amounts on deposit in the collection account with respect to the related collection period, plus income on investments held in the collection account;

plus

(3)	the proceeds of any liquidation of the assets of the issuing entity;

plus

(4)	the proceeds of any purchase or sale of assets of the issuing entity pursuant to the exercise by the servicer or the depositor of its optional redemption right;

plus

(5)	amounts in excess of the amount required to be on deposit in the reserve account that are released from the reserve account.

“Collected Funds” means, for any calendar month, the amount of funds in the collection account representing automobile loan contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

“Controlling Class” means, (i) the Class A Notes so long as any class of the Class A Notes are Outstanding, (ii) if no class of Class A Notes are Outstanding, the Class B Notes and (iii) if no Class A Notes or Class B Notes are Outstanding, the Class C Notes.

“Cram Down Loss” means, for any automobile loan contract that has not become a Liquidated Receivable, if the servicer expects the Principal Balance or effective rate of interest on the automobile loan contract to be reduced by a court of appropriate jurisdiction in an insolvency proceeding, the servicer’s estimate of the reduction in the Principal Balance that will be so ordered by the court.

“First Priority Principal Distribution Amount” means, with respect to any distribution date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of such distribution date (before giving effect to any principal payments made on the Class A Notes on such distribution date), over (b) the Adjusted Pool Balance for such distribution date; provided, however, that (i) the First Priority Principal Distribution Amount on the final scheduled distribution date of the Class A-1 Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) the First Priority Principal Distribution Amount on the final scheduled distribution date of the Class A-2 Notes shall not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of the Class A-2 Notes to zero; (iii) the First Priority Principal Distribution Amount on the final scheduled distribution date of the Class A-3 Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero; and (iv) the First Priority Principal Distribution Amount on the final scheduled distribution date of the Class A-4 Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero.

“Force Majeure Event” means an act of God or other forces beyond control, acts of declared or undeclared war (including acts of terrorism), civil or military disturbances, nuclear or natural catastrophes, public disorder, strikes, work stoppages, rebellion or sabotage, interruptions, loss or malfunctions of utilities, epidemics, pandemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

“Liquidated Receivable” means, for any calendar month, an automobile loan contract for which, as of the last day of the calendar month:

•

90 days have elapsed since the servicer repossessed the related financed vehicle; provided, however, that in no case shall 10% or more of a scheduled automobile loan contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	10% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

“Majority Noteholders” means the holders of notes representing a majority of the outstanding principal amount of the Controlling Class.

“Net Liquidation Proceeds” means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles;

plus

(2)	any related insurance proceeds;

plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the automobile loan contract;

plus

(4)	with respect to Sold Receivables, the amount received from the related third-party purchaser as a payment for such Sold Receivable;

minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

“Noteholders’ Interest Carryover Amount” means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class of notes for the immediately preceding distribution date, that remains unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

“Noteholders’ Interest Distributable Amount” means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

“Noteholders’ Monthly Interest Distributable Amount” means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue (i) on the principal amount of the notes of such class Outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date and (ii) on either an “actual/360” basis (with respect to the Class A-1 Notes and the Class A-2-B Notes) or, a “30/360” basis (with respect to all other notes).

“Noteholders’ Principal Distributable Amount” for a distribution date will equal the lesser of:

(1)

the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 9 under “Description of the Transaction Documents — Distributions— Distribution Date Payments”; and

(2)	the excess, if any, on the distribution date of:

(a)	the Pro Forma Note Balance for the distribution date;

minus

(b)	the Required Pro Forma Note Balance for the distribution date.

“Outstanding” means, as of any date of determination, all notes that are authenticated and delivered under the indenture except for (i) notes that have been canceled, (ii) notes where the necessary amount of money in the necessary amount has been deposited with the trustee in trust for the related noteholders, and (iii) notes in exchange for which other notes have been authenticated and delivered pursuant to the indenture unless proof satisfactory to the trustee is presented that any such notes are held by a bona fide purchaser; provided, however, that in determining whether the noteholders have given any request, demand, authorization, direction, notice, consent or waiver under any Transaction Document, notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing entities shall be disregarded and deemed not to be Outstanding.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the automobile loan contracts, excluding all Liquidated Receivables and all Purchased Automobile Loan Contracts, at the end of the preceding calendar month.

“Principal Balance” means, for any automobile loan contract as of any date of determination, the dollar amount equal to:

(1)	the Amount Financed;

minus

(2)	the sum of:

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan contract’s terms;

plus

(b)	any Cram Down Losses for the automobile loan contract accounted for as of that date.

“Pro Forma Note Balance” means, for any distribution date, a dollar amount equal to the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 9 under “Description of the Transaction Documents — Distributions— Distribution Date Payments.”

“Purchase Amount” means, with respect to any Purchased Automobile Loan Contract, the Principal Balance as of the date of purchase.

“Purchased Automobile Loan Contract” means an automobile loan contract purchased as of the close of business on the last day of a collection period by the depositor and subsequently by the sponsor as a result of a breach of a representation or warranty, or without repetition, by the servicer as the result of a breach of a covenant or by the servicer or depositor as an exercise of its optional redemption right.

“Required Pro Forma Note Balance” means, for any distribution date, a dollar amount equal to the excess of:

(1)	the Adjusted Pool Balance;

minus

(2)	2.75% of the Adjusted Pool Balance as of the cutoff date.

“Required Rate” means (a) 7.40%, with respect to the cutoff date and any distribution date on or prior to the date on which the Class A-2-B Notes are paid in full, or, (b) 6.40%, with respect to any distribution date after the Class A-2-B Notes are paid in full, or, in each case, such other percentage approved by the engaged NRSROs. If no Class A-2-B Notes are issued, the Required Rate will step down from 7.40% to 6.40% on the first distribution date and remain at this level for each distribution date thereafter.

“Second Priority Principal Distribution Amount” means, with respect to any distribution date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of such distribution date (before giving effect to any principal payments made on the Class A Notes and the Class B Notes on such distribution date), over (ii) the Adjusted Pool Balance for such distribution date, minus (b) the First Priority Principal Distribution Amount for such distribution date; provided, however, that the Second Priority Principal Distribution Amount on the final scheduled distribution date of the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

“Sold Receivable” means an automobile loan contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the issuing entity, at the servicer’s direction, as of the close of business on the last day of a collection period and in accordance with the terms of the sale and servicing agreement.

“Third Priority Principal Distribution Amount” means, with respect to any distribution date, an amount equal to (a) the excess, if any, of (i) the aggregate outstanding principal amount of the Class A Notes, Class B Notes and Class C Notes as of such distribution date (before giving effect to any principal payments made on the Class A Notes, Class B Notes and Class C Notes on such distribution date), over (ii) the Adjusted Pool Balance for such distribution date, minus (b) the sum of the First Priority Principal Distribution Amount and Second Priority Principal Distribution Amount for such distribution date; provided, however, that the Third Priority Principal Distribution Amount on the final scheduled distribution date of the Class C Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Notes to zero.

“Transaction Documents” means the indenture, the certificate of trust of the issuing entity, the trust agreement, the purchase agreement, the sale and servicing agreement, the underwriting agreement, the asset representations review agreement and other documents and certificates delivered in connection therewith.

“Yield Supplement Overcollateralization Amount” means with respect to any calendar month and the related distribution date, or with respect to the cutoff date, the aggregate amount by which the Principal Balance as of the last day of such calendar month or the cutoff date, as applicable, of each of the related automobile loan contracts with an annual percentage rate as stated in the related contract of less than the Required Rate as of such date, other than a defaulted automobile loan contract, exceeds the present value, calculated using a discount rate equal to the Required Rate as of such date, of each scheduled payment of each such automobile loan contract assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Annex A

Static Pool Information

TABLE OF CONTENTS FOR ANNEX A

Introduction

Static Pool Information – Prior Securitized Pools

Introduction:

The tables in this Annex A contain information about prime automobile loan contracts previously securitized by GM Financial. This Annex A includes performance activity through the date indicated on the respective table. Graphical representations of historical Cumulative Net Losses, 61+ Delinquencies and Prepayment (ABS) Speeds are presented following the tabular data.

The definitions of certain terms used in this Annex A are listed below. The definitions of other terms used in this Annex A are listed in the Glossary in this prospectus.

A “Credit Bureau Score” is a FICO® Auto Score generated by credit reporting agencies. The sponsor receives Credit Bureau Scores from various credit reporting agencies, depending on the location of the obligor.

The “Cumulative Net Loss” percentage for a securitization as of any particular month is equal to (i) the cumulative amount that is represented by the principal balance of all automobile loan contracts that had become liquidated since the origination date, calculated as of the end of the preceding month, less proceeds from the liquidation of the related vehicle and any subsequent post-charge off recoveries since the origination date or cutoff date, as applicable, divided by (ii) the pool balance of all of the automobile loan contracts. For a more detailed description of the components of cumulative net losses, refer to “Liquidated Receivable” and “Net Liquidation Proceeds” in the Glossary section of this prospectus.

A “Custom Score” is a proprietary credit score developed and utilized by the sponsor to support the credit approval process and risk-based pricing. The scale of the Custom Score is not comparable to a Credit Bureau Score. A Custom Score may not be available for a small portion of accounts and those accounts are not included in the Custom Scores displayed in the tables in this Annex A.

“Delinquency” percentages represent the aggregate outstanding balance of delinquent automobile loan contracts in a securitized pool at the end of a specified number of months since the applicable cutoff date as a percentage of the aggregate outstanding principal balance of all automobile loan contracts in the securitized pool at the end of that monthly period. An automobile loan contract is considered delinquent when an obligor fails to make at least 90% of a scheduled automobile loan contract payment by the contractual payment due date. Automobile loan contracts that are included in a delinquency period are based on the number of days payments are contractually past due (excluding (i) automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle and (ii) automobile loan contracts which have become Liquidated Receivables). Data is presented for three discrete periods of delinquency: 31-60 days, 61-90 days and 91-120 days past due.

A securitization’s “Pool Factor” represents the aggregate month-end principal balance of the automobile loan contracts in the securitized pool divided by the original principal balance of all automobile loan contracts in the pool.

“Prepayment (ABS) Speeds” are calculated based on actual prepayments on automobile loan contracts, meaning any principal reductions related to the automobile loan contracts in excess of the scheduled principal payments for the automobile loan contracts for the applicable period. These include voluntary prepayments, payments from third parties, repurchases, and funds not recovered due to charge-offs. The amount by which the actual month-end principal balance is lower than the scheduled month-end principal balance is the prepayment amount. The Prepayment (ABS) Speed follows the Bond Market Association standard formula for computing ABS prepayment speeds. The single monthly mortality rate or “SMM,” representing the percentage of remaining loans that prepay each month, is divided by the age (in months) of the remaining pool balance less one, times the SMM, plus one, to determine the Prepayment Speed. The first reported prepayment speed for any trust may reflect an extended collection period depending on the timing differential between the respective cutoff date and the end of the first collection period.

“Wholesale LTV” is calculated using the total amount financed under an automobile loan contract, which may include taxes, title fees and ancillary products, over the wholesale auction value of the related financed vehicle at the time the vehicle is financed. The vehicle value at origination is determined using NADA or “Kelley Blue Book Trade-in” prices for used vehicles or dealer invoice/dealer wholesale prices for new vehicles.

Notwithstanding the fact that GM Financial originated all of the automobile loan contracts that were included in each prior securitization that is described in this Annex A and also originated all of the automobile loan contracts that are described in the prospectus to which this Annex A is attached, the original characteristics of each securitized pool will likely differ, in some cases in material ways, from the pool of automobile loan contracts that is described in this prospectus. Nevertheless, GM Financial’s underwriting and origination procedures have remained relatively stable, however the overall credit mix has evolved during the rollout of the prime loan platform.

The characteristics of the automobile loan contracts described in this Annex A may vary from the characteristics of the automobile loan contracts owned by the issuing entity. For additional details regarding the automobile loan contracts that will be owned by the issuing entity, you should refer to “The Automobile Loan Contracts – Composition” in this prospectus. These differences may make it unlikely that the pool described in this prospectus will perform in the same way that any automobile loan contracts described in this Annex A have performed. There can be no assurance that the performance of automobile loan contracts in prior securitization transactions as outlined in this Annex A will correspond to, or be an accurate predictor of, the performance of this securitization transaction.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Original Pool Characteristics

	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2
Delivery	Total	Total	Total	Total	Total	Total
Cutoff Date	12/3/2020	3/8/2021	6/14/2021	9/13/2021	11/30/2021	3/7/2022
Close Date	1/20/2021	4/14/2021	7/21/2021	10/21/2021	1/19/2022	4/13/2022

Pool Assets
Original Pool Count	56,890	43,130	41,529	41,537	39,499	46,666
Original Pool Balance	$1,658,343,697.52	$1,329,408,247.18	$1,287,305,122.04	$1,294,931,937.86	$1,244,538,358.54	$1,494,418,717.40
Average Principal Balance	$29,150.00	$30,823.28	$30,997.74	$31,175.38	$31,508.10	$32,023.72
Minimum	$252.28	$255.84	$270.00	$306.33	$253.50	$254.49
Maximum	$117,499.04	$138,504.12	$140,691.16	$138,746.18	$147,730.80	$148,002.81
Original Principal Balance - New %	80.8%	80.7%	79.3%	79.4%	79.4%	79.8%
Original Principal Balance - Used %	19.2%	19.3%	20.7%	20.6%	20.6%	20.2%

Weighted Average Annual Percentage Rate (APR)	4.26%	4.35%	3.89%	3.75%	4.01%	4.00%
Weighted Average Original Term (months)	70	71	71	71	72	72
Range of Original Terms (months)	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84
Weighted Average Remaining Term (months)	62	64	64	64	64	63
Range of Remaining Terms (months)	3 to 82	3 to 83	3 to 83	3 to 84	3 to 84	3 to 84
Weighted Average Loan-to-Value	94.82%	95.95%	96.54%	95.70%	95.61%	96.10%

Credit Bureau Score[1], [2]
Weighted Average	773	772	772	774	774	775
>849	13.43%	11.91%	11.57%	11.66%	11.11%	10.64%
800-849	27.11%	26.57%	27.17%	28.20%	27.98%	28.78%
750-799	22.28%	24.09%	24.48%	24.45%	25.64%	26.60%
700-749	20.52%	21.13%	21.08%	20.76%	20.79%	20.22%
650-699	14.13%	13.95%	13.39%	12.92%	12.53%	11.89%
600-649	2.52%	2.35%	2.30%	2.02%	1.94%	1.87%
<600	0.02%	0.01%	0.01%	0.00%	0.01%	0.00%
Not Available	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

APR Distribution[2]
0.000% to 0.999%	20.11%	15.97%	25.49%	25.73%	17.31%	15.37%
1.000% to 1.999%	1.41%	2.94%	3.81%	3.58%	2.61%	2.58%
2.000% to 2.999%	8.57%	6.06%	4.20%	7.35%	12.94%	16.33%
3.000% to 3.999%	19.50%	23.70%	20.38%	20.02%	22.70%	23.36%
4.000% to 4.999%	15.74%	18.20%	15.59%	15.28%	16.41%	15.94%
5.000% to 5.999%	10.26%	11.11%	10.57%	10.06%	10.12%	9.37%
6.000% to 6.999%	8.44%	7.92%	7.06%	6.75%	6.70%	6.51%
7.000% to 7.999%	6.34%	5.54%	5.20%	4.77%	4.72%	4.46%
8.000% to 8.999%	4.40%	3.80%	3.31%	3.18%	3.30%	2.88%
9.000% to 9.999%	2.82%	2.67%	2.39%	1.95%	1.79%	1.89%
10.000% to 10.999%	1.39%	1.24%	1.25%	0.79%	0.82%	0.79%
11.000% to 11.999%	0.67%	0.52%	0.50%	0.37%	0.38%	0.32%
12.000% to 12.999%	0.25%	0.25%	0.17%	0.14%	0.15%	0.13%
13.000% to 13.999%	0.09%	0.07%	0.04%	0.04%	0.04%	0.05%
14.000%+	0.02%	0.01%	0.02%	0.00%	0.00%	0.01%

1 Credit bureau scores may not be available for a small portion of accounts and will not be included in the tables above.

2 Percentages may not add to 100% due to rounding.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Original Pool Characteristics (Continued)

	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
Delivery	Total	Total	Total	Total	Total	Total
Cutoff Date	6/7/2022	9/1/2022	12/4/2022	2/28/2023	5/31/2023	8/31/2023
Close Date	7/13/2022	10/12/2022	1/18/2023	4/12/2023	7/19/2023	10/11/2023

Pool Assets
Original Pool Count	40,145	40,395	49,697	49,094	48,979	47,153
Original Pool Balance	$1,323,590,278.95	$1,376,173,675.50	$1,719,195,780.00	$1,701,737,702.63	$1,682,725,760.33	$1,623,290,995.26
Average Principal Balance	$32,970.24	$34,067.92	$34,593.55	$34,662.84	$34,356.07	$34,426.04
Minimum	$252.11	$261.37	$259.17	$257.76	$257.35	$251.74
Maximum	$149,827.13	$145,523.65	$148,328.78	$148,908.36	$149,818.22	$147,473.70
Original Principal Balance - New %	79.9%	80.0%	79.0%	79.0%	79.6%	81.2%
Original Principal Balance - Used %	20.1%	20.0%	21.0%	21.0%	20.4%	18.8%

Weighted Average Annual Percentage Rate (APR)	3.84%	3.86%	4.18%	4.69%	5.19%	5.53%
Weighted Average Original Term (months)	70	69	69	69	70	70
Range of Original Terms (months)	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84
Weighted Average Remaining Term (months)	62	61	60	60	60	59
Range of Remaining Terms (months)	3 to 84	3 to 83	3 to 84	4 to 84	3 to 84	4 to 83
Weighted Average Loan-to-Value	96.01%	96.53%	97.05%	97.40%	97.36%	96.80%

Credit Bureau Score[1], [2]
Weighted Average	779	781	781	783	782	783
>849	11.17%	11.53%	11.86%	11.72%	11.82%	12.61%
800-849	30.76%	31.63%	31.04%	31.64%	31.26%	31.15%
750-799	26.65%	26.76%	27.03%	27.71%	27.31%	26.94%
700-749	19.20%	19.06%	19.77%	19.60%	20.17%	19.71%
650-699	10.77%	9.72%	9.07%	8.37%	8.44%	8.57%
600-649	1.43%	1.29%	1.22%	0.96%	1.01%	1.02%
<600	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Not Available	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

APR Distribution[2]
0.000% to 0.999%	17.34%	18.20%	15.45%	14.33%	9.48%	8.16%
1.000% to 1.999%	4.27%	4.99%	4.61%	3.17%	2.76%	2.40%
2.000% to 2.999%	16.38%	13.37%	11.22%	7.85%	10.03%	11.15%
3.000% to 3.999%	21.34%	20.22%	18.57%	13.98%	11.99%	10.65%
4.000% to 4.999%	15.93%	16.91%	17.95%	17.72%	17.81%	15.69%
5.000% to 5.999%	9.13%	10.26%	13.23%	15.31%	13.94%	13.35%
6.000% to 6.999%	5.99%	6.23%	7.64%	11.60%	12.14%	11.91%
7.000% to 7.999%	3.99%	4.07%	4.30%	6.71%	8.58%	9.91%
8.000% to 8.999%	2.64%	2.62%	2.86%	3.65%	5.52%	6.32%
9.000% to 9.999%	1.68%	1.64%	2.02%	2.32%	2.98%	3.96%
10.000% to 10.999%	0.78%	0.86%	1.16%	1.48%	1.71%	1.99%
11.000% to 11.999%	0.34%	0.38%	0.58%	0.88%	1.31%	1.71%
12.000% to 12.999%	0.12%	0.16%	0.26%	0.50%	0.82%	1.14%
13.000% to 13.999%	0.05%	0.06%	0.12%	0.29%	0.51%	0.81%
14.000%+	0.02%	0.02%	0.04%	0.20%	0.42%	0.85%

1 Credit bureau scores may not be available for a small portion of accounts and will not be included in the tables above.

2 Percentages may not add to 100% due to rounding.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Original Pool Characteristics (Continued)

	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2
Delivery	Total	Total	Total	Total	Total	Total
Cutoff Date	11/30/2023	2/29/2024	6/2/2024	9/9/2024	12/3/2024	3/10/2025
Close Date	1/17/2024	4/10/2024	7/10/2024	10/16/2024	1/15/2025	5/14/2025

Pool Assets
Original Pool Count	48,285	48,835	43,064	39,959	50,723	30,984
Original Pool Balance	$1,657,333,024.92	$1,654,139,527.70	$1,420,349,030.80	$1,346,593,174.27	$1,644,919,577.13	$984,216,041.51
Average Principal Balance	$34,323.97	$33,872.01	$32,982.28	$33,699.37	$32,429.46	$31,765.30
Minimum	$262.83	$250.11	$252.21	$264.11	$255.31	$251.70
Maximum	$147,889.04	$148,958.42	$148,755.90	$149,481.21	$149,229.47	$149,269.86
Original Principal Balance - New %	80.9%	81.2%	80.6%	80.7%	79.6%	80.7%
Original Principal Balance - Used %	19.1%	18.8%	19.4%	19.3%	20.4%	19.3%

Weighted Average Annual Percentage Rate (APR)	5.96%	6.23%	6.52%	6.73%	7.03%	6.75%
Weighted Average Original Term (months)	69	69	69	69	69	68
Range of Original Terms (months)	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84
Weighted Average Remaining Term (months)	59	58	57	58	58	56
Range of Remaining Terms (months)	3 to 83	3 to 83	3 to 83	3 to 83	3 to 83	3 to 83
Weighted Average Loan-to-Value	96.70%	96.76%	97.16%	99.07%	99.29%	98.61%

Credit Bureau Score[1], [2]
Weighted Average	783	785	783	782	781	782
>849	12.77%	13.61%	13.14%	12.93%	13.22%	13.62%
800-849	31.19%	31.31%	30.85%	29.83%	29.12%	29.57%
750-799	26.68%	26.72%	26.68%	26.98%	26.72%	26.48%
700-749	19.68%	19.14%	19.75%	20.45%	20.58%	20.00%
650-699	8.68%	8.36%	8.64%	8.80%	9.30%	9.15%
600-649	1.00%	0.86%	0.95%	1.00%	1.06%	1.18%
<600	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%
Not Available	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

APR Distribution[2]
0.000% to 0.999%	6.23%	5.76%	4.35%	3.49%	3.14%	5.02%
1.000% to 1.999%	3.74%	4.35%	6.09%	7.43%	7.32%	6.57%
2.000% to 2.999%	9.83%	8.25%	7.98%	9.57%	7.40%	5.35%
3.000% to 3.999%	9.81%	10.08%	8.77%	7.88%	7.00%	8.53%
4.000% to 4.999%	14.20%	11.89%	10.62%	7.61%	6.17%	8.03%
5.000% to 5.999%	11.34%	10.38%	9.41%	8.61%	11.06%	12.71%
6.000% to 6.999%	11.22%	10.18%	9.19%	8.27%	7.82%	8.83%
7.000% to 7.999%	10.93%	11.97%	11.86%	11.98%	11.84%	10.63%
8.000% to 8.999%	8.70%	9.81%	11.15%	11.72%	12.71%	11.23%
9.000% to 9.999%	5.25%	6.77%	7.67%	8.41%	8.62%	8.21%
10.000% to 10.999%	2.72%	3.51%	4.33%	4.85%	5.28%	4.46%
11.000% to 11.999%	1.96%	2.26%	2.58%	2.95%	3.19%	2.87%
12.000% to 12.999%	1.65%	1.98%	2.33%	2.62%	2.82%	2.61%
13.000% to 13.999%	1.20%	1.24%	1.69%	2.09%	2.29%	2.09%
14.000%+	1.20%	1.58%	1.99%	2.54%	3.35%	2.86%

1 Credit bureau scores may not be available for a small portion of accounts and will not be included in the tables above.

2 Percentages may not add to 100% due to rounding.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Original Pool Characteristics (Continued)

	2025-3	2025-4	2026-1	2026-2	2026-3
Delivery	Total	Total	Total	Total	Total
Cutoff Date	6/2/2025	9/8/2025	12/8/2025	3/9/2026	6/8/2026
Close Date	7/16/2025	11/5/2025	1/14/2026	4/15/2026	7/15/2026

Pool Assets
Original Pool Count	27,612	23,598	33,198	33,709	31,113
Original Pool Balance	$974,086,270.60	$951,068,199.05	$1,317,621,312.63	$1,334,985,028.69	$1,078,805,027.80
Average Principal Balance	$35,277.64	$40,302.92	$39,689.78	$39,603.22	$34,673.77
Minimum	$312.45	$258.65	$251.06	$273.38	$257.27
Maximum	$149,789.82	$149,516.38	$149,388.45	$149,962.84	$149,617.55
Original Principal Balance - New %	82.6%	86.2%	83.8%	83.7%	83.0%
Original Principal Balance - Used %	17.4%	13.8%	16.2%	16.3%	17.0%

Weighted Average Annual Percentage Rate (APR)	6.58%	6.53%	6.71%	6.81%	6.63%
Weighted Average Original Term (months)	68	70	70	71	71
Range of Original Terms (months)	12 to 84	12 to 84	12 to 84	12 to 84	12 to 84
Weighted Average Remaining Term (months)	59	64	64	64	59
Range of Remaining Terms (months)	3 to 83	3 to 83	3 to 83	6 to 83	3 to 83
Weighted Average Loan-to-Value	98.70%	99.28%	100.25%	101.28%	101.54%

Credit Bureau Score[1], [2]
Weighted Average	783	781	779	777	781
>849	13.80%	13.25%	12.93%	12.94%	12.94%
800-849	30.59%	29.51%	28.12%	26.81%	27.46%
750-799	25.77%	25.78%	26.36%	25.72%	27.29%
700-749	19.46%	20.43%	21.05%	22.23%	23.40%
650-699	9.36%	9.96%	10.19%	10.90%	8.64%
600-649	1.03%	1.08%	1.35%	1.40%	0.27%
<600	0.00%	0.00%	0.00%	0.00%	0.00%
Not Available	0.00%	0.00%	0.00%	0.00%	0.00%

APR Distribution[2]
0.000% to 0.999%	8.93%	12.30%	12.67%	9.86%	9.45%
1.000% to 1.999%	4.92%	1.51%	1.15%	2.01%	2.25%
2.000% to 2.999%	3.73%	4.55%	3.25%	4.83%	4.60%
3.000% to 3.999%	8.44%	7.51%	6.29%	7.65%	8.80%
4.000% to 4.999%	7.68%	6.42%	6.87%	5.37%	5.85%
5.000% to 5.999%	12.97%	13.06%	12.38%	12.43%	12.57%
6.000% to 6.999%	9.86%	11.07%	10.32%	9.55%	10.29%
7.000% to 7.999%	10.91%	10.99%	11.62%	11.28%	12.25%
8.000% to 8.999%	10.90%	12.09%	13.50%	14.04%	13.43%
9.000% to 9.999%	7.44%	8.00%	8.26%	8.72%	8.52%
10.000% to 10.999%	4.08%	3.52%	3.97%	4.39%	3.91%
11.000% to 11.999%	2.76%	2.70%	3.06%	3.34%	2.83%
12.000% to 12.999%	2.32%	2.04%	2.31%	2.33%	1.94%
13.000% to 13.999%	2.17%	1.61%	1.84%	1.72%	1.49%
14.000%+	2.88%	2.63%	2.50%	2.48%	1.81%

1 Credit bureau scores may not be available for a small portion of accounts and will not be included in the tables above.

2 Percentages may not add to 100% due to rounding.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Distribution of the Automobile Loan Contracts by Geographic Location of the Obligor

Top 5 States as a Percentage of Original Pool Balance

2021-1		2021-2		2021-3		2021-4		2022-1		2022-2

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	15.15%	TX	15.71%	TX	14.46%	TX	14.69%	TX	14.84%	TX	14.96%

CA	8.60%	CA	9.01%	CA	9.89%	CA	10.00%	CA	9.47%	CA	9.35%

FL	6.67%	FL	7.60%	FL	7.59%	FL	7.07%	FL	7.27%	FL	7.30%

IL	4.72%	NY	4.48%	NY	4.52%	NY	4.65%	NY	4.77%	NY	4.73%

NY	4.30%	IL	4.37%	IL	4.29%	IL	4.47%	OH	4.41%	IL	4.31%

2022-3		2022-4		2023-1		2023-2		2023-3		2023-4

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	15.20%	TX	15.14%	TX	17.52%	TX	16.56%	TX	16.82%	TX	16.73%

CA	9.47%	CA	8.97%	CA	8.55%	FL	8.47%	FL	8.12%	FL	7.62%

FL	7.19%	FL	7.29%	NY	4.83%	CA	7.60%	CA	7.03%	CA	6.35%

NY	4.62%	NY	4.49%	MI	4.36%	NY	4.70%	OH	4.15%	NY	4.24%

IL	4.06%	OH	4.33%	IL	4.29%	MI	4.23%	NY	4.14%	OH	4.12%

2024-1		2024-2		2024-3		2024-4		2025-1		2025-2

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	16.79%	TX	17.17%	TX	17.60%	TX	18.50%	TX	16.81%	TX	15.40%

FL	7.64%	FL	7.35%	FL	7.69%	FL	7.44%	CA	8.13%	FL	8.32%

CA	5.63%	CA	5.06%	CA	4.89%	CA	6.82%	FL	7.12%	CA	6.01%

NY	4.41%	NY	4.58%	NY	4.34%	MI	4.39%	MI	4.44%	NY	5.28%

MI	4.16%	MI	4.21%	MI	4.29%	NY	4.22%	NY	4.41%	MI	4.71%

2025-3		2025-4		2026-1		2026-2		2026-3

State	% Total	State	% Total	State	% Total	State	% Total	State	% Total

TX	16.82%	TX	16.92%	TX	17.31%	TX	17.07%	TX	17.59%

FL	7.77%	CA	8.17%	FL	7.37%	CA	7.92%	CA	7.64%

CA	7.10%	FL	7.49%	CA	7.11%	FL	7.53%	FL	7.11%

NY	4.79%	NY	4.61%	NY	4.89%	NY	4.79%	MI	4.36%

MI	4.28%	MI	4.48%	MI	4.49%	MI	4.46%	NY	4.25%

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Cumulative Net Loss

As of July 31, 2026

Months	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.01%	0.02%	0.01%
4	0.03%	0.02%	0.02%	0.01%	0.02%	0.02%	0.02%	0.02%	0.02%	0.01%	0.03%	0.03%
5	0.04%	0.03%	0.02%	0.01%	0.02%	0.03%	0.03%	0.04%	0.03%	0.03%	0.04%	0.05%
6	0.04%	0.04%	0.04%	0.02%	0.03%	0.04%	0.03%	0.05%	0.04%	0.04%	0.09%	0.07%
7	0.05%	0.06%	0.05%	0.02%	0.04%	0.04%	0.05%	0.08%	0.05%	0.06%	0.11%	0.09%
8	0.06%	0.06%	0.06%	0.03%	0.05%	0.06%	0.06%	0.09%	0.07%	0.07%	0.13%	0.09%
9	0.06%	0.06%	0.06%	0.04%	0.06%	0.06%	0.07%	0.10%	0.09%	0.09%	0.15%	0.12%
10	0.08%	0.08%	0.07%	0.05%	0.08%	0.07%	0.09%	0.12%	0.11%	0.11%	0.18%	0.15%
11	0.08%	0.08%	0.07%	0.06%	0.09%	0.09%	0.11%	0.16%	0.13%	0.12%	0.20%	0.17%
12	0.08%	0.08%	0.09%	0.07%	0.09%	0.10%	0.13%	0.18%	0.16%	0.13%	0.22%	0.19%
13	0.09%	0.08%	0.10%	0.09%	0.11%	0.12%	0.15%	0.20%	0.16%	0.15%	0.24%	0.24%
14	0.09%	0.09%	0.10%	0.09%	0.12%	0.13%	0.16%	0.20%	0.18%	0.17%	0.25%	0.26%
15	0.10%	0.09%	0.11%	0.11%	0.14%	0.14%	0.21%	0.25%	0.20%	0.18%	0.26%	0.28%
16	0.10%	0.10%	0.12%	0.11%	0.15%	0.16%	0.24%	0.28%	0.21%	0.21%	0.27%	0.31%
17	0.10%	0.10%	0.11%	0.12%	0.16%	0.17%	0.26%	0.29%	0.24%	0.22%	0.30%	0.32%
18	0.10%	0.11%	0.12%	0.12%	0.16%	0.18%	0.28%	0.31%	0.24%	0.23%	0.32%	0.34%
19	0.10%	0.12%	0.14%	0.13%	0.18%	0.20%	0.30%	0.32%	0.26%	0.26%	0.36%	0.36%
20	0.11%	0.13%	0.15%	0.14%	0.19%	0.22%	0.31%	0.35%	0.27%	0.27%	0.37%	0.38%
21	0.12%	0.14%	0.15%	0.15%	0.19%	0.25%	0.32%	0.36%	0.30%	0.30%	0.37%	0.39%
22	0.12%	0.16%	0.15%	0.15%	0.19%	0.26%	0.34%	0.38%	0.32%	0.31%	0.41%	0.42%
23	0.14%	0.16%	0.16%	0.16%	0.21%	0.28%	0.35%	0.39%	0.34%	0.33%	0.43%	0.42%
24	0.15%	0.17%	0.18%	0.17%	0.23%	0.30%	0.37%	0.42%	0.35%	0.35%	0.43%	0.43%
25	0.16%	0.18%	0.18%	0.18%	0.24%	0.31%	0.38%	0.44%	0.38%	0.36%	0.44%	0.46%
26	0.17%	0.19%	0.19%	0.19%	0.25%	0.32%	0.39%	0.48%	0.39%	0.39%	0.46%	0.48%
27	0.17%	0.19%	0.21%	0.20%	0.25%	0.33%	0.40%	0.49%	0.40%	0.41%	0.47%	0.51%
28	0.18%	0.19%	0.22%	0.21%	0.27%	0.35%	0.41%	0.51%	0.42%	0.42%	0.48%	0.51%
29	0.19%	0.20%	0.23%	0.22%	0.27%	0.36%	0.43%	0.53%	0.43%	0.44%	0.49%	0.53%
30	0.19%	0.20%	0.23%	0.22%	0.28%	0.37%	0.45%	0.55%	0.45%	0.46%	0.51%	0.54%
31	0.20%	0.21%	0.25%	0.23%	0.29%	0.39%	0.46%	0.55%	0.46%	0.48%	0.54%	0.55%
32	0.20%	0.21%	0.25%	0.22%	0.31%	0.40%	0.46%	0.55%	0.48%	0.49%	0.55%	0.55%
33	0.20%	0.22%	0.25%	0.23%	0.32%	0.41%	0.48%	0.56%	0.50%	0.51%	0.56%	0.58%
34	0.20%	0.24%	0.26%	0.24%	0.33%	0.41%	0.49%	0.58%	0.51%	0.51%	0.58%	0.60%
35	0.21%	0.24%	0.27%	0.25%	0.34%	0.42%	0.49%	0.60%	0.51%	0.53%	0.59%
36	0.21%	0.24%	0.28%	0.27%	0.35%	0.42%	0.50%	0.61%	0.52%	0.54%	0.60%
37	0.22%	0.25%	0.29%	0.27%	0.36%	0.43%	0.51%	0.61%	0.54%	0.55%	0.61%
38	0.23%	0.25%	0.29%	0.30%	0.37%	0.45%	0.52%	0.62%	0.56%	0.56%
39	0.23%	0.25%	0.31%	0.31%	0.37%	0.46%	0.53%	0.63%	0.57%	0.57%
40	0.22%	0.26%	0.30%	0.32%	0.38%	0.47%	0.54%	0.64%	0.58%	0.57%
41	0.22%	0.27%	0.32%	0.33%	0.38%	0.48%	0.55%	0.64%	0.58%
42	0.23%	0.27%	0.33%	0.33%	0.39%	0.47%	0.56%	0.66%	0.59%
43	0.23%	0.28%	0.32%	0.33%	0.39%	0.48%	0.57%	0.67%	0.60%
44	0.23%	0.29%	0.32%	0.34%	0.39%	0.49%	0.57%	0.67%
45	0.24%	0.29%	0.34%	0.33%	0.39%	0.50%	0.58%	0.68%
46	0.24%	0.30%	0.34%	0.33%	0.40%	0.50%	0.58%	0.69%
47		0.30%	0.34%	0.33%	0.41%	0.51%	0.59%
48		0.30%	0.34%	0.34%	0.41%	0.52%
49			0.35%	0.34%
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Cumulative Net Losses is described on page A-1 of this Annex A.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Cumulative Net Loss

As of July 31, 2026 (Continued)

Months	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2	2025-3	2025-4	2026-1	2026-2	2026-3
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.01%	0.00%	0.01%	0.03%	0.00%	0.00%	0.03%	0.01%
3	0.03%	0.03%	0.02%	0.02%	0.02%	0.05%	0.03%	0.02%	0.06%	0.04%
4	0.04%	0.04%	0.04%	0.06%	0.05%	0.06%	0.07%	0.03%	0.09%	0.08%
5	0.07%	0.07%	0.07%	0.09%	0.07%	0.08%	0.09%	0.06%	0.11%
6	0.10%	0.09%	0.09%	0.12%	0.09%	0.13%	0.13%	0.08%	0.15%
7	0.11%	0.12%	0.13%	0.16%	0.11%	0.15%	0.15%	0.11%	0.18%
8	0.12%	0.14%	0.14%	0.17%	0.16%	0.20%	0.20%	0.14%
9	0.15%	0.17%	0.17%	0.19%	0.18%	0.24%	0.23%	0.17%
10	0.20%	0.20%	0.21%	0.22%	0.20%	0.29%	0.27%	0.22%
11	0.22%	0.24%	0.23%	0.25%	0.23%	0.32%	0.29%
12	0.26%	0.25%	0.27%	0.27%	0.28%	0.34%	0.32%
13	0.28%	0.27%	0.29%	0.29%	0.31%	0.37%	0.35%
14	0.31%	0.30%	0.30%	0.32%	0.35%	0.40%
15	0.33%	0.32%	0.34%	0.35%	0.38%	0.40%
16	0.35%	0.34%	0.37%	0.38%	0.38%
17	0.38%	0.36%	0.39%	0.40%	0.41%
18	0.40%	0.37%	0.42%	0.43%	0.44%
19	0.41%	0.39%	0.43%	0.44%	0.47%
20	0.42%	0.41%	0.46%	0.46%
21	0.45%	0.43%	0.47%	0.50%
22	0.46%	0.43%	0.50%	0.51%
23	0.47%	0.45%	0.53%
24	0.50%	0.45%	0.55%
25	0.52%	0.46%	0.58%
26	0.53%	0.49%
27	0.56%	0.51%
28	0.57%	0.52%
29	0.59%
30	0.61%
31	0.61%
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Cumulative Net Losses is described on page A-1 of this Annex A.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

31-60 Day Delinquencies(1)

As of July 31, 2026

Months	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
1	0.24%	0.14%	0.26%	0.15%	0.26%	0.19%	0.31%	0.28%	0.28%	0.16%	0.25%	0.30%
2	0.26%	0.22%	0.24%	0.22%	0.21%	0.24%	0.25%	0.30%	0.27%	0.23%	0.36%	0.32%
3	0.19%	0.24%	0.30%	0.24%	0.26%	0.28%	0.30%	0.38%	0.29%	0.21%	0.39%	0.49%
4	0.15%	0.24%	0.31%	0.22%	0.25%	0.40%	0.35%	0.35%	0.27%	0.31%	0.42%	0.41%
5	0.22%	0.29%	0.37%	0.27%	0.31%	0.32%	0.45%	0.40%	0.34%	0.32%	0.46%	0.44%
6	0.23%	0.37%	0.45%	0.31%	0.35%	0.36%	0.56%	0.37%	0.41%	0.39%	0.59%	0.48%
7	0.26%	0.38%	0.43%	0.28%	0.47%	0.45%	0.65%	0.41%	0.52%	0.51%	0.58%	0.54%
8	0.31%	0.42%	0.45%	0.32%	0.45%	0.54%	0.54%	0.54%	0.52%	0.46%	0.59%	0.54%
9	0.33%	0.39%	0.43%	0.43%	0.52%	0.58%	0.67%	0.52%	0.57%	0.63%	0.62%	0.56%
10	0.38%	0.57%	0.39%	0.44%	0.55%	0.63%	0.50%	0.48%	0.72%	0.58%	0.61%	0.73%
11	0.40%	0.49%	0.54%	0.52%	0.66%	0.62%	0.60%	0.57%	0.75%	0.60%	0.65%	0.73%
12	0.41%	0.50%	0.55%	0.43%	0.64%	0.63%	0.68%	0.64%	0.87%	0.68%	0.69%	0.78%
13	0.42%	0.41%	0.58%	0.59%	0.61%	0.64%	0.77%	0.75%	0.74%	0.68%	0.84%	0.78%
14	0.40%	0.57%	0.58%	0.62%	0.54%	0.72%	0.84%	0.79%	0.78%	0.70%	0.77%	0.88%
15	0.46%	0.58%	0.64%	0.63%	0.49%	0.63%	0.81%	0.81%	0.89%	0.74%	0.90%	0.92%
16	0.40%	0.58%	0.71%	0.63%	0.55%	0.82%	0.79%	0.89%	0.79%	0.83%	0.91%	0.87%
17	0.48%	0.68%	0.82%	0.62%	0.67%	0.84%	0.80%	0.83%	0.88%	0.79%	0.97%	0.88%
18	0.59%	0.62%	0.88%	0.68%	0.66%	0.89%	1.00%	1.01%	0.91%	0.80%	1.11%	1.02%
19	0.69%	0.71%	0.76%	0.58%	0.76%	0.97%	0.95%	0.94%	1.08%	0.88%	1.00%	0.84%
20	0.70%	0.76%	0.78%	0.79%	0.87%	0.89%	0.91%	0.95%	0.99%	1.02%	1.01%	0.93%
21	0.66%	0.85%	0.82%	0.76%	0.89%	1.07%	0.95%	1.06%	1.08%	1.16%	1.05%	0.94%
22	0.71%	0.84%	0.74%	0.86%	1.00%	1.13%	0.96%	1.09%	1.18%	1.19%	1.09%	1.21%
23	0.74%	0.76%	0.91%	0.83%	1.02%	0.91%	1.01%	1.29%	1.04%	1.05%	1.17%	1.29%
24	0.81%	0.73%	0.84%	0.79%	1.16%	1.10%	0.97%	1.27%	1.34%	1.27%	1.28%	1.27%
25	0.77%	0.87%	1.02%	0.94%	1.05%	1.03%	1.11%	1.19%	1.13%	1.09%	1.14%	1.31%
26	0.75%	0.86%	1.05%	1.05%	1.05%	1.08%	1.01%	1.22%	1.06%	1.20%	1.26%	1.36%
27	0.75%	0.90%	0.90%	0.94%	1.12%	1.16%	1.25%	1.39%	1.23%	1.16%	1.51%	1.59%
28	0.75%	1.01%	1.09%	1.03%	1.27%	1.22%	1.30%	1.22%	1.15%	1.41%	1.39%	1.49%
29	0.88%	0.94%	1.15%	1.10%	1.19%	1.26%	1.25%	1.16%	1.20%	1.31%	1.60%	1.54%
30	0.77%	1.05%	1.13%	1.06%	1.17%	1.25%	1.58%	1.27%	1.42%	1.33%	1.82%	1.66%
31	0.96%	1.17%	1.29%	1.06%	1.36%	1.29%	1.47%	1.28%	1.59%	1.45%	1.58%	1.44%
32	1.08%	1.20%	1.27%	1.11%	1.52%	1.42%	1.29%	1.42%	1.35%	1.53%	1.42%	1.64%
33	0.90%	1.20%	1.32%	1.06%	1.43%	1.61%	1.52%	1.37%	1.54%	1.88%	1.63%	1.61%
34	1.11%	1.24%	1.16%	1.18%	1.33%	1.35%	1.35%	1.52%	1.66%	1.79%	1.67%	1.73%
35	1.25%	1.13%	1.31%	1.25%	1.38%	1.28%	1.55%	1.57%	1.98%	1.54%	1.83%
36	1.24%	1.40%	1.43%	1.29%	1.72%	1.67%	1.47%	1.86%	2.21%	1.79%	1.95%
37	1.24%	1.28%	1.58%	1.25%	1.54%	1.39%	1.47%	1.71%	1.95%	1.79%	1.76%
38	1.19%	1.27%	1.56%	1.59%	1.44%	1.57%	1.54%	1.78%	1.94%	2.04%
39	1.35%	1.54%	1.56%	1.63%	1.63%	1.58%	1.82%	1.90%	2.13%	1.89%
40	1.23%	1.54%	1.63%	1.56%	1.49%	1.85%	1.83%	1.99%	1.99%	2.17%
41	1.19%	1.63%	1.68%	1.24%	1.53%	1.68%	1.97%	1.84%	2.37%
42	1.37%	1.53%	2.11%	1.46%	1.78%	1.91%	2.18%	1.96%	2.09%
43	1.60%	1.70%	1.68%	1.49%	1.80%	1.97%	2.02%	2.02%	2.35%
44	1.63%	1.79%	1.65%	1.52%	1.83%	2.10%	2.01%	2.22%
45	1.80%	2.08%	1.85%	1.62%	2.19%	2.00%	2.41%	2.03%
46	1.70%	1.90%	1.84%	1.77%	2.10%	2.19%	2.37%	2.37%
47		1.59%	2.13%	1.71%	2.30%	1.96%	2.21%
48		2.01%	2.08%	1.76%	2.64%	2.03%
49			2.18%	2.05%
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-2 of this Annex A.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

31-60 Day Delinquencies(1)

As of July 31, 2026 (Continued)

Months	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2	2025-3	2025-4	2026-1	2026-2	2026-3
1	0.38%	0.34%	0.33%	0.44%	0.44%	0.44%	0.32%	0.32%	0.38%	0.37%	0.36%
2	0.32%	0.37%	0.46%	0.37%	0.40%	0.44%	0.48%	0.44%	0.39%	0.53%
3	0.48%	0.35%	0.57%	0.54%	0.44%	0.51%	0.38%	0.38%	0.44%	0.60%
4	0.42%	0.51%	0.52%	0.58%	0.45%	0.52%	0.47%	0.43%	0.41%	0.72%
5	0.46%	0.58%	0.68%	0.57%	0.56%	0.69%	0.61%	0.51%	0.59%
6	0.53%	0.66%	0.76%	0.67%	0.63%	0.67%	0.77%	0.56%	0.58%
7	0.69%	0.70%	0.79%	0.66%	0.75%	0.94%	0.76%	0.54%	0.73%
8	0.58%	0.70%	0.73%	0.70%	0.71%	0.83%	0.72%	0.66%
9	0.72%	0.80%	0.79%	0.74%	0.76%	0.93%	0.86%	0.77%
10	0.64%	0.78%	0.82%	0.74%	0.81%	0.75%	0.82%	0.85%
11	0.78%	0.77%	0.78%	0.78%	0.97%	0.79%	0.82%
12	0.94%	0.91%	0.91%	0.91%	1.09%	0.89%	0.78%
13	0.85%	0.69%	0.92%	0.90%	0.90%	1.13%	1.06%
14	0.72%	0.80%	0.98%	1.02%	0.94%	1.00%
15	0.93%	0.84%	1.16%	1.16%	1.10%	0.98%
16	0.80%	1.12%	1.13%	1.07%	0.96%
17	0.84%	1.00%	1.24%	1.05%	1.12%
18	0.98%	1.02%	1.42%	1.38%	1.15%
19	1.05%	1.09%	1.39%	1.21%	1.14%
20	0.98%	1.33%	1.26%	1.37%
21	1.19%	1.33%	1.36%	1.23%
22	1.13%	1.35%	1.29%	1.51%
23	1.34%	1.28%	1.26%
24	1.51%	1.42%	1.45%
25	1.41%	1.38%	1.55%
26	1.31%	1.41%
27	1.55%	1.51%
28	1.49%	1.57%
29	1.67%
30	1.58%
31	1.52%
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-2 of this Annex A.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

61-90 Day Delinquencies(1)

As of July 31, 2026

Months	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
1	0.05%	0.03%	0.03%	0.02%	0.03%	0.03%	0.03%	0.01%	0.06%	0.02%	0.03%	0.02%
2	0.05%	0.03%	0.06%	0.03%	0.04%	0.03%	0.06%	0.06%	0.02%	0.02%	0.04%	0.05%
3	0.03%	0.04%	0.03%	0.03%	0.03%	0.04%	0.04%	0.04%	0.05%	0.03%	0.04%	0.06%
4	0.02%	0.02%	0.04%	0.05%	0.04%	0.04%	0.07%	0.08%	0.06%	0.04%	0.10%	0.05%
5	0.02%	0.06%	0.05%	0.02%	0.05%	0.07%	0.08%	0.07%	0.06%	0.05%	0.08%	0.06%
6	0.06%	0.03%	0.05%	0.05%	0.05%	0.06%	0.07%	0.08%	0.07%	0.04%	0.09%	0.06%
7	0.04%	0.06%	0.08%	0.07%	0.03%	0.07%	0.09%	0.08%	0.09%	0.08%	0.11%	0.10%
8	0.05%	0.07%	0.09%	0.06%	0.08%	0.10%	0.13%	0.10%	0.12%	0.10%	0.12%	0.11%
9	0.04%	0.08%	0.06%	0.09%	0.04%	0.09%	0.09%	0.11%	0.12%	0.10%	0.12%	0.08%
10	0.05%	0.06%	0.08%	0.07%	0.11%	0.13%	0.13%	0.12%	0.13%	0.13%	0.13%	0.10%
11	0.07%	0.09%	0.06%	0.07%	0.11%	0.11%	0.10%	0.11%	0.13%	0.11%	0.07%	0.11%
12	0.09%	0.06%	0.12%	0.08%	0.13%	0.06%	0.16%	0.16%	0.16%	0.11%	0.14%	0.19%
13	0.09%	0.10%	0.14%	0.07%	0.13%	0.16%	0.16%	0.17%	0.18%	0.11%	0.12%	0.17%
14	0.09%	0.09%	0.15%	0.16%	0.10%	0.15%	0.14%	0.16%	0.15%	0.11%	0.19%	0.23%
15	0.06%	0.09%	0.10%	0.12%	0.08%	0.20%	0.15%	0.14%	0.18%	0.13%	0.20%	0.24%
16	0.09%	0.13%	0.11%	0.13%	0.12%	0.16%	0.16%	0.12%	0.14%	0.17%	0.19%	0.22%
17	0.09%	0.16%	0.15%	0.11%	0.12%	0.15%	0.19%	0.21%	0.14%	0.16%	0.21%	0.18%
18	0.09%	0.15%	0.14%	0.12%	0.12%	0.25%	0.14%	0.19%	0.19%	0.23%	0.21%	0.23%
19	0.15%	0.14%	0.18%	0.12%	0.13%	0.25%	0.21%	0.21%	0.17%	0.18%	0.28%	0.17%
20	0.14%	0.15%	0.15%	0.11%	0.17%	0.29%	0.17%	0.12%	0.23%	0.16%	0.22%	0.17%
21	0.14%	0.17%	0.10%	0.14%	0.17%	0.30%	0.21%	0.17%	0.26%	0.21%	0.27%	0.18%
22	0.14%	0.17%	0.19%	0.18%	0.18%	0.20%	0.21%	0.24%	0.20%	0.21%	0.14%	0.21%
23	0.15%	0.15%	0.18%	0.16%	0.20%	0.25%	0.24%	0.21%	0.30%	0.24%	0.16%	0.25%
24	0.17%	0.16%	0.13%	0.18%	0.17%	0.17%	0.20%	0.30%	0.29%	0.22%	0.27%	0.28%
25	0.16%	0.16%	0.20%	0.23%	0.20%	0.23%	0.26%	0.27%	0.30%	0.26%	0.24%	0.33%
26	0.11%	0.15%	0.19%	0.23%	0.23%	0.23%	0.26%	0.23%	0.32%	0.28%	0.26%	0.34%
27	0.12%	0.17%	0.25%	0.20%	0.16%	0.27%	0.25%	0.35%	0.21%	0.32%	0.26%	0.28%
28	0.13%	0.19%	0.25%	0.18%	0.18%	0.23%	0.23%	0.31%	0.25%	0.30%	0.32%	0.29%
29	0.16%	0.21%	0.30%	0.20%	0.19%	0.28%	0.27%	0.25%	0.26%	0.31%	0.37%	0.30%
30	0.18%	0.24%	0.24%	0.21%	0.26%	0.23%	0.30%	0.24%	0.27%	0.38%	0.45%	0.36%
31	0.20%	0.23%	0.17%	0.22%	0.24%	0.27%	0.33%	0.24%	0.28%	0.33%	0.37%	0.48%
32	0.17%	0.28%	0.21%	0.26%	0.18%	0.27%	0.33%	0.26%	0.32%	0.41%	0.36%	0.41%
33	0.16%	0.29%	0.22%	0.27%	0.29%	0.38%	0.27%	0.36%	0.30%	0.39%	0.38%	0.38%
34	0.16%	0.24%	0.29%	0.32%	0.32%	0.31%	0.31%	0.40%	0.28%	0.44%	0.34%	0.41%
35	0.20%	0.32%	0.23%	0.31%	0.23%	0.30%	0.21%	0.31%	0.42%	0.42%	0.42%
36	0.30%	0.23%	0.24%	0.31%	0.34%	0.27%	0.39%	0.29%	0.49%	0.36%	0.42%
37	0.22%	0.27%	0.28%	0.29%	0.30%	0.34%	0.34%	0.49%	0.51%	0.41%	0.43%
38	0.20%	0.23%	0.37%	0.29%	0.35%	0.27%	0.34%	0.46%	0.43%	0.32%
39	0.25%	0.22%	0.30%	0.37%	0.31%	0.32%	0.45%	0.42%	0.43%	0.52%
40	0.24%	0.29%	0.36%	0.37%	0.32%	0.30%	0.35%	0.41%	0.49%	0.43%
41	0.24%	0.33%	0.33%	0.42%	0.27%	0.37%	0.47%	0.48%	0.51%
42	0.33%	0.39%	0.45%	0.35%	0.35%	0.45%	0.40%	0.47%	0.60%
43	0.38%	0.36%	0.44%	0.32%	0.30%	0.39%	0.64%	0.40%	0.46%
44	0.39%	0.33%	0.43%	0.27%	0.41%	0.58%	0.46%	0.43%
45	0.38%	0.55%	0.36%	0.36%	0.52%	0.58%	0.56%	0.46%
46	0.36%	0.53%	0.43%	0.44%	0.42%	0.58%	0.72%	0.48%
47		0.54%	0.37%	0.41%	0.42%	0.49%	0.71%
48		0.36%	0.47%	0.36%	0.51%	0.54%
49			0.51%	0.37%
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-2 of this Annex A.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

61-90 Day Delinquencies(1)

As of July 31, 2026 (Continued)

Months	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2	2025-3	2025-4	2026-1	2026-2	2026-3
1	0.06%	0.04%	0.06%	0.08%	0.06%	0.08%	0.10%	0.07%	0.08%	0.06%	0.06%
2	0.05%	0.06%	0.05%	0.07%	0.09%	0.11%	0.06%	0.08%	0.11%	0.08%
3	0.06%	0.07%	0.07%	0.08%	0.06%	0.08%	0.13%	0.11%	0.08%	0.12%
4	0.10%	0.09%	0.12%	0.15%	0.08%	0.17%	0.07%	0.10%	0.07%	0.07%
5	0.07%	0.12%	0.13%	0.14%	0.07%	0.12%	0.13%	0.09%	0.09%
6	0.11%	0.11%	0.17%	0.13%	0.15%	0.20%	0.17%	0.12%	0.11%
7	0.13%	0.10%	0.18%	0.15%	0.13%	0.18%	0.17%	0.14%	0.15%
8	0.19%	0.16%	0.17%	0.15%	0.17%	0.23%	0.20%	0.15%
9	0.14%	0.16%	0.12%	0.16%	0.17%	0.20%	0.13%	0.13%
10	0.18%	0.19%	0.19%	0.16%	0.21%	0.21%	0.13%	0.20%
11	0.15%	0.18%	0.21%	0.17%	0.22%	0.14%	0.14%
12	0.22%	0.17%	0.17%	0.22%	0.27%	0.11%	0.14%
13	0.23%	0.24%	0.24%	0.19%	0.28%	0.13%	0.17%
14	0.24%	0.14%	0.25%	0.25%	0.18%	0.28%
15	0.14%	0.20%	0.18%	0.18%	0.24%	0.23%
16	0.21%	0.16%	0.24%	0.22%	0.26%
17	0.17%	0.28%	0.23%	0.29%	0.25%
18	0.16%	0.19%	0.27%	0.27%	0.29%
19	0.23%	0.24%	0.29%	0.37%	0.31%
20	0.24%	0.31%	0.30%	0.30%
21	0.27%	0.34%	0.26%	0.33%
22	0.28%	0.26%	0.29%	0.21%
23	0.30%	0.24%	0.27%
24	0.27%	0.31%	0.19%
25	0.31%	0.31%	0.29%
26	0.32%	0.35%
27	0.26%	0.43%
28	0.27%	0.42%
29	0.32%
30	0.38%
31	0.38%
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-2 of this Annex A.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

91-120 Day Delinquencies(1)

As of July 31, 2026

Months	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.02%	0.01%	0.01%	0.01%
3	0.01%	0.01%	0.03%	0.01%	0.01%	0.01%	0.03%	0.01%	0.00%	0.00%	0.02%	0.01%
4	0.01%	0.02%	0.02%	0.01%	0.02%	0.01%	0.01%	0.01%	0.01%	0.01%	0.02%	0.02%
5	0.01%	0.01%	0.03%	0.01%	0.01%	0.01%	0.02%	0.03%	0.03%	0.01%	0.05%	0.02%
6	0.01%	0.03%	0.02%	0.00%	0.03%	0.03%	0.03%	0.03%	0.01%	0.02%	0.03%	0.01%
7	0.01%	0.00%	0.01%	0.01%	0.02%	0.03%	0.03%	0.03%	0.04%	0.02%	0.04%	0.03%
8	0.02%	0.01%	0.02%	0.02%	0.01%	0.02%	0.02%	0.04%	0.04%	0.04%	0.03%	0.04%
9	0.02%	0.02%	0.03%	0.01%	0.03%	0.04%	0.02%	0.03%	0.04%	0.02%	0.04%	0.03%
10	0.01%	0.01%	0.02%	0.03%	0.01%	0.03%	0.03%	0.03%	0.03%	0.03%	0.04%	0.02%
11	0.01%	0.03%	0.04%	0.03%	0.04%	0.03%	0.05%	0.03%	0.05%	0.05%	0.04%	0.03%
12	0.02%	0.03%	0.01%	0.03%	0.04%	0.04%	0.03%	0.03%	0.05%	0.04%	0.02%	0.04%
13	0.03%	0.04%	0.04%	0.02%	0.04%	0.03%	0.06%	0.04%	0.06%	0.05%	0.03%	0.04%
14	0.03%	0.04%	0.02%	0.02%	0.04%	0.04%	0.08%	0.08%	0.08%	0.04%	0.03%	0.06%
15	0.01%	0.03%	0.06%	0.03%	0.03%	0.04%	0.06%	0.07%	0.05%	0.04%	0.05%	0.06%
16	0.01%	0.02%	0.01%	0.05%	0.02%	0.04%	0.03%	0.06%	0.09%	0.04%	0.08%	0.06%
17	0.02%	0.03%	0.04%	0.06%	0.06%	0.05%	0.06%	0.02%	0.04%	0.05%	0.04%	0.07%
18	0.03%	0.03%	0.05%	0.05%	0.03%	0.06%	0.07%	0.05%	0.05%	0.03%	0.08%	0.04%
19	0.03%	0.06%	0.05%	0.04%	0.05%	0.07%	0.04%	0.04%	0.05%	0.04%	0.05%	0.05%
20	0.02%	0.05%	0.03%	0.04%	0.03%	0.06%	0.06%	0.07%	0.05%	0.06%	0.06%	0.05%
21	0.04%	0.06%	0.02%	0.03%	0.03%	0.09%	0.06%	0.04%	0.07%	0.05%	0.08%	0.05%
22	0.06%	0.05%	0.06%	0.06%	0.05%	0.11%	0.05%	0.04%	0.08%	0.06%	0.10%	0.04%
23	0.04%	0.06%	0.06%	0.05%	0.06%	0.08%	0.06%	0.06%	0.08%	0.04%	0.03%	0.06%
24	0.05%	0.02%	0.06%	0.05%	0.05%	0.06%	0.07%	0.06%	0.10%	0.06%	0.05%	0.12%
25	0.05%	0.04%	0.02%	0.04%	0.04%	0.07%	0.06%	0.09%	0.11%	0.06%	0.08%	0.08%
26	0.04%	0.04%	0.08%	0.10%	0.04%	0.07%	0.08%	0.06%	0.09%	0.05%	0.06%	0.14%
27	0.04%	0.07%	0.05%	0.08%	0.04%	0.10%	0.07%	0.09%	0.09%	0.06%	0.07%	0.08%
28	0.03%	0.03%	0.06%	0.07%	0.04%	0.09%	0.05%	0.11%	0.07%	0.09%	0.09%	0.08%
29	0.03%	0.07%	0.04%	0.04%	0.05%	0.09%	0.05%	0.09%	0.09%	0.09%	0.09%	0.10%
30	0.04%	0.09%	0.10%	0.04%	0.05%	0.11%	0.10%	0.08%	0.08%	0.12%	0.13%	0.09%
31	0.06%	0.05%	0.05%	0.07%	0.09%	0.08%	0.08%	0.10%	0.08%	0.07%	0.15%	0.13%
32	0.09%	0.09%	0.06%	0.08%	0.09%	0.06%	0.17%	0.10%	0.11%	0.09%	0.12%	0.12%
33	0.10%	0.07%	0.07%	0.10%	0.11%	0.07%	0.04%	0.08%	0.08%	0.10%	0.10%	0.07%
34	0.05%	0.07%	0.05%	0.16%	0.10%	0.12%	0.08%	0.10%	0.09%	0.16%	0.11%	0.13%
35	0.08%	0.04%	0.03%	0.10%	0.08%	0.08%	0.08%	0.09%	0.06%	0.09%	0.10%
36	0.05%	0.06%	0.04%	0.07%	0.10%	0.12%	0.05%	0.03%	0.11%	0.13%	0.11%
37	0.08%	0.08%	0.07%	0.12%	0.16%	0.08%	0.11%	0.09%	0.14%	0.09%	0.09%
38	0.06%	0.05%	0.07%	0.09%	0.07%	0.10%	0.16%	0.19%	0.14%	0.12%
39	0.05%	0.06%	0.08%	0.11%	0.13%	0.10%	0.09%	0.14%	0.08%	0.06%
40	0.07%	0.09%	0.04%	0.10%	0.10%	0.07%	0.19%	0.09%	0.10%	0.12%
41	0.07%	0.07%	0.09%	0.08%	0.06%	0.08%	0.15%	0.14%	0.16%
42	0.05%	0.11%	0.04%	0.07%	0.07%	0.07%	0.14%	0.17%	0.08%
43	0.13%	0.12%	0.11%	0.06%	0.14%	0.10%	0.10%	0.11%	0.18%
44	0.16%	0.07%	0.10%	0.05%	0.08%	0.12%	0.22%	0.06%
45	0.08%	0.12%	0.11%	0.05%	0.12%	0.10%	0.16%	0.15%
46	0.13%	0.11%	0.05%	0.09%	0.16%	0.12%	0.19%	0.13%
47		0.10%	0.09%	0.20%	0.11%	0.13%	0.17%
48		0.13%	0.04%	0.16%	0.08%	0.12%
49			0.12%	0.10%
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-2 of this Annex A.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

91-120 Day Delinquencies(1)

As of July 31, 2026 (Continued)

Months	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2	2025-3	2025-4	2026-1	2026-2	2026-3
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.02%	0.00%	0.00%	0.01%	0.00%	0.00%
2	0.01%	0.01%	0.01%	0.04%	0.01%	0.04%	0.05%	0.02%	0.04%	0.01%
3	0.01%	0.02%	0.02%	0.03%	0.05%	0.04%	0.02%	0.02%	0.02%	0.03%
4	0.02%	0.03%	0.02%	0.04%	0.01%	0.04%	0.04%	0.03%	0.02%	0.04%
5	0.03%	0.02%	0.03%	0.04%	0.02%	0.05%	0.02%	0.03%	0.01%
6	0.02%	0.05%	0.06%	0.04%	0.02%	0.02%	0.02%	0.02%	0.03%
7	0.04%	0.03%	0.04%	0.02%	0.05%	0.06%	0.04%	0.04%	0.01%
8	0.06%	0.03%	0.07%	0.04%	0.06%	0.04%	0.04%	0.04%
9	0.06%	0.06%	0.06%	0.06%	0.05%	0.09%	0.06%	0.08%
10	0.04%	0.06%	0.04%	0.05%	0.05%	0.06%	0.04%	0.04%
11	0.06%	0.03%	0.07%	0.05%	0.06%	0.02%	0.08%
12	0.04%	0.04%	0.08%	0.05%	0.05%	0.05%	0.04%
13	0.08%	0.09%	0.02%	0.06%	0.06%	0.07%	0.04%
14	0.08%	0.07%	0.07%	0.06%	0.06%	0.05%
15	0.05%	0.03%	0.06%	0.06%	0.04%	0.09%
16	0.03%	0.04%	0.05%	0.05%	0.09%
17	0.04%	0.06%	0.08%	0.06%	0.10%
18	0.06%	0.07%	0.04%	0.06%	0.08%
19	0.02%	0.05%	0.08%	0.04%	0.07%
20	0.06%	0.06%	0.10%	0.07%
21	0.06%	0.08%	0.10%	0.07%
22	0.05%	0.07%	0.08%	0.05%
23	0.06%	0.04%	0.10%
24	0.16%	0.05%	0.08%
25	0.06%	0.10%	0.06%
26	0.09%	0.07%
27	0.07%	0.11%
28	0.08%	0.10%
29	0.07%
30	0.09%
31	0.13%
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Delinquencies is described on page A-2 of this Annex A.

(1) Automobile loan contracts with respect to which the servicer has repossessed the related financed vehicle or that are classified as Liquidated Receivables, including automobile loan contracts that reach 120 days past due, are not included in this delinquency table.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Prepayment (ABS) Speed

As of July 31, 2026

Months	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
1	3.2914	3.4716	2.9958	2.7696	3.5262	3.1862	3.0925	3.0865	2.7793	3.2841	3.0965	2.9033
2	1.3839	1.7077	1.6123	1.5695	1.6953	1.5203	1.5085	1.1797	1.1315	1.3894	1.3640	1.1561
3	1.7875	1.9381	1.4913	1.7510	1.9306	1.3714	1.4166	1.2338	1.4011	1.4193	1.2438	1.1968
4	1.7663	1.7665	1.5343	1.5409	1.5137	1.5136	1.1972	1.1188	1.1648	1.3528	1.2571	1.2556
5	1.7070	1.6892	1.5073	1.5365	1.4695	1.4726	1.2203	1.1437	1.3425	1.4486	1.2226	1.2623
6	1.7865	1.4661	1.5814	1.7675	1.4465	1.2221	1.0912	1.2394	1.2824	1.2256	1.2369	1.3863
7	1.7183	1.6521	1.4780	1.5885	1.4813	1.1941	1.1011	1.2750	1.1205	1.2523	1.2318	1.3653
8	1.5921	1.5191	1.5592	1.4032	1.3654	1.1182	1.0603	1.3402	1.2277	1.1536	1.1931	1.3646
9	1.5029	1.6644	1.6572	1.3079	1.2303	1.0121	1.2943	1.2734	1.1975	1.2174	1.3562	1.2502
10	1.5615	1.4853	1.5423	1.3813	1.1504	1.0716	1.1536	1.1238	1.1502	1.2352	1.3365	1.3309
11	1.4012	1.4907	1.2968	1.3542	0.9840	1.0194	1.2296	1.2959	1.0880	1.1578	1.3419	1.3279
12	1.5347	1.6822	1.3204	1.2699	1.0401	1.2363	1.2223	1.1707	1.1476	1.3174	1.2634	1.3374
13	1.4672	1.4976	1.3247	1.1274	0.9889	1.1171	1.1066	1.1287	1.1295	1.3726	1.3361	1.3657
14	1.4414	1.4227	1.3298	1.0689	1.0201	1.2145	1.2583	1.0947	1.0951	1.4064	1.2626	1.2585
15	1.6311	1.4525	1.2278	1.0265	1.2136	1.1588	1.1780	1.2083	1.3133	1.1989	1.3488	1.3009
16	1.4460	1.3176	1.1530	0.9606	0.9806	1.0469	1.1192	1.1891	1.2739	1.3242	1.3786	1.4323
17	1.3268	1.3226	1.0160	1.0207	1.1880	1.1039	1.1272	1.2026	1.3414	1.2490	1.3160	1.2971
18	1.2982	1.1587	1.0628	1.3007	1.1045	1.0779	1.0646	1.2881	1.2400	1.3537	1.3813	1.4206
19	1.2956	1.0796	1.0216	1.0552	1.1147	1.0636	1.1093	1.2569	1.1989	1.4201	1.4265	1.4303
20	1.2832	1.1081	1.0181	1.1575	1.1202	0.9458	1.0754	1.2892	1.2735	1.3146	1.2757	1.4196
21	1.1701	1.0997	1.1730	1.1317	1.0541	1.0204	1.1968	1.1980	1.2766	1.3618	1.4451	1.3415
22	1.1169	1.0544	1.0595	1.0655	0.9986	1.0163	1.2139	1.2888	1.3144	1.3945	1.3831	1.4330
23	1.0680	1.0770	1.1683	1.1270	1.0059	1.0479	1.1795	1.2694	1.1956	1.2806	1.4445	1.3527
24	1.1429	1.2400	1.1740	1.0560	0.9849	1.1293	1.1275	1.2652	1.2940	1.4271	1.3269	1.3476
25	1.0783	1.1470	1.0665	1.0011	0.9919	1.0951	1.2043	1.2941	1.3292	1.3983	1.4055	1.3916
26	1.0894	1.1508	1.1457	0.9594	1.0134	1.1320	1.2156	1.2483	1.2025	1.4058	1.3462	1.1875
27	1.2476	1.1572	1.1117	0.9953	1.1408	1.0497	1.2107	1.3441	1.3619	1.3443	1.3449	1.3753
28	1.1330	1.0640	1.0320	1.0249	1.0650	1.1398	1.2966	1.3113	1.3631	1.4515	1.3718	1.3226
29	1.1269	1.1906	0.9920	1.0643	1.1704	1.0690	1.1737	1.2295	1.3513	1.3496	1.2126	1.2697
30	1.2103	1.1044	1.0313	1.1162	1.0258	1.0889	1.2372	1.3651	1.2718	1.3228	1.2844	1.3780
31	1.0987	1.1238	1.0262	1.1451	1.1183	1.1648	1.2461	1.2692	1.3474	1.3713	1.2930	1.3141
32	1.1620	1.0242	1.0507	1.1518	1.0631	1.0647	1.1179	1.2513	1.2351	1.1687	1.2694	1.3063
33	1.0973	1.0357	1.1077	1.0243	1.1116	1.1210	1.2573	1.1892	1.1826	1.2854	1.3238	1.3119
34	1.0460	1.0949	1.1099	1.0853	1.0982	1.1108	1.2200	1.2863	1.2430	1.2325	1.2525	1.3045
35	1.0994	1.0432	1.1509	1.0535	1.1002	1.0969	1.2400	1.2632	1.1067	1.1403	1.1981
36	1.1001	1.1604	1.0542	1.1340	1.1447	1.1533	1.2034	1.2536	1.2106	1.3040	1.2869
37	1.1294	1.1477	1.0947	1.1164	1.1026	1.1583	1.1862	1.2527	1.1974	1.2587	1.2546
38	1.0982	1.1442	1.0576	1.0463	1.1146	1.1756	1.1724	1.1325	1.1488	1.2050
39	1.1956	1.1008	1.0490	1.0534	1.2169	1.1482	1.1865	1.2361	1.2675	1.2687
40	1.1466	1.1218	1.1025	1.1137	1.1447	1.1490	1.2584	1.1996	1.2173	1.2410
41	1.1763	1.0774	1.1143	1.1054	1.1384	1.1331	1.1258	1.1920	1.2137
42	1.0752	1.1085	1.0781	1.1811	1.1002	1.0802	1.2004	1.2592	1.2085
43	1.1417	1.1368	1.1259	1.1172	1.1272	1.1661	1.1821	1.1825	1.2478
44	1.1147	1.0756	1.0667	1.1175	1.1386	1.0620	1.1497	1.1852
45	1.1543	1.1176	1.1654	1.0513	1.0827	1.1359	1.2571	1.1893
46	1.1631	1.1576	1.1106	1.1172	1.1566	1.1163	1.1975	1.2283
47	1.1042	1.0932	1.1322	1.1369	1.0482	1.0946	1.1577
48		1.1996	1.1079	1.1208	1.1416	1.1847	1.1570
49		1.1831	1.1194	1.0963	1.0761	1.1452
50			1.0994	1.0590
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Prepayment (ABS) Speeds is described on page A-2 of this Annex A.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Prepayment (ABS) Speed

As of July 31, 2026 (Continued)

Months	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2	2025-3	2025-4	2026-1	2026-2	2026-3
1	2.9830	3.1736	2.9552	2.7651	3.1045	3.8415	3.3768	3.1642	3.0940	3.1690	2.9013
2	1.3583	1.5273	1.4178	1.4080	1.5443	1.6187	1.4211	1.4743	1.4375	1.4892
3	1.5089	1.2996	1.4546	1.5013	1.6970	1.7542	1.5859	1.5686	1.7530	1.7435
4	1.5182	1.4596	1.5278	1.6512	1.6793	1.5740	1.5832	1.3336	1.5774	1.6707
5	1.4869	1.3815	1.4481	1.4882	1.6878	1.4884	1.4817	1.5770	1.5279
6	1.2775	1.4199	1.4226	1.6630	1.6179	1.7182	1.7487	1.5956	1.5952
7	1.3602	1.5222	1.5338	1.7384	1.7669	1.5180	1.5746	1.6403	1.5699
8	1.3256	1.3682	1.4687	1.6295	1.6526	1.6677	1.5503	1.6683
9	1.3737	1.5151	1.6281	1.5703	1.5558	1.5168	1.6923	1.5576
10	1.4976	1.5237	1.6568	1.6515	1.5881	1.5100	1.6139	1.6688
11	1.3596	1.3990	1.6091	1.5537	1.4191	1.6441	1.6115
12	1.4483	1.5819	1.5890	1.5155	1.6523	1.6635	1.6842
13	1.4820	1.5697	1.6284	1.5978	1.5290	1.6216	1.6544
14	1.3710	1.5645	1.5451	1.4100	1.5460	1.6833
15	1.4975	1.5193	1.5130	1.6681	1.6679	1.6593
16	1.5362	1.4956	1.5430	1.4899	1.5897
17	1.5446	1.4839	1.4048	1.5046	1.5850
18	1.4000	1.4632	1.5570	1.6138	1.5962
19	1.4886	1.5059	1.4948	1.5620	1.5735
20	1.3911	1.3297	1.4404	1.5018
21	1.4198	1.4752	1.5353	1.5517
22	1.4728	1.4623	1.4991	1.6024
23	1.2994	1.4183	1.4765
24	1.4928	1.4935	1.4730
25	1.4069	1.4617	1.4499
26	1.2925	1.4205
27	1.4877	1.4848
28	1.4040	1.4250
29	1.3754
30	1.3974
31	1.3994
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Prepayment (ABS) Speeds is described on page A-2 of this Annex A.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Pool Factor

As of July 31, 2026

Months	2021-1	2021-2	2021-3	2021-4	2022-1	2022-2	2022-3	2022-4	2023-1	2023-2	2023-3	2023-4
1	0.9395	0.9392	0.9477	0.9513	0.9349	0.9400	0.9435	0.9430	0.9472	0.9369	0.9390	0.9412
2	0.9105	0.9071	0.9164	0.9204	0.9024	0.9094	0.9127	0.9159	0.9204	0.9073	0.9096	0.9142
3	0.8765	0.8724	0.8871	0.8876	0.8672	0.8811	0.8835	0.8886	0.8907	0.8777	0.8822	0.8870
4	0.8435	0.8406	0.8577	0.8581	0.8383	0.8513	0.8575	0.8629	0.8643	0.8494	0.8550	0.8594
5	0.8119	0.8103	0.8291	0.8291	0.8105	0.8226	0.8315	0.8374	0.8362	0.8203	0.8286	0.8321
6	0.7797	0.7833	0.8000	0.7975	0.7833	0.7975	0.8074	0.8111	0.8092	0.7945	0.8025	0.8035
7	0.7490	0.7545	0.7727	0.7689	0.7561	0.7731	0.7835	0.7847	0.7847	0.7688	0.7768	0.7757
8	0.7207	0.7278	0.7448	0.7430	0.7309	0.7499	0.7603	0.7580	0.7592	0.7447	0.7519	0.7484
9	0.6940	0.6996	0.7161	0.7187	0.7076	0.7282	0.7348	0.7325	0.7344	0.7202	0.7254	0.7231
10	0.6670	0.6743	0.6895	0.6939	0.6855	0.7062	0.7114	0.7092	0.7107	0.6959	0.6996	0.6971
11	0.6426	0.6493	0.6662	0.6698	0.6656	0.6850	0.6874	0.6843	0.6880	0.6728	0.6741	0.6716
12	0.6169	0.6224	0.6431	0.6471	0.6453	0.6617	0.6640	0.6612	0.6650	0.6483	0.6502	0.6464
13	0.5926	0.5983	0.6202	0.6263	0.6259	0.6401	0.6422	0.6390	0.6426	0.6235	0.6257	0.6213
14	0.5690	0.5756	0.5978	0.6064	0.6064	0.6177	0.6190	0.6176	0.6210	0.5987	0.6026	0.5982
15	0.5434	0.5529	0.5768	0.5872	0.5851	0.5963	0.5972	0.5952	0.5971	0.5770	0.5789	0.5749
16	0.5208	0.5322	0.5570	0.5690	0.5666	0.5766	0.5764	0.5735	0.5742	0.5543	0.5552	0.5502
17	0.5002	0.5119	0.5388	0.5504	0.5462	0.5565	0.5558	0.5520	0.5508	0.5329	0.5328	0.5279
18	0.4802	0.4936	0.5205	0.5291	0.5271	0.5370	0.5363	0.5299	0.5293	0.5106	0.5100	0.5044
19	0.4606	0.4764	0.5029	0.5109	0.5081	0.5180	0.5166	0.5086	0.5086	0.4879	0.4871	0.4813
20	0.4416	0.4592	0.4856	0.4919	0.4895	0.5005	0.4977	0.4874	0.4875	0.4671	0.4667	0.4589
21	0.4241	0.4423	0.4670	0.4735	0.4718	0.4826	0.4778	0.4677	0.4668	0.4462	0.4445	0.4381
22	0.4075	0.4262	0.4499	0.4561	0.4550	0.4650	0.4581	0.4474	0.4461	0.4254	0.4237	0.4165
23	0.3916	0.4101	0.4321	0.4384	0.4384	0.4473	0.4392	0.4278	0.4273	0.4065	0.4025	0.3966
24	0.3754	0.3928	0.4145	0.4217	0.4223	0.4291	0.4212	0.4087	0.4078	0.3863	0.3836	0.3773
25	0.3600	0.3768	0.3983	0.4059	0.4063	0.4117	0.4028	0.3896	0.3883	0.3669	0.3640	0.3578
26	0.3449	0.3610	0.3816	0.3906	0.3905	0.3942	0.3847	0.3717	0.3708	0.3480	0.3458	0.3415
27	0.3285	0.3455	0.3657	0.3753	0.3737	0.3779	0.3670	0.3530	0.3518	0.3304	0.3280	0.3231
28	0.3137	0.3311	0.3507	0.3600	0.3580	0.3610	0.3488	0.3352	0.3334	0.3118	0.3104	0.3060
29	0.2992	0.3159	0.3364	0.3447	0.3415	0.3452	0.3324	0.3189	0.3156	0.2952	0.2952	0.2901
30	0.2843	0.3018	0.3221	0.3292	0.3269	0.3296	0.3158	0.3013	0.2993	0.2794	0.2796	0.2731
31	0.2708	0.2879	0.3080	0.3137	0.3117	0.3134	0.2994	0.2855	0.2825	0.2635	0.2643	0.2576
32	0.2571	0.2751	0.2941	0.2986	0.2973	0.2987	0.2849	0.2704	0.2677	0.2503	0.2497	0.2426
33	0.2443	0.2624	0.2799	0.2850	0.2828	0.2838	0.2693	0.2563	0.2537	0.2362	0.2349	0.2280
34	0.2321	0.2496	0.2661	0.2711	0.2688	0.2694	0.2545	0.2416	0.2396	0.2232	0.2214	0.2139
35	0.2199	0.2375	0.2522	0.2578	0.2551	0.2555	0.2400	0.2275	0.2272	0.2113	0.2089
36	0.2080	0.2247	0.2396	0.2442	0.2414	0.2414	0.2262	0.2140	0.2141	0.1982	0.1958
37	0.1962	0.2124	0.2269	0.2310	0.2284	0.2276	0.2131	0.2010	0.2015	0.1860	0.1835
38	0.1849	0.2005	0.2148	0.2188	0.2156	0.2140	0.2005	0.1895	0.1899	0.1747
39	0.1732	0.1892	0.2031	0.2069	0.2022	0.2012	0.1881	0.1774	0.1773	0.1631
40	0.1623	0.1781	0.1914	0.1947	0.1899	0.1887	0.1754	0.1661	0.1658	0.1523
41	0.1515	0.1677	0.1798	0.1830	0.1781	0.1768	0.1644	0.1552	0.1547
42	0.1419	0.1574	0.1689	0.1711	0.1671	0.1657	0.1531	0.1441	0.1441
43	0.1321	0.1471	0.1580	0.1600	0.1561	0.1542	0.1424	0.1342	0.1334
44	0.1229	0.1377	0.1478	0.1494	0.1454	0.1440	0.1324	0.1247
45	0.1137	0.1283	0.1373	0.1396	0.1355	0.1336	0.1218	0.1154
46	0.1048	0.1189	0.1275	0.1296	0.1254	0.1237	0.1122	0.1062
47		0.1103	0.1180	0.1198	0.1165	0.1144	0.1034
48		0.1013	0.1090	0.1106	0.1072	0.1047
49			0.1003	0.1019
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Pool Factors is described on page A-2 of this Annex A.

GM Financial Consumer Automobile Receivables Trust (GMCAR) ABS Information

Pool Factor

As of July 31, 2026 (Continued)

Months	2024-1	2024-2	2024-3	2024-4	2025-1	2025-2	2025-3	2025-4	2026-1	2026-2	2026-3
1	0.9415	0.9346	0.9378	0.9450	0.9368	0.9047	0.9354	0.9472	0.9483	0.9456	0.9402
2	0.9120	0.9026	0.9069	0.9147	0.9047	0.8713	0.9058	0.9187	0.9202	0.9167
3	0.8810	0.8742	0.8759	0.8836	0.8709	0.8364	0.8744	0.8895	0.8887	0.8850
4	0.8503	0.8441	0.8444	0.8507	0.8379	0.8049	0.8436	0.8635	0.8598	0.8548
5	0.8205	0.8155	0.8145	0.8208	0.8054	0.7753	0.8146	0.8349	0.8319
6	0.7941	0.7869	0.7856	0.7889	0.7746	0.7427	0.7824	0.8065	0.8036
7	0.7670	0.7572	0.7555	0.7563	0.7419	0.7139	0.7532	0.7781	0.7761
8	0.7407	0.7303	0.7269	0.7260	0.7118	0.6833	0.7250	0.7497
9	0.7143	0.7018	0.6963	0.6973	0.6837	0.6556	0.6952	0.7232
10	0.6866	0.6737	0.6659	0.6678	0.6556	0.6287	0.6672	0.6957
11	0.6613	0.6479	0.6369	0.6405	0.6305	0.6002	0.6397
12	0.6353	0.6200	0.6089	0.6142	0.6025	0.5720	0.6118
13	0.6093	0.5928	0.5808	0.5873	0.5769	0.5451	0.5848
14	0.5854	0.5662	0.5547	0.5636	0.5517	0.5179
15	0.5602	0.5410	0.5297	0.5366	0.5250	0.4917
16	0.5349	0.5167	0.5048	0.5129	0.5003
17	0.5101	0.4931	0.4826	0.4896	0.4763
18	0.4879	0.4703	0.4585	0.4651	0.4526
19	0.4650	0.4475	0.4360	0.4420	0.4299
20	0.4440	0.4277	0.4150	0.4204
21	0.4231	0.4063	0.3929	0.3987
22	0.4019	0.3857	0.3721	0.3766
23	0.3836	0.3662	0.3522
24	0.3631	0.3461	0.3329
25	0.3444	0.3271	0.3145
26	0.3276	0.3093
27	0.3087	0.2910
28	0.2915	0.2742
29	0.2752
30	0.2591
31	0.2435
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65

The calculation of Pool Factors is described on page A-2 of this Annex A.

Cumulative Net Loss

The graphs below depict Cumulative Net Losses for each month after closing for each of the sponsor’s securitizations related to its GMCAR platform for the past five years.

The calculation of Cumulative Net Loss is described on page A-1 of this Annex A.

2021 GMCAR Securitized Pools

2022 GMCAR Securitized Pools

2023 GMCAR Securitized Pools

2024 GMCAR Securitized Pools

2025 GMCAR Securitized Pools

2026 GMCAR Securitized Pools

61+ Delinquencies

The graphs below depict 61+ Delinquencies for each month after closing for each of the sponsor’s securitizations related to its GMCAR platform for the past five years.

The calculation of Delinquency is described on page A-2 of this Annex A.

2021 GMCAR Securitized Pools

2022 GMCAR Securitized Pools

2023 GMCAR Securitized Pools

2024 GMCAR Securitized Pools

2025 GMCAR Securitized Pools

2026 GMCAR Securitized Pools

Prepayment (ABS) Speeds

The graphs below depict Prepayment (ABS) Speeds for each month after closing for each of the sponsor’s securitizations related to its GMCAR platform for the past five years.

The calculation of Prepayment (ABS) Speeds is described on page A-2 of this Annex A.

2021 GMCAR Securitized Pools

2022 GMCAR Securitized Pools

2023 GMCAR Securitized Pools

2024 GMCAR Securitized Pools

2025 GMCAR Securitized Pools

2026 GMCAR Securitized Pools

Annex B

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX B IS AN INTEGRAL PART OF

THE PROSPECTUS TO WHICH IT IS ATTACHED.

Except in limited circumstances, the publicly offered notes will be available only in book-entry form. Investors in the publicly offered notes may hold the publicly offered notes through DTC or Clearstream. The publicly offered notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream and DTC participants holding publicly offered notes will be effected on a delivery-against-payment basis through the depositary of Clearstream and as DTC participants.

Non-U.S. holders of global notes will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the notes clearing organizations or their participants.

Initial Settlement

All publicly offered notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the publicly offered notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream will hold positions on behalf of its participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their publicly offered notes through DTC will follow DTC settlement practices. Investor notes custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their publicly offered notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Publicly offered notes will be credited to the notes custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed notes issues in same-day funds.

Trading between Clearstream Participants

Secondary market trading between Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream Participants

When publicly offered notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant, the purchaser will send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. Clearstream will instruct the depository to receive the publicly offered notes against payment. Payment will include interest accrued on the publicly offered notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the depository to the DTC participant’s account against delivery of the publicly offered notes. After settlement has been completed, the publicly offered notes will be credited to the clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s account. The notes credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream cash debt will be valued instead as of the actual settlement date.

Clearstream participants will need to make available to the clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream. Under this approach, they may take on credit exposure to Clearstream until the publicly offered notes are credited to their account one day later.

As an alternative, if Clearstream has extended a line of credit to them, Clearstream participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants purchasing publicly offered notes would incur overdraft charges for one day, assuming they cleared the overdraft when the publicly offered notes were credited to their accounts. However, interest on the publicly offered notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global notes to the European depository for the benefit of Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants may employ their customary procedures for transactions in which publicly offered notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. In these cases Clearstream will instruct the depository, as appropriate, to credit the publicly offered notes to the DTC participant’s account against payment. Payment will include interest accrued on the publicly offered notes from and including the last interest payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days elapsed in the accrual period (with respect to the Class A-1 Notes and Class A-2-B Notes) and on the basis of a 360-day year consisting of twelve 30-day months (with respect to all other notes). For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant the following day, and receipt of the cash proceeds in the Clearstream participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant has a line of credit with its clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream that purchase global notes from DTC participants for delivery to Clearstream participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

●	borrowing through Clearstream for one day, until the purchase side of the trade is reflected in their Clearstream accounts in accordance with the clearing system’s customary procedures;

●

borrowing the publicly offered notes in the United States from a DTC participant no later than one day prior to settlement, which would give the publicly offered notes sufficient time to be reflected in their Clearstream account in order to settle the sale side of the trade; or

●

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of publicly offered notes holding such notes through Clearstream or DTC if the holder has an address outside of the United States will be subject to the 30% U.S. federal withholding tax that generally applies to payments of interest, including OID, on registered debt issued by U.S. Persons, unless:

(1)

each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner certifies as to an exemption or reduced tax rate, which may be done using one of the forms described below.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the publicly offered notes, including U.S. federal withholding tax under FATCA, as well as the application of the withholding tax regulations. You are encouraged to consult your own tax advisors for specific advice regarding the holding and disposing of the publicly offered notes. For further discussion of U.S. federal withholding tax under FATCA, see “Material U.S. Federal Income Tax Consequences—Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities” in this prospectus.

Exemption for Non-U.S. Persons – IRS Form W-8BEN or IRS Form W-8BEN-E

Beneficial owners of publicly offered notes that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the U.S. federal income withholding tax by providing a duly executed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals), or IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities), as applicable. Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change. In certain cases, an IRS Form W-8BEN or IRS Form W-8BEN-E may remain effective indefinitely.

Exemption for Non-U.S. Persons with effectively connected income – IRS Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. federal withholding on income effectively connected with the conduct of a trade or business in the United States by providing a duly executed IRS Form W-8ECI, Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States. The IRS Form W-8ECI is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8ECI changes, a new IRS Form W-8ECI must be provided within 30 days of the change.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries – IRS Form W-8BEN or IRS Form W-8BEN-E

A Non-U.S. Person may claim treaty benefits by providing a duly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Generally, an IRS Form W-8BEN or IRS Form W-8BEN-E is valid for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year. If the information shown on IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new IRS Form W-8BEN or IRS Form W-8BEN-E must be provided within 30 days of the change. In certain cases, an IRS Form W-8BEN or IRS Form W-8BEN-E may remain effective indefinitely.

Exemption for U.S. Persons – IRS Form W-9

U.S. Persons may obtain a complete exemption from withholding tax by filing a duly executed IRS Form W-9, Request for Taxpayer Identification Number and Certification, supplying such U.S. Person’s federal taxpayer identification number and certain other information.

For purposes of this discussion, a “U.S. Person” is:

(1)	a citizen or resident of the United States;

(2)	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)

a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) has the authority to control all substantial decisions of the trust.

A “Non-U.S. Person” is any person other than a U.S. Person or other than a partnership (including any entity treated as a partnership for U.S. federal income tax purposes).

Dealer Prospectus Delivery Obligation

Until 90 days after the date of this prospectus dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and for their unsold allotments or subscriptions.